UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

GENEREX BIOTECHNOLOGY CORPORATION

(Name of Registrant as Specified In Its Charter)

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GENEREX BIOTECHNOLOGY CORPORATION

10102 USA Today Way

Miramar, Florida, USA 33025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 21 2017

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Generex Biotechnology Corporation ("Generex") that will be held on November 21, 2017, at 10:00 a.m. (local time), at 10102 USA Today Way. Miramar, Florida 33025, for the following purposes, as set forth in the accompanying Proxy Statement:

1.	To elect eight directors;

2.	To approve an amendment to our Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 2,450,000 shares to 750,000,000 shares;

3.	To approve an amendment to our Restated Certificate of Incorporation to change our name to NuGenerex Biotechnology Holdings, Inc.;

4.	To approve the adoption of our 2017 Equity Incentive Plan;

5.	To approve the adjournment of the annual meeting, if necessary, to solicit additional proxies to vote in favor of the proposals set forth in Item 2;

6.	To ratify the appointment of MNP LLP as independent public accountants for the year ending July 31, 2017; and

7.	To conduct any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The Board of Directors has established the close of business September 28, 2017, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Generex is complying with the Securities and Exchange Commission rule that permits us to furnish proxy materials to stockholders on the Internet. This Notice and the Proxy Statement are being made available to stockholders on or about October 12, 2017.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON November 21, 2017: The proxy statement for the annual meeting of stockholders will be made available to stockholders on the Internet at www.generex.com/proxy.and www.proxyvote.com.

Your vote is very important. Whether or not you plan to attend the annual meeting of stockholders, we urge you to vote and to submit your proxy over the Internet, by telephone or by mail. If you are a registered stockholder and attend the meeting, you may revoke the proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

By order of the Board of Directors,

/s/ Mark A. Fletcher
Mark A. Fletcher
Secretary

October 12, 2017

GENEREX BIOTECHNOLOGY CORPORATION

10102 USA TODAY WAY

MIRAMAR, FLORIDA, USA 33025

PROXY STATEMENT

TABLE OF CONTENTS

Page
About the Annual Meeting and Voting at the Meeting	1
Election of Directors (Item 1 on the Proxy Card)	6
Executive Officers	10
Independence and Compensation of Directors	12
Director Independence	12
Non-Employee Directors’ Compensation	13
Corporate Governance	13
Code of Ethics	14
Board Structure; Risk Oversight; Risk Assessment of Compensation Policies and Practices	14
Board Meetings; Annual Meeting Attendance	14
Audit Committee	14
Compensation Committee	15
Corporate Governance and Nominating Committee	15
Director Nominations by Stockholders	15
Communications with Directors	15
Executive Compensation	15
Compensation Discussion and Analysis	15
Other Benefit Plans	20
Compensation Committee Report	20
Executive Compensation Tables	20
Compensation Elements; Employment Agreements and Agreements Providing Payments Upon Retirement, Termination or Change in Control for Named Executives	22
Approval of an Amendment to Generex’s Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common (Item 2 on the Proxy Card)	23
Approval of an Amendment to Generex’s Restated Certificate of Incorporation to change the corporate name (Item 3 on the Proxy Card)	27
Approval of the 2017 Equity Incentive Plan (Item 4 on the Proxy Card)	28
Approval of the Adjournment of the Annual Meeting, If Necessary to Solicit Additional Proxies for Proposals Set Forth in Item 1 (Item 5 on the Proxy Card)	35
Ratification of the Appointment of MNP LLP as Generex’s Independent Public Accountants for Fiscal Year 2017 (Item 6 on the Proxy Card)	36
Audit Matters	36
Fees Paid to Generex’s Independent Public Accountants	36
Policy for Pre-Approval of Audit and Non-Audit Services	37
Report of the Audit Committee	37
Security Ownership of Certain Beneficial Owners and Management	38
Certain Transactions	39
Change in Control	39
Section 16(a) Beneficial Ownership Reporting Compliance	41
Other Information	42
Stockholder Proposals for the Next Annual Meeting	42
Appendix A – Audit Committee Charter	A-1
Appendix B – Form of Certificate of Amendment to Restated Certificate of Incorporation	B-1
Appendix C-1– Hema Diagnostic Systems Financial Statements	C-1-1
Appendix C-2 – Hema Diagnostic Systems Information	C-2-1
Appendix D – 2017 Equity Incentive Plan	D-1

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ABOUT THE ANNUAL MEETING AND VOTING AT THE MEETING

Why am I being furnished this Proxy Statement?

This Proxy Statement is provided to the stockholders of Generex in connection with the solicitation by our Board of Directors of proxies for use at our annual meeting of stockholders to be held November 21, 2017 at 10:00 a.m. (local time), at 10102 USA Today Way. Miramar, Florida 33025and any adjournments or postponements thereof.

What are the items of business for the meeting?

The items of business for the meeting are as follows:

•	To elect eight directors
•	To approve an amendment to our Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 2,450,000 shares to 750,000,000 shares;
•	To approve an amendment to our Restated Certificate of Incorporation to change our name to NuGenerex Biotechnology Holdings, Inc.;
•	To approve the adoption of our 2017 Equity Incentive Plan;
•	To approve the adjournment of the annual meeting, if necessary, to solicit additional proxies to vote in favor of the proposals set forth in Item 2 on the proxy card;
•	To ratify the appointment of MNP LLP as independent public accountants for the year ending July 31, 2017; and
•	To conduct any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Who is soliciting my proxy?

The Board of Directors is soliciting your proxy in order to provide you with an opportunity to vote on all matters scheduled to come before the meeting whether or not you attend the meeting in person.

What if I received in the mail a Notice of Internet Availability of Proxy Materials?

In accordance with rules adopted by the Securities and Exchange Commission (SEC), we are providing access to our proxy materials over the Internet. Accordingly, on or about October 6, 2017, we are mailing to our record and beneficial stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials over the Internet. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of our proxy materials by mail unless you request one. You may request a printed copy of our proxy materials for the Annual Meeting. If you wish to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice of Internet Availability of Proxy Materials.

Who is entitled to vote?

You may vote if you owned shares of Generex’s common stock as of the close of business on September 28, 2017, which is the record date. You are entitled to one vote for each share of common stock that you own. As of September 28, 2017, we had 1,065,093 shares of common stock outstanding.

The holders of our Series I Preferred Stock are entitled to vote in the election of directors (Item 1) and on the proposal to authorize additional shares of common stock (Item 2). On those proposals, holders of the Series I Preferred Stock, as a class, are entitled to cast a number of votes equal to fifty percent (50%) of the total number of votes entitled to be cast at the Annual Meeting by all other outstanding shares of the Company’s capital stock. The holders of the Series I Preferred Stock are Joseph Moscato, our CEO, and Lawrence Salvo, a member of our Board. They have agreed vote in favor of the election of Company management’s slate of directors and the Company’s proposal to increase the authorized number of shares of common stock.

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How do I vote before the meeting?

If you hold your shares in your own name as the stockholder of record, you have three options for voting and submitting your proxy before the meeting:

•	By Internet — We encourage you to vote and submit your proxy over the Internet at www.proxyvote.com.
•	By Telephone — You may vote and submit your proxy by calling 1-800-690-6903.
•	By Mail — If you received your proxy materials by mail, you may vote by completing, signing and returning the enclosed proxy card.

If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares. Certain of these institutions offer telephone and Internet voting. Please refer to the information forwarded by your bank, broker or other nominee to see which options are available to you.

We provide Internet and telephone proxy voting to allow you to vote your shares on-line or by telephone, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet or telephone access, such as usage charges from Internet access providers and telephone companies.

What shares can I vote?

You may vote all shares owned by you as of the close of business on September 28, 2017, the record date. These shares include:

•	Shares held directly in your name as the stockholder of record; and
•	Shares of which you are the beneficial owner but not the stockholder of record (typically referred to as being held in “street name”). These are shares that are held for you through a broker, trustee or other nominee such as a bank.

May I vote at the meeting?

You may vote your shares at the meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy over the Internet, by telephone or by mail.

How do I revoke my proxy?

You may revoke your proxy at any time before the polls close at the meeting.

If you are the record holder of your shares, you may change you vote by:

•	Signing another proxy card with a later date and returning it to us prior to the meeting.
•	Voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on November 20. 2017.
•	Attending the meeting and notifying the election official that you wish to revoke your proxy and vote in person.
•	Sending a written notice to us that you are revoking your proxy. Notices may be sent to 4145 North Service Road, Suite 200, Burlington, Ontario Canada L7L 6A3. Our telephone number is (416) 364-2551.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank for revoking your proxy.

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Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, vote by telephone, return your proxy, or vote by ballot at the annual meeting.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ un-voted shares on some routine matters. It is possible that brokers will not have discretionary voting authority with respect to Item 1 to approve the authorization of additional shares; in which case, if you do not instruct your broker how to vote with respect to Item 1, your broker may not vote with respect to those matters. We encourage you to provide voting instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the Special Meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this Proxy Statement.

What if I return my proxy card but do not provide voting instructions?

If you are a stockholder of record and you do not specify your vote on each proposal individually when submitting a proxy via the Internet or by telephone, or if you sign and return a proxy card without giving specific voting instructions, your shares will be voted as follows:

•	FOR the election of the nominees for director named on page 6 of this Proxy Statement;
•	FOR the approval of the amendment to our Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 2,450,000 shares to 750,000,000 shares;
•	FOR the approval of amendment to our Restated Certificate of Incorporation to change our name to NuGenerex Biotechnology Holdings, Inc.;
•	FOR the adoption of our 2017 Equity Incentive Plan;
•	FOR the approval of the adjournment of the Generex annual meeting, if necessary, to solicit additional proxies for the proposals set forth in Item 2 (increase in the number of authorized shares of common stock) on the proxy card;
•	FOR the ratification of the appointment of MNP LLP as independent public accountants for the year ending July 31, 2017; and
•	In accordance with the best judgment of the individuals named as proxies on the proxy card on any other matters properly brought before the meeting.

 If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or one proxy card?

Your shares are probably registered in more than one account. You should vote all of your shares. We encourage you to consolidate all of your accounts by registering them in the same name, social security number and address. For assistance consolidating accounts where you are the stockholder of record, you may contact our transfer agent, Broadridge Financial Solutions, at 1-800-733-1121.

May stockholders ask questions at the meeting?

Yes. Generex representatives will answer stockholders’ questions of general interest at the end of the meeting.

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How many votes must be present to hold the meeting?

Generally, In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of September 28, 2017 must be present in person or by proxy at the meeting. This is referred to as a quorum. If a quorum is not present, we expect that the annual meeting will be adjourned until we obtain a quorum. Under our By-laws, the holders of a majority of the voting rights for a particular proposal must be present at the meeting for a quorum to exist as to that proposal. Since our Series I Preferred Stock is entitle to vote in the election of directors (Item 1 on the Proxy Card) and on the proposal to increase the authorized capital stock (Item 2 on the Proxy Card), a quorum for those matters will consist of a majority of the votes represented outstanding common stock and Series I Preferred Stock.

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. Shares voted by banks or brokers on behalf of beneficial owners are also counted as present at the meeting. In addition, abstentions and broker non-votes will be counted for purposes of establishing a quorum with respect to any matter properly brought before the meeting. Broker non-votes occur on a matter when a bank or broker is not permitted under applicable rules and regulations to vote on a matter without instruction from the beneficial owner of the underlying shares and no instruction has been given.

How many votes are needed for each proposal and how are the votes counted?

The eight nominees for director receiving the highest number of votes FOR election will be elected as directors (Item 1 on the Proxy Card). This is called a plurality. Abstentions and broker non-votes are not counted for purposes of electing directors. The holders of the Company’s Series I Convertible Preferred Stock is entitled to vote on the election of members of the Board of Directors, and the holders of the Series I Preferred Stock, as a class, are entitled to cast a number of votes on such proposal equal to fifty percent (50%) of the total number of votes entitled to be cast at the Annual Meeting by all other outstanding shares of the Company’s capital stock. The holders of the Series I Preferred Stock have agreed to vote in favor of the election of Company management’s slate of directors.

The favorable vote of a majority of the votes represented by our outstanding common stock and Series I Preferred Stock outstanding will be required for the approval of the authorization of additional shares (Item 2 on the Proxy Card). The favorable vote of a majority of our shares of common stock outstanding will be required for the approval of the change in our corporate name (Item 3 on the Proxy card). We believe that Item 1 may be considered a non-routine matter, therefore brokers will not be permitted to vote if the beneficial owners do not provide voting instructions on those matters. The holders of the Company’s Series I Preferred Stock are entitled to vote on the proposal to authorize additional shares of common stock, and the holders of the Series I Preferred Stock, as a class, are entitled to cast a number of votes on such proposal equal to fifty percent (50%) of the total number of votes entitled to be cast at the Annual Meeting by all other outstanding shares of the Company’s capital stock. The holder of the Series I Preferred Stock have agreed vote in favor the Company’s proposal to increase the authorized number of shares of common stock.

The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the particular proposal will be required for:

•	The approval of the adoption of our 2017 Equity Incentive Plan (Item 4 on the Proxy Card);
•	the adjournment of the annual meeting, if necessary, to solicit additional proxies to vote in favor of the proposal set forth in Item 1 (Item 5 on the Proxy Card);
•	the ratification of the appointment of MNP LLP as independent public accountants for the year ending July 31, 2017 (Item 6 on the Proxy Card); and
•	any other proposal that might properly come before the meeting.

Abstentions and Broker non-votes will not be counted toward the tabulation of votes cast on Item 2. The effect of an abstention or broker non-vote is the same as that of a vote against Item 1, the proposal to increase our authorized common stock and Item 2, the proposal to change our corporate name.

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How will proxies be voted on other items or matters that properly come before the meeting?

If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Is Generex aware of any other item of business that will be presented at the meeting?

The Board of Directors does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly brought before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Who can answer any questions I may have about the annual meeting of stockholders and voting my shares?

Shareholders may contact Alliance Advisors, Generex's proxy solicitation agent for the annual meeting of stockholders, toll-free at (877) 777-5092.

Where do I find the voting results of the annual meeting?

We will report the voting results in a current report on Form 8-K within four business days after the end of the annual meeting.

Who bears the costs of soliciting these proxies?

We have hired Alliance Advisors to assist us in soliciting proxies in connection with the annual meeting. We will pay Alliance’s fees, which we expect to be approximately $9,000, plus all expenses for such services. In addition, our directors, officers, and employees may solicit proxies by telephone, e-mail, and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders. All costs and expenses of any solicitation, including the cost of preparing this proxy statement and posting it on the Internet and mailing the Notice of Internet Availability of Proxy Materials, will be borne by Generex.

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ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

How many directors will be elected at the meeting?

Eight directors are to be elected at the Annual Meeting of stockholders. Our bylaws state that the Board shall consist of between three to nine members. Proxies cannot be voted for a greater number of persons than the number of nominees set forth in this proxy statement.

What is the term of office for each director elected at the meeting?

All directors will be elected to hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified.

Who are the nominees for election as directors?

The persons named below have been approved by our full Board of Directors as nominees for election as directors. All of the nominees currently serve as our directors.

Mr. Moscato, Mr. Ro, Dr. Lyman. Mr. Salvo and Dr. Eagle became directors in January of 2017. Mr. McGee first joined the Board in 2004 and Dr. Anderson joined in 2011. Mr. Centofanti is not currently a director and is being nominated for the first time. All of our directors hold office until the next annual meeting of stockholders and their successors are duly elected and qualify. Executive officers serve at the request of the board of directors.

Name	Age	Office(s) held
Joseph Moscato	54	Chief Executive Officer, President, Chairman of the Board
Andrew Ro	47	Chief Investment Officer, Senior VP of Investments, Director
Dr. Gary H. Lyman, MD, MPH	71	Director
Dr. Craig Eagle, MD	55	Director
Dr. James M. Anderson, Jr., MD	69	Director
Brian T. McGee	56	Director
Kevin Centofanti		Director
Lawrence Salvo	65	Director

Set forth below is a brief description of the background and business experience of each of our current directors being nominated for a new term and the individuals being nominated for the first time.

Current Director Nominees:

Joseph Moscato. Mr. Moscato serves as the Company’s Chief Executive Officer, President, and Chairman of the Board.

Mr. Moscato has over 30 years of experience in healthcare, sales and marketing, distribution management, and finance.  Mr. Moscato brings his marketing and advertising acumen to drug discovery and diagnostic & treatment development and commercialization.  Since 2009, Mr. Moscato has been working as an exclusive consultant to the Company.  Mr. Moscato has originated and negotiated several licensing deals with the top biopharmaceutical companies; has advised on equity financings totaling over $300 million, and has implemented the broad strategic vision for the Company.  Mr. Moscato has worked and consulted for Pfizer in several capacities from sales and marketing to new drug discovery & development for licensing.  He has worked with other biopharmaceutical companies such as GlaxoSmithKline, Johnson & Johnson, Parke-Davis, Amgen and others.  Mr. Moscato has consulted for several healthcare focused private equity, hedge funds and family offices.

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Mr. Moscato also owned several advertising and marketing agencies focused on media, entertainment, and healthcare with clients ranging from Motorola, Chadmoore Wireless, Nextel, Cannon, Sharp, GlaxoSmithKline, Pfizer, and other biopharmaceutical companies.  Mr. Moscato’s agency was acquired by William Douglas McAdams, one of the largest independent healthcare advertising and marketing agencies.

Andrew Ro. Mr. Ro serves as the Company’s Chief Investment Officer and a Director.

Mr. Ro has over 20 years’ experience in the financial markets ranging from trading global futures and equity markets, senior secured debt, convertible securities, private investments in public equities (PIPEs) and investing. Mr. Ro was a Consultant and Registered Representative with boutique investment and merchant banks where he consulted and advised US and international companies on capital markets, operational, and regulatory issues as well as being involved in capital raising, mergers & acquisitions, and strategic implementation. Mr. Ro was a Partner with an active Investment Fund where he was involved in originating, structuring, negotiating and closing financing transactions providing growth capital, acquisition financing, recapitalization, restructuring and general working capital to late-stage venture, distressed and middle market companies across all industries and sectors. Mr. Ro originated and structured over $2 billion in total commitments and managed a portfolio of over $650 million in investments. Mr. Ro graduated from George Mason University with a Bachelor in Science in Economics. He also held Series 3, Series 7, and Series 63 licenses.

Dr. Gary H. Lyman, MD, MPH, FASCO, FRCP (Edin). Dr. Lyman serves as an independent Director.

Dr, Lyman is Co-Director of the Hutchinson Institute for Cancer Outcomes Research and Member of the Public Health Sciences and Clinical Research Divisions at the Fred Hutchinson Cancer Research Center. He is also Professor of Medicine as well as Adjunct Professor in the Schools of Public Health and Pharmacy at the University of Washington.

Dr Lyman received his undergraduate and medical degree from the State University of New York in Buffalo and completed his Internal Medicine Residency at the University of North Carolina in Chapel Hill and Hematology/Oncology Fellowship at the Roswell Park Memorial Institute. Dr Lyman subsequently pursued a Postdoctoral Fellowship in Biostatistics at the Harvard School of Public Health and the Dana Farber Cancer Center. After joining the faculty of the University Of South Florida College Of Medicine, Dr Lyman served as Assistant, Associate and then full Professor of Medicine and Director of Medical Oncology. Shortly after his arrival, Dr Lyman began working with Lee Moffitt and leadership of the University to develop plans for the eventual H Lee Moffitt Cancer Center and Research Institute where he served as the founding Chief of Medicine and Director of the Division of Medical Oncology as well as Associate Chairman of the Department of Medicine at USF. During this period, he also served as Professor of Medicine and Professor of Epidemiology and Biostatistics at the University of South Florida. Upon leaving the Moffitt in 2000,

Dr Lyman has held positions as Thomas Ordway Endowed Professor of Medicine and Cancer Center Director at the Albany Medical College and subsequently Professor of Medicine, Associate Cancer Center Director and Director of Health Services and Outcomes Research at the University of Rochester and Strong Memorial Hospital. Prior to relocating to his present position, Dr Lyman served as Professor of Medicine and Director of Comparative Effectiveness and Outcomes Research-Oncology at Duke University and the Duke Cancer Institute and a Senior Fellow at the Duke Center for Clinical Health Policy Research.

Dr Lyman is active with the American Society of Clinical Oncology serving recently on the ASCO Board of Directors chairing the Guideline Methodology Committee and several individual guidelines including those related to Prevention and Treatment of Venous Thromboembolism in Cancer, Sentinel Node Biopsy in Early-Stage Breast Cancer and Melanoma, Use of Antiemetics in Patients Receiving Cancer Chemotherapy and Appropriate Chemotherapy Dosing in Obese Patients with Cancer. Dr Lyman is also a member of the Value of Cancer Care Task Force and Cancer Research Committee along with several additional roles within the Society. In 2010 Dr Lyman received the ASCO Statesman Award. He is also active in the American Association for Cancer Research and the Institute of Medicine as well as the American Society of Hematology where he serves on the Quality and Guideline Oversight Committees and Chairs the forthcoming guideline on cancer and thrombosis. Finally, Dr Lyman is active with SWOG serving as Executive Office for the SWOG NCORP and Symptom Management and Quality of Life Committee.

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Dr Lyman is Editor-In-Chief of Cancer Investigation and on the Editorial Board of the Journal of Clinical Oncology, the Journal of Global Oncology and several other specialty journals. In addition to serving as a Fellow of ASCO, Dr Lyman is a Fellow of the Royal College of Physicians (Edinburgh), the American College of Physicians, and the American College of Preventive Medicine. His research interests include precision medicine based on personalized cancer treatment and supportive care, comparative effectiveness and outcomes research related to biomarkers and targeted therapies, mathematical and statistical prognostic and predictive models, advanced methods of evidence synthesis in support of clinical practice guidelines and population studies of patterns of cancer treatment and the impact of health disparities on the quality of cancer care. Dr Lyman has authored or edited more than 15 books and nearly 600 articles in the scientific literature.

Dr. Craig Eagle, MD. Dr. Eagle serves as an independent Director.

Dr. Eagle serves as Vice President of Strategic Alliances and Partnerships for the Oncology business unit at Pfizer Inc. In 2003, Dr. Eagle led the worldwide development of Celecoxib in oncology to oversee the global research program. He was responsible for the global research plans and teams for Irinotecan and Dalteparin. Since 2007, he served as Head of the Oncology Therapeutic Area Global Medical Group for Pfizer, including the US oncology business. Dr. Eagle led, or been directly involved with, teams that resulted in eight new products or indications. He has led integration of the Pfizer/Wyeth oncology businesses and portfolio.

Dr. Eagle has a wealth of oncology experience. He joined Pfizer Australia in 2001 as part of the medical group. In Australia, his role involved leading and participating in scientific research, regulatory and pricing & re-imbursement negotiations for compounds in therapeutic areas including oncology, anti-infectives, respiratory, arthritis and pain management.

Dr. Eagle has been a Member of Scientific Advisory Board at Generex Biotechnology Corp. since August 2010. He has been a Member of Strategic Advisory Board at Provectus Pharmaceuticals, Inc. since August 2011. He has been a Director of Regenicin, Inc. since September 7, 2010. He has been a Director at Assured Pharmacy Inc. since June 2009.

Dr. Eagle attended Medical School at the University of New South Wales, Sydney, Australia and received his general internist training at Royal North Shore Hospital in Sydney. He completed his hemato-oncology and laboratory hematology training at Royal Prince Alfred Hospital in Sydney. He was granted Fellowship in the Royal Australasian College of Physicians (FRACP) and the Royal College of Pathologists Australasia (FRCPA). After his training, Dr. Eagle performed basic research at the Royal Prince of Wales hospital to develop a new monoclonal antibody to inhibit platelets.

Dr. James H. Anderson, Jr., MD. Dr. Anderson serves as an independent Director.

Dr. Anderson has served as Director of the Company since June 2011. Dr. Anderson has previously served as Chairman of the Corporate Governance and Nominating Committee and a member of the Generex Compensation and Audit Committees, and has served on the Generex Scientific Advisory Board since October, 2010. Dr. Anderson is a diabetologist and endocrinologist who has been in the pharmaceutical industry for over 25 years. He is currently CEO and President of Symcopeia, a private drug discovery and development company focused on new mechanisms of action for the treatment of diabetes mellitus, and diabetes related obesity and cardiovascular diseases. Dr. Anderson also serves as medical director of PTS Diagnostics, a cardiometabolic medical device company. From 2005 to 2009, Dr. Anderson served as Senior Medical Director for Diabetes and Cardiometabolic Medicine with Eli Lilly and Company and had medical responsibility for diabetes and cardiometabolic drug development, and drove the clinical development, registration and launch of two families of diabetes care products, Humulin® and Humalog. At Eli Lilly, Dr. Anderson contributed to the inventions of the first recombinant DNA produced human insulin analog products, led multiple clinical drug development projects, was responsible for 6 US NDAs and had clinical responsibility for all insulin products worldwide. Dr. Anderson is an elected Fellow of the Faculty of Pharmaceutical Medicine of the Royal Colleges of Physicians of the UK, was a founding board member of the American Association of Pharmaceutical Physicians and is a Fellow of the American College of Endocrinology. Dr. Anderson has been active in the American Diabetes Association and is a member of the International Diabetes Federation, the European Association for the Study of Diabetes, and the Endocrine Society. Dr. Anderson is a founding editorial board member of two journals for diabetes, and serves on the editorial boards or as a reviewer for 5 other diabetes/endocrine journals. Dr. Anderson is a Clinical Associate Professor of Medicine for the Division of Endocrinology and Metabolism at the Indiana University School of Medicine and was awarded an M.D. from the LSU School of Medicine. Dr. Anderson attained the rank of Lieutenant Colonel in the US Army Medical Corps and during his military career, he served as the Chairman, Department of Clinical Investigation at the Army’s largest healthcare center, and Chief of the Medical Division of the US Army Medical Research Institute for Infectious Diseases. The Board believes that Dr. Anderson’s extensive experience in the pharmaceutical industry, his experience in the diabetes and endocrinology fields, combined with his business experience and judgment, provide our Board with valuable scientific and operational expertise.

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Brian T. McGee. Mr. McGee serves as an independent Director.

Mr. McGee has served as director of Generex since 2004. Mr. McGee has served as Chairman of the Generex Audit Committee and a member of the Generex Compensation and Corporate Governance and Nominating Committees. Mr. McGee has been a partner of Zeifmans LLP ("Zeifmans") since 1995. Mr. McGee began working at Zeifmans shortly after receiving a B.A. degree in Commerce from the University of Toronto in 1985. Zeifmans is a Chartered Accounting firm based in Toronto, Ontario. A significant element of Zeifmans’ business is public corporation accounting and auditing. Mr. McGee is a Chartered Accountant. Throughout his career, Mr. McGee has focused on, among other areas, public corporation accounting and auditing. In 1992, Mr. McGee completed courses focused on International Taxation and Corporation Reorganizations at the Canadian Institute of Chartered Accountants and in 2003, Mr. McGee completed corporate governance courses on compensation and audit committees at Harvard Business School. In April 2004 Mr. McGee received his CPA designation from The American Institute of Certified Public Accountants. Mr. McGee has received a certificate in International Financial Reporting Standards issued by The Institute of Chartered Accountants in England and Wales in 2010. The Board believes that Mr. McGee’s knowledge and understanding of accounting and finance, his education and training in accounting and corporate governance, and his extensive experience in the accounting industry.

Lawrence Salvo. Mr. Salvo served as Generex Executive VP of Diagnostics and President of Hema Diagnostic Systems until March 2017, and therefore is not independent.

Mr. Salvo has over 20 years of experience in the design and development of rapid medical diagnostic tests for infectious diseases and over 30 years has successfully been directly involved in the management of international distribution and sales including high technology areas in electro-optics and other technical design applications. During that time, Mr. Salvo has developed and maintained substantial and long-term relationships within the People’s Republic of China as well as throughout South and Central America and into the African Continent. His experience includes direct interaction with such international organizations as the WHO, the Global Fund, USAID, the European Union and with multiple supply-chain management groups and multiple NGO’s. Mr. Salvo has been the primary force behind the concept of the design and development of the patented delivery systems of Hema Diagnostic Systems, which are incorporated into many of the current and future RDT’s for various infectious diseases as well as detection applications. These delivery systems continue to evolve and expand the application of rapid testing and are configured for human and veterinary uses.

Mr. Salvo is the founder of Hema Diagnostic Systems which grew out of the predecessor company, International Diagnostics and Medical Supply and has also been directly responsible for all international negotiations. Since leaving Hema Diagnostic Systems, Mr. Salvo has engaged in consulting activities. Mr. Salvo brings the full weight of his international experience, development and design expertise along with his substantial knowledge of the international RDT markets acquired from throughout the world. He is a graduate from St. Vincent de Paul Major Seminary, Boynton Beach, Florida

New Director Nominee:

Kevin Centofanti. If elected, Mr. Centofanti will not be an independent director.

Mr. Centofanti is the President of Brooks, Houghton & Company, Inc. and its affiliates, a middle market merchant bank. Additionally, he is a Registered Principal of Brooks, Houghton Securities, Inc., a member of FINRA and SIPC.  As an experienced executive and deal maker in the United States and internationally, he focuses on creating shareholder value and growth for corporate clients.  He has extensive experience working with senior management of public and private companies to determine and act upon the best corporate finance options available (capital raising, mergers and acquisitions, and general advisory) to realize growth.  Previously, he was a Senior Managing Director of the firm involved in all aspects of its investment banking business. Areas of particular interest to him include healthcare, food and beverage, business services, manufacturing, and intellectual property. Before joining BHC, he was a Partner at The Nassau Group where he focused on technology and special situations for the firm, advising clients on mergers, acquisitions, divestitures/sales and on a wide range of capital raising initiatives. Previously, Mr. Centofanti was a Managing Director at WR Hambrecht + Co., a merchant and investment bank. At WR Hambrecht, Mr. Centofanti focused on advising a variety of companies on public and private capital raising, mergers, acquisitions, and sales. Prior to WR Hambrecht, Mr. Centofanti was at Daiwa Securities America, an international investment bank. He founded that firm's private equity group, which concentrated primarily on funding emerging growth companies in the technology and healthcare industries.

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Mr. Centofanti received B.S. degrees in Pharmacy and Business from SUNY at Buffalo, and an M.B.A. in Finance and International Business from Columbia University. Also, he holds the CFA designation.  Additionally, he holds Series 7, Series 24, Series 63 and Series 79 licenses.

Are there any family relationships among Generex’s officers and directors?

There are no family relationships among our officers and directors.

What if a nominee is unable or unwilling to serve?

If, for any reason, any of the nominees shall become unavailable for election, the shares represented by proxies may be voted for any substitutes proposed by the Corporate Governance and Nominating Committee and approved by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees might be unavailable to serve.

What if I return my proxy card or submit a proxy by Internet or telephone but do not provide voting instructions with respect to the election of directors?

If you are a stockholder of record and you do not specify your vote on the election of directors when submitting a proxy via the Internet or by telephone, or if you sign and return a proxy card without giving specific voting instructions, the individuals named in the accompanying proxy intend to vote all proxies received by them for the nominees listed above unless otherwise instructed.

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee and you do not instruct your broker how to vote with respect to the nominees listed above, your broker may not vote with respect to the election of directors.

What if I do not wish to vote for a particular nominee?

If you do not wish your shares to be voted for any of the nominees, you may so indicate.

How does the Board of Directors recommend that I vote?

The holders of the Company’s Series I Preferred Stock are entitled to vote on the election of members of the Board of Directors, and the holders of the Series I Preferred Stock, as a class, are entitled to cast a number of votes on such proposal equal to fifty percent (50%) of the total number of votes entitled to be cast at the Annual Meeting by all other outstanding shares of the Company’s capital stock. The holders of the Series I Preferred Stock have agreed vote in favor of the election of Company management’s slate of directors.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers. All of our officers and directors took the offices below on January 18, 2017.

Name	Age	Office(s) held
Joseph Moscato	54	Chief Executive Officer, President, Chairman of the Board
Andrew Ro	47	Chief Investment Officer, Senior VP of Investments, Director
Mark Corrao	59	Chief Financial Officer, Treasurer
Dr. Jason Terrell, MD	36	Chief Scientific Officer, Chief Medical Officer
Mark Fletcher, Esq.	51	Executive Vice President & General Counsel, Secretary
Richard Purcell	57	Senior VP of Research & Drug Development
Dr. Jacob Dagan, PhD	72	Executive Vice President Business Development

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Set forth below is a brief description of the background and business experience of each of our current executive officers who are not directors of the Company. The background of executive officers who are also directors is set forth above.

Dr. Jason B. Terrell, MD. Dr. Terrell serves as the Company’s Chief Scientific Officer and Chief Medical Officer.

Dr. Terrell has extensive expertise in the pharmaceutical and medical diagnostic device industry in the areas of business development, clinical trial organization, regulatory affairs and commercialization strategies. Dr. Terrell has served as medical director and chief medical officer for several public and private companies like VolitionRx, a NYSE traded international medical diagnostic company. Dr. Terrell previously served as a Corporate Medical Director for Any Lab Test Now, the nation’s largest direct to consumer medical testing franchise, where he supervised clinical operations for over 70 locations throughout the United States. Dr. Terrell is a summa cum laude graduate from Hardin-Simmons University with a degree in Biochemistry. He graduated as recipient of the Holland Medal of Honor for the top graduate in the School of Science and Mathematics. Dr. Terrell was honored with the Hardin-Simmons University Outstanding Young Alumni Award and currently serves on the University’s Board of Development. Dr. Terrell attended The University of Texas School of Medicine in Houston and received General Medicine Internship and Pathology Residency training at the Texas Tech University Health Sciences Center.

Dr. Jacob Dagan, Ph.D. Dr. Dagan serves as the Company’s Executive Vice President, Business Development.

Dr. Dagan is a senior executive, with more than 25 years of proven success, in: healthcare management, corporate and product development, in the US. Combining extensive experience, in operations, marketing, sales and hospital management, with strong bio medical scientific skills. In 2005 founded with partners ProMed Capital, LLC, an investment organization investing in Israeli medical device startups. Since 2006 invest in eight companies, and six more are in the pipe line. In each company, hands on involvement as active manager, board member or chairman of the board. Continues to own and operate Medical Service Options (MSO-Israel). Member on the Board of Governors of the Technion-Israel Institute of Technology.

In 2013 founded three startups and applied for patent protection for each, covering the fields of New Laser printer, Orthodental brace for bone stimulation and an oral drug delivery device. In 2015 moved back to the USA and started MSO-USA, involved as CEO of two Israeli startups, Meditemp and AlfaRhythm. In 2016 started a corporation for contract development and manufacturing of medical and health related lasers. Currently acts as CEO of a multi-specialty surgical corporation in the City of New York.

Past Director of BioMedical Engineering at Sheeba Medical Center and Associate Professor of Bio-Medical Engineering at Tel Aviv University. Held senior management positions with Sharplan Lasers, developing the field of applications of Lasers in Medicine. Has been involved in fund raising and strategy consulting to Bio-Medical, Bio-Technology companies and on the Board or in operating responsibilities of several start-ups in Israel and the USA.
Received Doctorate from Columbia University focusing on Nuclear Medicine applications in Cardiology B.Sc in Mechanical and Nuclear Engineering and an MSc in Nuclear Sciences from the Technion, Israel Inst. of Technology.

Richard Purcell. Mr. Purcell serves as the Company’s Senior Vice-President of Research & Drug Development.

Mr. Purcell has over 30 years of experience in consulting and advising emerging biopharmaceutical and technology companies on new business strategy, operations management, clinical development of novel compounds, data solutions for clinical and medical applications, patient engagement & communication, medical education for professionals and consumers, and data analytics for outcomes research. Mr. Purcell oversaw strategic planning, clinical operations, data management, regulatory filings, and R&D and was involved with business development and out-licensing activities for the company’s technology platform.

He started his career as a molecular biologist, where he developed and patented a second generation TPA with increased half-life. He also worked at a major pharmaceutical company where he conducted primary research and published several manuscripts on the topics of AIDS and immunomodulators. Mr. Purcell also headed the Life Sciences Consulting Group for Kline and Company, where he conducted market, technology and business analysis for the commercial development of pharmaceutical and biotechnology products for therapeutic and diagnostic applications.

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Rich graduated with a degree in Biochemical Sciences from Princeton University, and attended Rutgers Graduate School of Management majoring in marketing and finance. He is a member of NJTC, HIMSS, the Patient-Centered Primary Care Collaborative, the Drug Information Association and the Licensing Executives Society. He is also an Adjunct Professor of Biology at Monmouth University where he developed and teaches The Business of Biotechnology.

Mark Corrao. Mr. Corrao serves as the Company’s Chief Financial Officer, Treasurer.

Mr. Corrao has experience in financial management with a proven track record of raising capital and extraordinary bottom line management. He has been involved in the initial registration of numerous public companies and subsequent SEC quarterly and annual reporting and has developed, authored and presented numerous business plans and models inclusive of budgets, forecasts, cash flow, cash management and investment strategies. From 2012 to present he has been a Managing Director and CFO of The Mariner Group LLC, which has merged with the CFO Squad, creating a much larger and diverse multi-talented organization. The CFO Squad is a financial and business advisory firm providing outsourced and part-time CFO services for emerging to midsized companies (both private and public) in a wide range of businesses and industries. He has been the Chief Financial Officer and a director for a pharmaceutical company specializing in the research and development of novel and new therapeutic agents designed to reduce oxidative stress and act as immune modulators and Neuroprotectants. From 2010-12, he served as Chief Financial Officer of New York Business Efficiency Experts, Inc. which provides professional services in the financial areas of accounting, taxation, auditing, venture capital and SEC registrations (reporting). He served as a Director and Chief Financial Officer for a manufacturer of proprietary software for the prevention of identity theft and the protection of computer systems from unauthorized access. Additionally, Mr. Corrao is currently the CFO for a software company.

Mark A. Fletcher, Esq. Mr. Fletcher serves as the Company’s Executive Vice President & General Counsel, Secretary.

Mr. Fletcher served as our President and Chief Executive Officer from September, 2010 through January 17, 2017. Mr. Fletcher served as a member of the Board of Directors from March 2011 through January 17, 2017. Mr. Fletcher was our Executive Vice-President and General Counsel from April, 2003 until September, 2010, and he resumed those roles as of January 17, 2017. Prior to joining Generex, Mr. Fletcher was engaged in the private practice of law as a partner at Goodman and Carr LLP, a leading Toronto law firm. Mr. Fletcher was previously a partner at Brans, Lehun, Baldwin LLP, a law firm in Toronto. Mr. Fletcher received his LL.B. from the University of Western Ontario in 1989 and was admitted to the Ontario Bar in 1991.

INDEPENDENCE AND COMPENSATION OF DIRECTORS

Director Independence

The Board of Directors currently consists of seven members, four of whom are “independent” as defined under applicable rules of the SEC and The Nasdaq Stock Market LLC. The independent members of the Board of Directors are:

•	Dr. James Anderson, Jr., MD
•	Dr. Craig Eagle, MD
•	Brian T. McGee
•	Dr. Gary Lyman, MD, MPH
•	During the fiscal year ended July 31, 2016, and prior to January 17, 2017, the board consisted of three members, Mr. McGee, Dr. Anderson, and Mark Fletcher. Mr. Fletcher, our former CEO and now our Executive Vice-President and General Counsel, was not independent.

For a director to be considered independent, the Board must determine that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

All members of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee must be independent directors under NASDAQ rules. Members of the Audit Committee also must satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation. In addition, under SEC rules, an Audit Committee member who is an affiliate of the issuer (other than through service as a director) cannot be deemed to be independent.

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Due to the Company’s exceptional circumstances throughout fiscal 2016, including the attrition of directors over the last two fiscal years and the Company’s limited operations and diminished financial condition, the Board’s established standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee ceased functioning as such during fiscal year 2016. During that year, and through January 17, 2017, the full Board acted in the capacity of these committees as necessary, except to the extent that Mr. Fletcher abstained from determinations regarding executive compensation for the principal executive officers.

We have not re-constituted our Compensation Committee or Corporate Governance and Nominating Committee since the changes in our management and addition of directors on January 17, 2017. We anticipate reconstituting these committees shortly after the Annual Meeting. Our Audit Committee consists of Mr. McGee and Mr. Ro. Mr. Ro is not independent, and therefore the Company is non-compliant with the Nasdaq audit committee rules at his time. From January 18, 2017 through May 24, 2017, Andrew Greene also served on the audit committee. Mr. Greene was not independent. The Company expects to appoint other independent directors to the Audit Committee and remove Mr. Ro from the Audit Committee shortly after the Annual Meeting, to enable the Audit Committee to comply with audit committee independence rules in time to review the company’s financial statements and Annual Report on Form 10-K for the fiscal year ending July 31, 2017.

Non-Employee Directors' Compensation

Our non-employee directors waived all compensation in our last fiscal year in light of our financial condition; thus, no cash or other compensation was paid to any of our directors in the fiscal year ended July 31, 2017.

Directors who are officers or employees of Generex or its subsidiaries do not receive separate consideration for their service on the Board of Directors. The compensation received by Mr. Fletcher as an employee of Generex is shown in the Summary Compensation Table elsewhere in this proxy statement. The compensation received by our former director Dr. von Hofe as an employee of our subsidiary Antigen Express, Inc. is shown in the Director Compensation Table below under “All Other Compensation”.

Fiscal Year 2017 Director Compensation

No cash fees, stock awards, stock options or other compensation was paid or awarded to any Generex non-employee director in Fiscal 2017. Directors who are also officers of the Company received compensation for their services as officers described below in the Summary Compensation Table on page 21.

Following the Annual Meeting, the Board of Directors will repopulate its Compensation Committee which will review and approve a compensation program for the Company’s non-employee directors in respect of the fiscal year ending July 31, 2018, which compensation program will be disclosed in a Form 8-K Current Report filed by the Company with the SEC.

CORPORATE GOVERNANCE

Code of Ethics

Generex has adopted a code of ethics that applies to its directors and the following executive officers: the President, Chief Executive Officer, Chief Financial Officer (principal financial/accounting officer), Chief Operating Officer, any Vice-President, Controller, Secretary, Treasurer and any other personnel performing similar functions. We also expect any consultants or advisors whom we retain to abide by this code of ethics. The Generex Code of Ethics has been posted on Generex's Internet web site - www.generex.com.

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Board Structure; Risk Oversight; Risk Assessment of Compensation Policies and Practices

The business affairs of Generex are managed under the direction of our Board of Directors. The Board is actively involved in oversight of risks that could affect Generex. In the past, this oversight was conducted primarily through the separate standing committees of the Board. In fiscal 2016, due to the Company’s then exceptional circumstances, including the attrition of directors over the last two fiscal years and the Company’s limited operations and diminished financial condition, the Board’s established standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee ceased functioning. Thus, the full Board has retained responsibility for oversight of risks. The Board satisfies this responsibility through regular reports directly from officers responsible for oversight of particular risks within Generex. The Board believes its administration of its risk oversight function has not affected the Board's leadership structure. We have not re-constituted our Compensation Committee or Corporate Governance and Nominating Committee since the changes in our management and addition of directors on January 17, 2017. We anticipate reconstituting these committees shortly after the Annual Meeting. Our Audit Committee consists of Mr. McGee and Mr. Ro. Mr. Ro is not independent, and therefore the Company is non-compliant with Nasdaq the audit committee rules at his time. The Company expects to appoint other independent directors to the Audit Committee and remove Mr. Ro from the Audit Committee shortly after the Annual Meeting, to enable the Audit Committee comply with the Nasdaq audit committee independence rules.

Board Meetings; Board Committees

During the fiscal year ended July 31, 2017, the Board of Directors met on 4 occasions and took action by consent on 1 occasion. Other than Dr. Lyman, no director participated in less than 75% of the meetings. There were no committee meetings during fiscal 2017.

Audit Committee

During fiscal 2017, the full Board acted as the Audit Committee. We have recently re-constituted the Audit Committee with Mr. McGee as Chairman, and Mr. Ro.

The Audit Committee reviews and discusses with Generex's management and its independent auditors the audited and unaudited financial statements contained in Generex's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Although Generex's management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures, the Audit Committee reviews and discusses the reporting process with management on a regular basis. The Audit Committee also discusses with the independent auditors their judgments as to the quality of Generex's accounting principles, the reasonableness of significant judgments reflected in the financial statements and the clarity of disclosures in the financial statements, as well as such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. Our Board of Directors has determined that at least one person, Mr. McGee, serving on the Audit Committee is an "audit committee financial expert" as defined under Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee has adopted a written charter, A copy of the Audit Committee Charter is attached as Appendix A to this proxy statement.

Compensation Committee

In fiscal 2017, the full Board assumed the responsibilities of the Compensation Committee except that Mr. Fletcher did not participate in determinations regarding the compensation to be paid him in his role as a named executive officer of the Company.

The Compensation Committee had responsibility for reviewing and recommending to the Board of Directors compensation programs and policies for our President and Chief Executive Officer, our Chief Operating Officer and Secretary, and our Chief Financial Officer and Treasurer, who comprised Generex’s executive management team during the first half of 2017, and will have responsibility for reviewing and recommending compensation programs and policies for officers appointed in January 2017.

The Compensation Committee does not delegate its authority. Executive officers (other than Mr. Fletcher) do not attend meetings of the Compensation Committee. The Compensation Committee does not have a charter. It has the authority to use a compensation consultant to assist the Compensation Committee in the evaluation of the compensation of our executive management team and other executive officers and to consult with other outside advisors to assist in its duties to the Company, but in fiscal 2016 it did not engage any compensation consultants or engage in benchmarking activities. The Compensation Committee does not have a written charter.

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Corporate Governance and Nominating Committee

In fiscal 2017, we did not have a separate standing Corporate Governance and Nominating Committee, and no action was taken by the full Board functioning as the Committee.

The Corporate Governance and Nominating Committee will consider candidates whom the stockholders of Generex put forward. The name, together with the business experience and other relevant background information of a candidate, should be sent to Mark Fletcher, Secretary of Generex, at Generex’s offices located at 4145 North Service Road, Suite 200, Burlington, Ontario, Canada L7L 6A3. Mr. Fletcher will then submit such information to the chair of the Corporate Governance and Nominating Committee for the Committee’s review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates submitted by directors. After full consideration, the stockholder proponent will be notified of the decision of the committee.

The Corporate Governance and Nominating Committee is responsible for seeking to identify director candidates with the highest personal and professional ethics, integrity and value and diverse experience in business, finance, pharmaceutical and regulatory matters, and other matters relevant to a company such as Generex and who have sufficient time to devote to the company’s affairs. The charter of the Corporate Governance and Nominating Committee sets forth the policy with regard to the consideration of diversity in identifying director nominees and calls for periodic review of director recruitment and selection protocols so that diversity remains a component of any director search. The Corporate Governance and Nominating Committee is charged with developing a formal list of qualifications for members of the Board of Directors as mandated by its charter and criteria to assist the Board in attaining diversity of background and skills in director candidates, but the Committee has yet to develop such a list or criteria. To date, the Corporate Governance and Nominating Committee has not engaged any third party to assist it in identifying director candidates.

In accordance with our bylaws, the Board of Directors is permitted to increase the number of directors and to fill the vacancies created by the increase until the next annual meeting of stockholders.

Director Nominations by Stockholders

Any stockholder entitled to vote for the election of directors may nominate a person for election to the Board of Directors at an annual meeting of stockholders. Any stockholder wishing to do so must submit a notice of such nomination in writing to the Secretary of Generex at Generex’s offices located at 4145 North Service Road, Suite 200, Burlington, Ontario, Canada L7L 6A3 not less than 60 nor more than 90 days prior to such annual meeting. In the event that less than 70 days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, notice of nomination by a stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder's notice of nomination must provide information about both the nominee and the nominating stockholder, as required by Generex's bylaws. A copy of these bylaw requirements will be provided upon request in writing to Mark Fletcher, Secretary of Generex, at Generex’s offices located at 4145 North Service Road, Suite 200, Burlington, Ontario, Canada L7L 6A3.

Communications with Directors

Interested parties who wish to make any concerns known to non-management directors may submit communications at any time in writing to: Mark Fletcher, Secretary of Generex, Generex Biotechnology Corporation, at Generex’s offices located at 4145 North Service Road, Suite 200, Burlington, Ontario, Canada L7L 6A3. The Secretary will determine, in his good faith judgment, which communications will be relayed to the non-management directors.

EXECUTIVE COMPENSATION

Compensation, Discussion & Analysis

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Compensation Philosophy

We did not have sufficient resources to pay any cash compensation to our named executive officers in fiscal 2017 or subsequently through the date of this Proxy Statement, and did not pay compensation of any kind to our executive officers in fiscal 2017 or 2016 other than salaries for the period from August 1, 2015 through October 23, 2015 and certain options issued in October, 2015, in satisfaction of accrued and unpaid salary, as discussed in detail below.

The following discussion of our philosophy assumes we have the resources to follow that philosophy.

We are a development stage company focused on research, development, and commercialization of our proprietary drug delivery platform for administration of large molecule drugs to the oral cavity through a hand-held aerosol spray applicator. We are in the process of developing proprietary formulations of drugs that can be delivered through an oral spray thereby eliminating the need for injections and have focused on our Oral-lyn™ insulin formulation, which is administered as a spray into the oral cavity. Our majority owned subsidiary, Hema Diagnostic Systems, LLC, markets and distributes rapid test devices for infectious diseases. We also have a subsidiary, Antigen Express, which focuses on developing proprietary immuno-medicines.

In addition to our existing businesses, our strategic plan is to acquire full ownership, or controlling interests, in companies with promising pharmaceutical and related products in development.

As a development stage company, our future depends on the ability of our executives to obtain necessary regulatory approvals to launch products in key markets such as the United States, Canada, and Europe, as well as furthering the development of products in our pipeline through the clinical trial and regulatory processes. Attracting, retaining, and motivating key executives who can lead Generex through these processes is critical to our success. We have a small executive team that works together closely. Our executives perform multiple roles and need to be able to respond to changing market dynamics quickly.

For these reasons, we seek to ensure that our compensation programs are competitive with similarly sized companies with which we compete for executive talent. The goals of our executive compensation program are to attract and retain top executives, to motivate executives to achieve our business objectives, to align executive and shareholder interests, and to recognize individual contributions and overall business success.

The Compensation Committee of the Board of Directors evaluates the types and amounts of compensation that it believes are appropriate for our policy making executives. We refer herein to these executives as the “named executives.” In prior years, before our recent change in management, we identified our President and Chief Executive Officer, Chief Operating Officer and Chief Financial Officer as our named executives. We have also included Dr. von Hofe, the President of our subsidiary, Antigen Express. We expect to reassess this when our Compensation Committee is re-formed.

In addition to the compensation of our named executives, the Compensation Committee also reviews and approves the compensation of members of our senior management.

Historically, the key components of our executive compensation have been base salary, cash bonuses, and equity incentives, including stock bonuses, restricted stock, and stock options awarded at the discretion of our Compensation Committee and Board of Directors. As a development stage company, we have reviewed compensation of our named executives annually and at the discretion of the Compensation Committee as warranted by our financial condition and achievement of our business goals. While the elements of compensation are considered separately, the Compensation Committee ultimately considers the value of the total compensation package provided to the individual named executive.

The Compensation Committee believes the company’s compensation program must take into account the following factors:

•	past levels of compensation adjustments;
•	the expected transition of the company from a development stage company to an operating company;

•	the nature of the regulatory approval process for the Company’s products; and
•	the potential for growth of the company in the event that regulatory approvals are obtained.

In fiscal 2016, the Compensation Committee did not implement any changes to base salaries for any of the named executives and did not award any equity incentive awards or cash bonuses to the named executives during fiscal 2016 for fiscal 2015 performance and contributions. The Compensation Committee has not made any determinations as to compensation or equity awards for the named executives with respect to performance or contributions for the fiscal year ended July 31, 2016.

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In administering the executive compensation program, our Compensation Committee has relied upon market data provided on a periodic basis by external consultants, as well as its own understanding and assessment of executive compensation trends. In its consideration of compensation for the named executives, the Compensation Committee has reviewed compensation data for pharmaceutical and biotechnology companies in the past, market data provided by external compensation consultants, compensation data compiled by a third-party compensation data firm and publicly available executive compensation data for publicly traded companies.

Use of Compensation Consultant and Benchmarking

In the fiscal year ended July 31, 2017, the Compensation Committee did not engage any compensation consultants or engage in benchmarking activities. The Compensation Committee last undertook a comprehensive review of compensation and engaged a compensation consultant in November 2009.

Determination of Compensation

In prior years, the Compensation Committee typically made compensation determinations, including any increases in base salary for the next calendar year and any bonuses in respect of the prior fiscal year, before or during the first calendar quarter of each year. The Compensation Committee followed such a schedule in order to eliminate the need to award retroactive salary increases. In addition, the Compensation Committee has typically reviewed compensation arrangements in the first calendar quarter to ensure that compensation levels are appropriate in light of Generex’s financial position and performance at that time. Due to the financial position of the Company, the Committee did not follow such a schedule in fiscal 2016, as there were no salary changes or bonus awards made. The company last made changes and awarded bonuses prior to the end of fiscal 2013. Because of the Company’s financial position, no increases were made to base salary, nor were any cash bonuses or stock incentive awards granted to the named executives during fiscal 2016 or 2017.

Components of Compensation

Base Salary

Base salary provides a fixed amount of compensation necessary to retain key executives. It is guaranteed compensation to the named executives for performance of core duties. Historically, base salaries for the named executives may be adjusted upon recommendation by the Compensation Committee and ratification by the Board of Directors, and annual base salaries for the named executives have been reviewed periodically relative to the base pay levels for each executive’s position based on the peer group. The Compensation Committee last undertook such a review in November 2009. Levels of base salary were generally targeted at the market’s second quartile (51% – 75%), but also reflect the compensation goals adopted by the Compensation Committee, operational goals determined by management, the named executive’s individual performance, contribution of the named executive to overall corporate performance, and the level of responsibility of the named executive with respect to his or her specific position. The level of base salary also reflects multiple titles and additional responsibilities of the named executives driven by the operational needs of the company.

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Cash Bonuses

Historically, performance-based compensation has been a key component of our compensation philosophy. In the past, cash bonuses have been provided to attract, motivate, and retain highly qualified executives on a competitive basis and provide financial incentives that promote company success. From time to time in the past, the Compensation Committee has granted bonuses to reward achievement relative to specific performance objectives. In awarding bonuses, the Compensation Committee considers various factors, including the named executive’s position within Generex, attainment of specific business objectives and performance milestones, and the named executive’s individual contributions thereto. The Committee exercises discretion with respect to the weight that it gives to these and other factors in determining bonuses. The Compensation Committee also retains discretion with respect to whether any bonuses are paid to the named executives, the amounts of any such bonuses, and the form of any such bonuses.

The Compensation Committee did not grant or accrue any bonuses in fiscal 2017, in consideration of the financial position of the Company.

Long-Term Incentives and Equity Awards

Historically, our compensation program has included long-term incentive compensation in the form of equity grants subject to a vesting schedule. We believe such incentive compensation further aligns the interests of management with those of stockholders and enhances shareholder value. Currently, we do not have any long-term cash incentive programs in place for the named executives.

Long-term equity incentive grants have been discretionary. In determining whether such grants are warranted, the Compensation Committee has considered our compensation strategy, market practice concerning long-term incentives provided to executives at peer companies and within the broader market, and the named executive’s specific roles within Generex. Typically, equity incentive awards were granted subject to vesting over a period of time and were not tied to specific performance measures.

Equity grants have historically been made through stock options under our various plans, including Generex’s 2001 Stock Option Plan, as amended, and the Amended and Restated 2006 Stock Plan, which also allows grants of restricted stock. We consider the costs to the Company of granting stock options under Statement of Financial Accounting Standard (SFAS) 123(R) as compared to the costs to named executives of higher income tax liabilities associated with the granting of restricted stock.

There were no discretionary awards of options to purchase shares of our common stock to our named executives in fiscal 2017, with the exception of the following. In fiscal 2016. the Company granted options to purchase, in the aggregate, 15,393,363 shares of our common stock to the its CEO, COO, CFO and former director Dr. von Hofe in full and final payment of obligations to pay such individuals deferred salary accrued during up to October 15, 2015. The options were issued in lieu of cash payment of compensation amounts due to such individuals. The number of options granted to each individual was equal to the dollar amount of deferred salary or fees due to such individual divided by $0.015. The stock options had an exercise price equal to $0.001 per share and were made pursuant to the terms of the Company's 2006 Stock Plan. The options were fully vested at on October 26, 2015 and will expire on the fifth anniversary of the date of grant. The grants were valued at the amount of deferred compensation owed to each such individual.

The number of options that the Compensation Committee recommended, and the Board of Directors approved, in respect of the above salary deferrals in 2016 described above were as follows:

Named Executive	No. of Shares Underlying Options
Mr. Fletcher	4,448
Mr. Fellows	1,668
Dr. von Hofe	7,611
Dr. Brusegard	1,668

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Benefits and Perquisites

Named executives may participate in benefit plans that are offered generally to salaried employees such as short and long term disability, health and welfare benefits, and paid time off.

We provide very limited perquisites. During fiscal 2017, we did not provide any material perquisites.

We do not offer deferred compensation plans, defined benefit plans, supplemental executive retirement plans, supplemental life insurance, benefit restoration plans, or tax gross-ups on change-in-control benefits.

Employment and Severance Agreements

We do not have employment agreements, plans or arrangements, with any of our named executives whether written or unwritten, relating to compensation, termination of employment or a change in control. There are no benefits currently made available to our named executives which are in addition to benefits available generally to salaried employees.

We anticipate entering into employment agreements with all of our officers following the Annual Meeting. We expect the employment agreements to provide for cash compensation as well as significant equity awards and incentives.

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Other Benefit Plans

We have no defined benefit or actuarial pension plans.

As of the end of fiscal 2017, Mark Fletcher held stock options or restricted stock granted pursuant to either the 2001 Stock Option Plan or the 2006 Stock Plan. No other executive officers held options at the end of 2017. The 2001 Plan provides that outstanding options will become immediately exercisable and vested upon a change in control, unless the Board of Directors or its designee determines otherwise. In the event that Generex will not be the surviving corporation, the Board or its designee has flexibility under the 2001 Plan to determine how to treat stock options. The 2001 Plan does not condition the acceleration and vesting of stock options in such an event upon an option holder’s termination of employment; however, the terms of the 2001 Plan provide that, unless otherwise provided by the Board or its designee, an option holder can exercise outstanding options after the date of his or her termination of employment only if the option holder voluntarily terminated employment with Generex or was terminated without cause by Generex. Under the terms of the 2006 Plan, unvested stock options and restricted stock will become exercisable or unrestricted, as applicable, thirty days prior to the change-in-control event and such acceleration is not conditioned upon the termination of a participant’s employment with Generex. The 2006 Plan further provides that if Generex is not the surviving corporation as a result of a change in control, all outstanding options that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation, and outstanding grants of restricted stock will be converted to similar grants of equity in the surviving corporation.

Tax and Accounting Considerations

Historically, the Compensation Committee has considered implications of tax and accounting requirements impacting compensation programs from the perspective of the Company and the individual named executives. The Compensation Committee may also consider sections of the tax code which impact Generex or individual taxpayers. For U.S. taxpayers, the Committee structures its programs to comply with Section 409A of the Internal Revenue Code.

Given the high individual income tax liabilities which result from the awarding of restricted stock to our executives who are all tax residents of Canada, the Compensation Committee expects to grant future equity awards in the form of stock options for the foreseeable future.

Compensation Committee Report

The full Board of Directors of Generex Biotechnology Corporation performing the functions of the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the full Board of Directors commended and determined that the Compensation Discussion and Analysis be included in Generex’s Annual Report on Form 10-K for the year ended July 31, 2017 and in the proxy statement for the 2017 annual meeting.

THE BOARD OF DIRECTORS

Executive Compensation Tables

The following executive compensation tables pertain to the fiscal year ended July 31, 2016. Therefore, the tables contain information relating to the named executives who served as of the fiscal year end and refer to the positions held by such named executives as of July 31, 2017.

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 Summary Compensation Table

The following table provides information concerning compensation of Generex’s named executives for Generex’s last completed fiscal year ending July 31, 2017. In respect of that fiscal year, the named executives did not receive compensation in the form of non-equity incentive plan compensation or changes in pension value or non-qualified deferred compensation earnings. Therefore, the table below does not include columns for these types of compensation. The salaries indicated below represent the actual cash amounts paid. The Company did not have sufficient funds to pay the previously agreed upon base salaries. Option exercisable at $$1.00 per share (adjusted for the subsequent 1 for 1,000 reverse stock split) were issued in lieu of cash compensation to Mr. Fletched in fiscal 2016.

The cash compensation listed under “Bonus” for each officer in 2017 represents a one-time payment made in June, 2017. No other compensation was paid to any executive officer in the fiscal year ended July 31, 20172017

Name and Principal Position	Year	Salary			Bonus			Stock Awards	Option Awards	All Other Compensation			Total
Mark A. Fletcher, Executive VP,	2017		$—			$50,000		$—	$—	$		==		$50,000
General Counsel	2016		$71,462	(1)		$—		—	$70,193		—			$141,655
	2015	$	■		$		__	—	$—		—		$	■

Joseph Moscato, President,	2017		$50,000			$—		—	$—		$—			$50,000
Chief Executive Officer (2)	2016		$—			$—		—	$—		—			$—
	2015		$—		$		__	—	$—		—			$—

Mark Corrao,	2017		$10,000			$—		$—	$—		$—			$10,000
Chief Financial Officer (3)	2016		$—			$—		—	$—		—			$—
	2015		$—		$		__	—	$—		—			$—

Andrew Ro,	2017		$10,000			$—		$—	$—		$—			$10,000
Senior VP of Investments	2016		$—			$—		—	$—		—			$—
	2015		$—		$		__	—	$—		—			$—

Richard Purcell,	2017		$10,000			$—		$—	$—		$—			$10,000
Senior VP of R&D	2016		$—			$—		—	$—		—			$—
	2015		$—		$		__	—	$—		—			$—

*Cash compensation is stated in the table in U.S. dollars. To the extent any cash compensation was paid in Canadian dollars, it has been converted into U.S. dollars based on the average Canadian/U.S. dollar exchange rate for the year ended July 31, 2016.

All officers other than Mr. Fletcher assumed office in January, 2017.

(1)	This amount reflects an annualized base salary of $285,848.
(2)	Mr. Moscato assumed office in January, 2017, and has received no compensation.

(3)	CFO Squad, of which Mr. Corrao is a principal, received $37,500 in cash for accounting and financial services provided to the Company in Fiscal 2017.

No stock options were awarded in the fiscal year ended July 31, 2017.

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Other Benefit Plans

We have no defined benefit or actuarial pension plans.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table provides information on the current holdings of stock options by the named executives. This table includes unexercised and unvested option awards as of July 31, 2017. Each equity grant is shown separately for each named executive. The vesting schedule for each outstanding award is set forth in the footnotes to the table. We do not have any current “stock awards” or “equity incentive plans” referred to in Regulation S-K Item 402(p)(2); thus, the columns relating to stock awards and equity incentive awards are not included in the table below.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date
Mark E. Fletcher, President and Chief Executive Officer	3-8-2010	300(1)(2)	0	$640	3-8-2020

(1)	These options were granted on March 8, 2010 (pre-reverse stock split). The grants were made pursuant to the terms of our 2006 Stock Plan. The exercise price per share is equal to the closing price of Generex common stock on March 8, 2010. The options vested as follows: 33% of the options were exercisable on the date of grant; 33% of the options became exercisable on August 1, 2010, and the remaining 33% of the options became exercisable on August 1, 2011.
(2)	Adjusted for our 1 for 1,000 reverse stock split.

No other executive officers held options as of July 31, 2017.

Compensation Elements; Employment Agreements and Agreements Providing Payments Upon Retirement, Termination or Change in Control for Named Executives

Historically, the key components of our executive compensation have been base salary, cash bonuses, and equity incentives, including stock bonuses, restricted stock, and stock options awarded at the discretion of our Compensation Committee and Board of Directors. As a development stage company, we have reviewed compensation of our executive management team from time to time and at the discretion of the Compensation Committee when warranted by our financial condition and achievement of our business goals.

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 APPROVAL OF AN AMENDMENT TO GENEREX’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

(Item 2 on the Proxy Card)

What am I voting on?

 You are voting on an amendment to our restated certificate of incorporation. Our Board of Directors adopted a resolution that authorizes, subject to stockholder approval, an amendment to our restated certificate of incorporation to increase our authorized common stock, $0.001 par value per share, from 2,450,000 shares to 750,000,000 shares. The additional common stock to be authorized by adoption of this amendment would have rights identical to our currently authorized and outstanding common stock. The number of authorized shares of our preferred stock, 1,000,000 shares, will not be affected by this amendment. The complete text of the increase in authorized capital resolution and amendment is set forth as Appendix B to this proxy statement. If this proposal is approved, the amendment will become immediately effective upon its filing with the Secretary of State of Delaware.

 Why is the amendment necessary?

As of September 28, 2017, of the 2,450,000 shares presently authorized under our restated certificate of incorporation, 1,065,093 shares of common stock were issued and outstanding.

In addition to the issued and outstanding shares, we have obligations to issue:

•	1,200,000 shares of common stock upon conversion of our outstanding Series H Preferred Stock issued on March 28, 2017, and 316,000 shares of common stock upon conversion Series I Preferred Stock issued on April 27, 2017. These transactions are described below under “Certain Transactions” beginning on page 39; and
•	up to 15,000,000 shares of common stock pursuant to a stock purchase warrant issuable in connecting with the January 17, 2017 acquisition of a controlling interest in Hema Diagnostic Systems, LLC.

We do not have sufficient authorized shares available to meet the above obligations.

In addition to meeting the above obligations, our Board of Directors believes that the proposed increase in the number of authorized shares of common stock will provide us with greater flexibility to use our common stock for general corporate purposes such as:

•	funding all or some of our operating cash flow requirements;
•	funding research and development, including clinical studies;

•	strategic relationships and joint ventures;

•	funding capital projects and investments; and
•	providing equity incentives to employees, officers and directors.

We have no immediate requirements to use large numbers of shares of common stock to fund any financing, acquisition, strategic venture or capital project. However, we are actively in seeking these transaction, and our ability to do so could be constrained by the limited number of shares of common stock currently available. The currently limited number of shares of common stock that remain available for issuance under our restated certificate of incorporation, and the requirement to obtain stockholder approval for any increase in the authorized shares of common stock, could impact our ability to effect financings, acquisitions or strategic ventures as quickly as may be necessary, particularly in situations where we may face immediate funding needs or intense competition with other bidders, and could constrain our ability to obtain prompt access to capital markets as and when needed in the future. As the Company has historically relied on financing to fund its operations, the Company’s ability to continue operations could be adversely impacted if shareholders do not approve the increase in the number of authorized shares. Our Board of Directors believes that Generex’s ability to act in a timely and flexible manner is important to its competitive position.

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Approval of the proposed increase in the number of authorized shares would allow our Board of Directors to authorize the issuance of common stock without waiting for the next meeting of stockholders in order to increase the authorized capital. If, for any particular transaction, stockholder approval were required by law or otherwise deemed advisable by the Board of Directors, then the matter would be referred to the stockholders of Generex notwithstanding approval of the proposed increase in the number of authorized shares of common stock.

If the stockholders do not approve this proposal to increase the number of authorized shares, we will be substantially constrained in the size of transactions that we may undertake using common stock as the form of consideration. We may be required to immediately hold a special stockholders’ meeting to seek approval to increase the authorized number of shares of common stock for a particular transaction, which could cost us in excess of $150,000 in printing, distribution and mailing fees.

 Does the Company plan on issuing additional shares?

If the increase in authorize shares is approved, we expect to issue the additional shares summarized in the following table.

Recipient or Purpose	Number of Shares
Outstanding Stock Options	19,639
Berkman Warrant & Shares of Common Stock	15,230,000
Outstanding Series H Preferred Stock	1,200,000
Series I Preferred Stock	316,000
Total	16,765,639

Berkman Warrant & Common Stock

As partial consideration for the acquisition of 51% of Hema Diagnostic Systems, LLC’s equity, the Company agreed to issue to Stephen Berkman, formerly Hema’s majority owner, a warrant to purchase 15,000,000 shares of Generex common stock and an aggregate of 230,000 shares of the Company’s common stock.

Certain historical and pro forma financial statements of Hema Diagnostic Systems, LLC are included as Appendix C-1 to this Proxy Statement. Other information relating to Hema Diagnostic Systems, LLC is included as Appendix C-2 to this Proxy Statement.

Series H and Series I Preferred Stock

We have issued 3,000,000 shares of Series H Preferred Stock which may be converted into 1,200,000 shares of common stock. Pursuant to a Securities Purchase Agreement with the purchaser of these shares of Series H Preferred Stock, we agreed to issue additional shares of Series H and Series I Preferred Stock convertible into additional shares of common stock. The purchaser did not timely close the purchase of the Series I Preferred Stock under the Securities Purchase Agreement, and the Company terminated the purchaser’s further rights under the Securities Purchase Agreement. Subsequently, we issued 391 shares of Series I Preferred Stock to Joseph Moscato, our CEO and 399 shares of Series I Preferred stock to Lawrence Salvo, the president of our subsidiary, Hema Diagnostics, for debt owed to them by the Company. These transactions are further described below under “Certain Transactions” beginning on page 39.

In March, 2017, we issued our Convertible Note Due March 6, 2018 (“Note”) in the principal amount of $674,854.96 convertible into common stock at a post-reverse split price of $1.00 per share. We repaid the Note in cash on July 17, 2017 (with a $75,000 late-payment fee)..

Will these new shares of common stock have preemptive rights?

 No. The additional shares of common stock for which we are seeking authorization would have the same rights and privileges as the shares of common stock presently outstanding. Holders of shares of common stock have no preemptive rights to subscribe to or for any additional shares of stock of Generex.

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Am I entitled to dissenters’ or appraisal rights in connection with the proposed amendment to the Restated Certificate of Incorporation?

 No. Under Delaware law, Generex’s stockholders are not entitled to dissenters’ or appraisal rights in connection with the proposed increase in the number of shares of common stock authorized for issuance under the restated certificate of incorporation.

What are the effects of the increase in the number of authorized shares of common stock?

The following table shows the number of shares of common stock that (a) are authorized and issued and outstanding, as of September 28, 2017, (b) authorized and reserved for issuance upon the exercise of outstanding stock options and warrants (assuming vesting of all non-vested shares underlying such options and warrants) and upon conversion of all convertible securities as of September 28, 2017, (c) authorized and unreserved for issuance after the passage of the proposal set forth in Item 1, (d) would be authorized and issued and outstanding, after the passage of the proposal under Item 1, (e) authorized and reserved for issuance upon the exercise of outstanding stock options and warrants (assuming vesting of all non-vested shares underlying such options and warrants) and upon conversion of all convertible securities after the passage of the proposal set forth in Item 1, and (f) authorized and unreserved for issuance after the passage of the proposal under Item 1 based on our capitalization as of September 28, 2017.

As of September 28, 2017	Shares issued and outstanding	Shares Authorized and Reserved for Issuance	Shares Authorized and Unreserved	Total Authorized
Prior to Passage of Item 1	1,129,757	1,219,639	100,604	2,450,000
Following Passage of Item 1	1,129,757	17,895,396	732,104,604	750,000,000

Although the increase in the authorized number of shares of common stock will not, in and of itself, have any immediate effect on the rights of our stockholders, any the issuance of the reserved shares and future issuance of additional shares of common stock could affect our stockholders in a number of respects, including by:

  decreasing the existing stockholders’ percentage equity ownership and voting power, and depending on the price at which such shares are issued, diluting the earnings per share and book value per share of outstanding shares of our common stock at such time.

In addition, although this proposed amendment to the restated certificate of incorporation is not motivated by anti-takeover concerns and is not considered by the Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of common stock could enable the Board of Directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of Generex more difficult or time-consuming. For example, shares of common stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in our best interests, thus diluting the ownership and voting rights of the person seeking to obtain control of Generex. In certain circumstances, the issuance of common stock without further action by the stockholders:

  may have the effect of delaying or preventing a change in control of Generex, may discourage bids for our common stock at a premium over the prevailing market price, and may adversely affect the market price of our common stock.

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As a result, increasing the authorized number of shares of our common stock could render more difficult and less likely:

  a hostile takeover,
  a tender offer or proxy contest,
  the assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management.

We are not aware of any proposed attempt to take over Generex or of any present attempt to acquire a large block of our common stock. This proposal is not being made in response to any attempt of which Generex is aware to obtain control of the company or to accumulate the company’s common stock. Generex has no present intention to use the additional shares of common stock to oppose a takeover attempt or delay or prevent changes in the management of the company.

 When would the amendment be effective?

 If approved by the stockholders at the meeting, the proposed amendment to the restated certificate of incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. Generex intends to file the certificate of amendment as soon as practicable after the meeting; however, if, in the judgment of our Board of Directors, any circumstances exist that would make consummation of the proposed amendment inadvisable, our Board of Directors may abandon the proposed amendment at any time prior to the effectiveness of the filing of the certificate of amendment.

 How many votes are needed for this proposal and how are the votes counted?

The affirmative vote of a majority of the votes represented by our outstanding common stock and Series I Preferred Stock is required to approve the amendment to our restated certificate of incorporation to accomplish the increase in the number of authorized shares of common stock. The effect of an abstention or broker non-vote is the same as that of a vote against the proposal.

The holders of the Company’s Series I Preferred Stock are entitled to vote on the proposal to authorize additional shares of common stock, and the holders of the Series I Preferred Stock, as a class, are entitled to cast a number of votes on such proposal equal to fifty percent (50%) of the total number of votes entitled to be cast at the Annual Meeting by all other outstanding shares of the Company’s capital stock. The holders of the Series I Preferred Stock are officers of the Company or a subsidiary and have agreed vote in favor the Company’s proposal to increase the authorized number of shares of common stock.

How does the Board of Directors recommend that I vote?

 We recommend that you vote FOR the amendment to the restated certificate of incorporation to increase the number of shares that Generex is authorized to issue

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APPROVAL OF AN AMENDMENT TO GENEREX’S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE OUR CORPORATE NAME TO NUGENEREX BIOTECHNOLOGY HOLDINGS, INC.

(Item 3 on the Proxy Card)

What am I voting on?

 You are voting an amendment to our restated certificate of incorporation. Our Board of Directors adopted a resolution which authorizes, subject to stockholder approval, an amendment to our restated certificate of incorporation to change our corporate name to NuGenerex Biotechnology Holdings, Inc. The complete text of the amendment is set forth as Appendix B to this proxy statement. If this proposal is approved, the amendment will become immediately effective upon its filing with the Secretary of State of Delaware.

Why is the Board of Directors Proposing a Change in the Corporate Name?

In January, 2017, we acquired a controlling interest in Hema Diagnostic Systems, Inc., with the intent to complete the acquisition of 100% of that Company. This is the first addition to our business since the acquisition of Antigen Express in 2003. The Board of Directors believes that a change in our name is appropriate to indicate our broader focus, while the name “NuGenerex” also retains a connection with our historical business activities.

When would the amendment be effective?

 If approved by the stockholders at the meeting, the proposed amendment to the restated certificate of incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. Generex intends to file the certificate of amendment as soon as practicable after the meeting; however, if, in the judgment of our Board of Directors, any circumstances exist that would make consummation of the proposed amendment inadvisable, our Board of Directors may abandon the proposed amendment at any time prior to the effectiveness of the filing of the certificate of amendment.

 How many votes are needed for this proposal and how are the votes counted?

The affirmative vote of a majority of the shares of common stock entitled to vote thereon is required to approve the amendment to our restated certificate of incorporation to accomplish the increase in the number of authorized shares of common stock. The effect of an abstention or broker non-vote is the same as that of a vote against the proposal.

 How does the Board of Directors recommend that I vote?

We recommend that you vote FOR the amendment to the restated certificate of incorporation to change our corporate name to NuGenerex Biotechnology Holdings, Inc.

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APPROVAL OF OUR 2017 EQUITY INCENTIVE PLAN

(Item 4 on the Proxy Card)

General Information

On April 17, 2006, the Board of Directors adopted our 2006 Stock Plan (“2006 Plan”), which reserved 10,000 shares (as adjusted for our recent reverse stock split) for issuance thereunder, and which was subsequently amended with shareholder approval to increase the shares reserved for issuance to 135,000. Since 2006, the Company has been granting option and stock awards pursuant to the 2006 Plan. The Company also previously granted options under its 2001 Stock Option Plan.

Our Board adopted, subject to shareholder approval, our 2017 Equity Incentive Plan (the “2017 Plan”). The 2017 Plan expands the types of awards available under the 2006 Plan and provides for the grant of incentive stock options, non-qualified stock options, and stock appreciation rights (“SARs”), restricted stock, restricted stock units, stock grants, performance shares, and performance share units. The 2017 Plan also permits the grant of awards that are intended to qualify for the “performance-based compensation” exception to the $1 million limitation on the deduction of compensation imposed by Section 162(m) of the Internal Revenue Code (the “Tax Code”). If it is approved by shareholders, the 2017 Plan will supersede and replace the Prior Plan, provided that the Prior Plan will remain in effect until all awards granted under it have been exercised, forfeited, canceled, expired or otherwise terminated.

In order to continue to have an appropriate supply of shares for equity incentives to recruit, hire and retain the talent required to successfully execute our business plans, the Company is asking the shareholders to approve the 2017 Plan which reserves 240,000,000 shares of common stock for grants, plus shares from any award granted under the Prior Plan that terminates, expires or lapses for any reason in the future will be available for reissuance under the 2017 Plan. While reserving 240,000,000 new shares under the 2017 Plan will increase the potential dilution to our current shareholders, the Board believes that our equity compensation plan will be well-managed and the flexibility to issue different types of awards such as RSUs may decrease the rate of dilution compared to issuances of stock options.

In preparing the 2017 Plan, the Company has taken into consideration current best practices with respect to equity-based compensation plans. In this regard, the 2017 Plan contains the following provisions, which we believe reflect best practices for equity-compensation plans: (i) prohibits the re-pricing of stock options and SARs without shareholder approval, (ii) prohibits the grant of stock options and SARs with discounted exercise prices, (iii) prohibits the recycling of awards tendered in payment of an option or withheld to satisfy tax obligations; (iv) contains a definition of change in control whereby potential acceleration of awards will only occur in the event of an actual change in control transaction; (v) includes, as a general rule, double-trigger vesting following a change in control; and (vi) imposes a $500,000 limit on the value of awards that may be granted to any one participant who is a non-employee director during any 12-month period

The Board of Directors recommends a vote “FOR” approval of the 2017 Equity Incentive Plan

The following is a summary of the material terms of the 2017 Plan that may be of importance to you. The summary is qualified by reference to the full text of the 2017 Plan, which is attached to this proxy statement as Appendix D

Summary of Plan Features

Purpose

The Board believes that the 2017 Plan will promote the success and enhance the value of the Company by linking the personal interests of participants to those of Company shareholders. The Board also believes that the 2017 Plan will enhance the Company’s ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company’s economic objectives.

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Administration

The 2017 Plan will be administered by the by the Compensation Committee until we reconstitute the Compensation Committee, which we expect to reconstitute shortly following the annual meeting. The Compensation Committee will be comprised of at least two independent members of the Board. Each Compensation Committee member must be a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act, an “outside director” as defined in Section 162(m) of the Tax Code, and an “independent” director for purposes of the applicable Nasdaq Listing Rules. The Compensation Committee, by majority action, is authorized to interpret the 2017 Plan, to prescribe, amend, and rescind rules and regulations relating to the 2017 Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the 2017 Plan, to the extent they are not inconsistent with the 2017 Plan.

Subject to the express provisions of the 2017 Plan, the Compensation Committee will have the authority to determine the participants who are entitled to receive awards under the 2017 Plan, the types of awards, the times when awards shall be granted, the number of awards, the purchase price, exercise price, or base value, if any, the period(s) during which such awards shall be exercisable (whether in whole or in part), the restrictions applicable to awards, and the form of each award agreement. Neither the award agreement nor the other terms and provisions of any award must be identical for each participant. The Compensation Committee also will have the authority to modify existing awards, subject to specified provisions of the 2017 Plan and the listing requirements of Nasdaq, if and when we are listed on Nasdaq. The 2017 Plan prohibits the Compensation Committee from repricing any previously granted option or SAR without first obtaining shareholder approval.

In the case of awards made to non-employee directors, the Board, and not the Compensation Committee, shall administer the 2017 Plan.

Stock Subject to 2017 Plan

The total number of shares of common stock reserved under the 2017 Plan is 240,000,000. Subject to the express provisions of the 2017 Plan, if any award granted under the 2017 Plan or any award outstanding under the Prior Plan terminates, expires, or lapses for any reason, or is paid in cash, any stock subject to or surrendered for after the date the 2017 Plan is approved by shareholders, such award will again be stock available for the grant of an award under the 2017 Plan. The exercise of a stock-settled SAR, or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance pursuant to the 2017 Plan by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise. Also, shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for use under the 2017 Plan.

Individual Limitations on Awards

The maximum number of shares of common stock that may be granted to any one participant during any 12-month period with respect to one or more awards is 1,000,000. The aggregate grant date fair market value of awards granted to any one participant who is a non-employee director during any 12-month period with respect to one or more awards is $1,000,000.

As of October 2, 2017, the closing price of the Company’s stock in the over-the-counter market was $2.75 per share.

Eligibility

All employees, officers, non-employee directors of, and consultants to, the Company and its subsidiaries and other affiliates, as determined by the Compensation Committee, are eligible to participate in the 2017 Plan.

Awards Available Under the 2017 Plan

The following types of awards may be granted pursuant to the 2017 Plan: incentive stock options, nonqualified stock options, SARs, restricted stock, restricted stock units, performance shares, performance share units, stock grants and stock units.

Stock Options. The Compensation Committee may grant incentive stock options and non-qualified stock options under the 2017 Plan. Incentive stock options may be granted only to participants who are employees. The exercise price of all options granted under the 2017 Plan must be at least 100% of the fair market value of the Company’s common stock on the date granted and no option may be exercised more than ten (10) years from the date of grant. The Compensation Committee will determine how the exercise price of an option may be paid and the form of payment, including, without limitation, cash, shares of stock held for longer than six months (through actual tender or by attestation), any net- issuance arrangement or other property acceptable to the Compensation Committee (including broker- assisted “cashless exercise” arrangements), and how shares of stock will be delivered or deemed delivered to participants. A participant will have no rights as a shareholder with respect to options until the record date of the stock purchase.

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Stock Appreciation Rights. The Compensation Committee also may grant SARs under the 2017 Plan. SARs give the participant the right to receive the appreciation in value of one share of common stock of the Company. Appreciation is calculated as the excess of (i) the fair market value of a share of common stock on the date of exercise over (ii) the base value fixed by the Compensation Committee on the grant date, which may not be less than the fair market value of a share of common stock on the grant date. Payment for SARs shall be made in cash, stock, or a combination thereof. SARs are exercisable at the time and subject to the restrictions and conditions as the Compensation Committee approves, provided that no SAR may be exercised more than ten (10) years following the grant date.

Restricted Stock. The Compensation Committee may grant restricted stock under the 2017 Plan. A restricted stock award gives the participant the right to receive a specified number of shares of common stock at a purchase price determined by the Compensation Committee (including and typically zero).

Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Compensation Committee, which typically involve the achievement of specified performance targets and/or continued employment of the participant until a specified date. As a general rule, if a participant terminates employment when the restricted stock is subject to restrictions, the participant forfeits the unvested restricted stock.

Restricted Stock Units. The Compensation Committee also may grant restricted stock unit awards under the 2017 Plan. A restricted stock unit award gives the participant the right to receive common stock, or a cash payment equal to the fair market value of common stock (determined as of a specified date), in the future, subject to restrictions and a risk of forfeiture. The restrictions typically involve the achievement of specified performance targets and/or the continued employment or service of the participant until a specified date. Participants holding restricted stock units have no rights as a shareholder with respect to the shares of stock subject to their restricted stock unit award prior to the issuance of such shares pursuant to the award.

Stock Grant Awards. The Compensation Committee may grant stock grant awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A stock grant award gives the participant the right to receive (or purchase at such price as determined by the Committee) shares of stock, free of any vesting restrictions. The purchase price, if any, for a stock grant award shall be payable in cash or in any other form of consideration acceptable to the Committee. A stock grant award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.

Stock Unit Awards. The Committee may grant stock unit awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A stock unit award gives the participant the right to receive shares of stock, or a cash payment equal to the fair market value of a designated number of shares, in the future, free of any vesting restrictions. A stock unit award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.

Performance Shares. The Compensation Committee also may grant performance share awards under the 2017 Plan. A performance share award gives the participant the right to receive common stock of the Company if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee. Each performance share will have a value determined by the Compensation Committee at the time of grant.

Performance Share Units. The Compensation Committee also may grant performance share unit awards under the 2017 Plan. A performance share unit award gives the participant the right to receive common stock of the Company, a cash payment or a combination of stock and cash, if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee. Each performance share unit will have a value determined by the Compensation Committee at the time of grant.

Performance-Based Awards. When the Compensation Committee grants options, restricted stock, restricted stock units, stock grants, stock units, performance shares, performance share units or performance cash, it may designate the award as a performance-based award. Options and SARs granted pursuant to the 2017 Plan should, by their terms, qualify as performance-based awards. Performance- based awards are intended to qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Tax Code.

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Section 162(m) of the Tax Code only applies to “covered employees” as that term is defined in Section 162(m) of the Tax Code. Therefore, only covered employees are eligible to receive awards that are designated as performance-based awards. The Compensation Committee has complete discretion regarding whether to grant awards to covered employees that qualify for the “performance-based compensation” exception. If the Committee designates a particular award as a performance-based award, the Compensation Committee will attempt to design and administer the award in a manner that will allow the award to qualify for the “performance-based compensation” exception under Section 162(m) of the Tax Code. Nevertheless, the requirements of this exception are complex and in some respects vague and difficult to apply. Consequently, we cannot guarantee that compensation that is intended to qualify for the “performance-based compensation” exception under Section 162(m) will in fact so qualify. The Compensation Committee may, in its discretion, grant awards under the 2017 Plan to covered employees that do not qualify for the exception.

The payment of options, restricted stock, restricted stock units, stock grants, stock units, performance shares, performance share units or performance cash that are designated as performance- based awards is contingent upon a covered employee’s achievement of pre-established performance goals during a specified performance period. Performance goals are based on any one or more pre-established performance criteria. The pre-established performance criteria are limited to the following: net operating income before taxes and extraordinary charges against income; earnings before interest, and taxes; earnings before interest, taxes, depreciation, and amortization; pre- or after-tax net earnings; sales growth; production levels; unit costs; operating earnings; operating cash flow; return on net assets; return on shareholders’ equity; return on assets; return on capital; stock price growth; shareholder returns; gross or net profit margin; earnings per share; price per share of stock; market share; revenue; income; safety objectives; environmental objectives; and completion of major projects. Any of the performance criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, or any other basket of companies. Performance goals may be expressed in terms of overall Company performance, the performance of a division, affiliate, or the performance of an individual. Financial performance criteria may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards. The Compensation Committee shall, within the time prescribed by Section 162(m) of the Tax Code, define in an objective fashion the manner of calculating the performance criteria it selects to use for a particular performance period for a particular participant.

With respect to any performance-based award granted to a covered employee that qualifies for the “performance-based compensation” exception to the Section 162(m) limitation, the Compensation Committee has the discretion to: select the length of the performance period, the type of performance- based awards to be issued, the kind and/or level of performance goal or goals and whether the performance goal or goals apply to the Company, an affiliate or any division or business unit of any of them, or to the individual participant or any group of participants. The Compensation Committee has the discretion to decrease, but not increase, the amount of compensation payable pursuant to any performance-based award. The Compensation Committee must certify in writing prior to the payment of any performance-based award that the performance goals and any other material terms and conditions precedent to such payment have been satisfied.

The performance criteria and other related aspects of the 2017 Plan will be subject to shareholder approval again in 2021 if (as is currently the case) shareholder approval is then required to maintain the tax-deductible nature of performance-based compensation under the 2017 Plan.

The maximum performance-based award (other than a performance cash award) payable to any one participant for any 12-month period is 1,000,000 shares of stock (or the equivalent cash value). The maximum If the performance period is less than or exceeds 12 months, the dollar and share limits expressed in this paragraph shall be reduced or increased proportionally.

Restrictions

The Compensation Committee may impose such restrictions on any awards under the 2017 Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Company’s common stock is then listed and under any blue sky or state securities law applicable to the awards.

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Change in Control

In the event of a participant’s termination of employment without “cause” or “good reason” (as those terms are defined in the 2017 Plan), within 12 months following a change in control, all awards that are outstanding and unvested shall become fully vested and exercisable and all restrictions on such outstanding awards shall lapse as of the date of termination.

Non-transferability

Unless otherwise determined by the Compensation Committee, no award granted under the 2017 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Tax Code or Title I of the Employee Retirement Income Security Act of 1974, but for the fact that it relates to an award granted under the 2017 Plan), or, if applicable, until the termination of any restricted or performance period as determined by the Compensation Committee.

Adjustment Provisions

If there is a change in the outstanding shares of stock because of a stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of stock available under the 2017 Plan and subject to each outstanding award, and its stated exercise price or the basis upon which the award is measured, shall be adjusted by the Compensation Committee. Moreover, in the event of such transaction or event, the Compensation Committee, in its discretion may provide in substitution for any or all outstanding awards under the 2017 Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustment to an incentive stock option shall be made consistent with the requirements of Section 424 of the Tax Code. Further, any adjustments made shall be made consistent with the requirements of Section 409A of the Tax Code.

Clawback

Every award granted under the 2017 Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including, without limitation, any clawback policy adopted to comply with final rules issued by the Securities and Exchange Commission and any final listing standards to be adopted by the NASDAQ Market pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Amendment, Modification and Termination of 2017 Plan

Subject to the Board’s right to terminate, amend or modify the 2017 Plan at any time, the 2017 Plan will remain in effect until all awards issued under the 2017 Plan expire, terminate, are exercised or are paid in full in accordance with the 2017 Plan provisions and any award agreement. However, no award may be granted under the 2017 Plan after the tenth anniversary of the date the 2017 Plan is approved by the Company’s shareholders.

The Board has discretion to terminate, amend or modify the 2017 Plan. Any such action of the Board is subject to the approval of the shareholders to the extent required by the 2017 Plan, law, regulation or the rules of any exchange on which Company stock is listed. Except as otherwise provided in the 2017 Plan, neither the Board, the CEO, nor the Compensation Committee may do any of the following without shareholder approval: increase the number of shares available under the 2017 Plan; grant options or SARs with an exercise price or base value that is below fair market value of a share of Company stock on the grant date; extend the exercise period or term of any option or SAR beyond 10 years from the grant date; expand the types of Awards available for grant under the 2017 Plan; or expand the class of individuals eligible to participate in the 2017 Plan.

Tax Withholding

The Company shall have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any award under the 2017 Plan. To the extent that alternative methods of withholding are available under applicable laws, the Company will have the power to choose among such methods.

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Federal Income Tax Information

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2017 Plan based on federal income tax laws in effect on April 28, 2017. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant except in the case of a participant who receives a restricted stock grant and makes the timely election permitted by Section 83(b) of the Tax Code.

Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock units, stock grants, stock units, performance shares, performance share units or performance cash, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. The Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Tax Code and the tax consequences described for nonqualified stock options will apply.

If certain awards fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Compensation Committee. The Company intends (but cannot and does not guarantee) that awards granted under the 2017 Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the 2017 Plan in such a manner.

Special Rules Applicable to Officers

In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

Tax Consequences to the Company or Its Affiliates

To the extent that an grantee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Tax Code and is not subject to the $1.0 million deduction limit for certain executive compensation under Section 162(m) of the Tax Code.

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New Plan Benefits Table

Awards to employees, officers, directors and consultants under the 2017 Plan are made at the discretion of the Compensation Committee. Therefore, the future benefits and amounts that will be received or allocated under the 2017 Plan are not determinable at this time. However, the following table provides information with respect to awards granted under the 2006 Plan during the fiscal year ending July 31, 2016 to the Company’s named executive officers (individually), officers, including named executive officers (as a group), all current non-employee directors (individually and as a group), and all employees, including officers who are not named executive officers (as a group).

Name and Position or Group	Stock Options
Named Executive Officers:
Mark Fletcher	4,447
Stephen Fellows*	1,668
David Brusegard*	1,668
All Officers (including Named Executive Officers) as a Group (3 persons)	7,783
All Non-Employee Directors as a Group (3 persons)	0
All Employees and Officers (who are not Named Executive Officers) as a Group (1 person*)	7,611

*These individuals are no longer officers, directors or employees of the Company

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Approval of the Adjournment of the annual Meeting, if Necessary

TO SOLICIT ADDITIONAL PROXIES FOR PROPOSAL set forth in itemS 4 AND 5

(Item 5 on the Proxy Card)

What am I voting on?

Generex is asking its stockholders to vote on a proposal to approve the adjournment of the annual meeting of stockholders, if necessary, to solicit additional proxies for the proposal set forth as Item 1 on the Proxy Card.

Why is this proposal necessary?

As discussed above, our Board recommends a vote for the increase in authorized shares of common stock under Item. In order to implement the increase in authorized shares or the reverse stock split, Generex is required under Delaware law to obtain the affirmative vote of a majority of all shares of common stock outstanding for each proposal. While we hope to have a majority of all shares of common stock outstanding vote for the increase in authorized shares and the reverse stock split at the annual meeting, it is possible we will not have sufficient votes to do so. If we do not have sufficient votes for Item 1 and Item 2 to pass, we could solicit and obtain additional votes and promptly reconvene the annual meeting.

How many votes are needed for this proposal and how are the votes counted?

The affirmative vote of a majority of shares of common stock present in person or by proxy at the annual meeting and entitled to vote on the subject matter is required to approve this Item 2. Abstentions will have the effect of negative votes.

How does the Board of Directors recommend that I vote?

We recommend that you vote FOR the approval to adjourn the annual meeting of stockholders, if necessary, to solicit additional proxies for the proposal set forth as Item 5 on the Proxy Card.

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RATIFICATION OF THE APPOINTMENT OF MNP LLP

AS GENEREX’S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2017

(Item 6 on the Proxy Card)

What am I voting on?

The Audit Committee of the Board of Directors has selected MNP LLP as the independent public accountants to examine the financial statements of Generex and its subsidiaries for the fiscal year ending July 31, 2017. The Board of Directors has concurred in the Audit Committee’s selection and is presenting the matter to the stockholders for ratification at the annual meeting. MNP LLP ("MNP") has served as our independent auditors since June 1, 2013.

Why is ratification of the selection of MNP LLP necessary?

Stockholder ratification of the selection of MNP LLP as our independent auditors is not required by our bylaws or otherwise. However, we are submitting the selection of MNP LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain MNP LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of us and our stockholders.

What services will the independent registered public accounting firm provide?

Audit services provided by MNP LLP for fiscal year 2015 will include the examination of the consolidated financial statements of Generex and services related to periodic filings made with the SEC. Audit services for fiscal year 2015 may also include the audit of the effectiveness of the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Additionally, MNP LLP may provide audit-related, tax and other services comparable in nature to the services that it performed in fiscal 2014, as described below under the heading “Audit Matters” and the subheading “Fees Paid to Generex’s Independent Public Accountants.”

Will representatives of the independent registered public accounting firm be present at the 2015 annual meeting?

Representatives of MNP LLP are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

How does the Board of Directors recommend that I vote?

We recommend that you vote FOR the ratification of the appointment of MNP LLP as Generex’s independent registered public accounting firm for the fiscal year ending July 31, 2017.

AUDIT MATTERS

Fees Paid to Generex’s Independent Public Accountants

MNP LLP ("MNP") has served as our independent auditors since June 1, 2013. The appointment of MNP as our independent public accountants was unanimously approved by the Audit Committee of our Board of Directors. MNP is the successor to our former independent auditors, MSCM LLP ("MSCM"), following MNP’s merger with MSCM in June 2013. MSCM served as our independent auditors from September 5, 2008 until June 1, 2013.

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The following table sets forth the aggregate fees paid by Generex for the fiscal years ended July 31, 2016 and 2015 to our independent auditors:

	Fiscal Year Ended July 31, 2017		Fiscal Year Ended July 31, 2016		Fiscal Year Ended July 31, 2015
Audit Fees	$165,000	(1)	$44,840	(1)	57,760	(1)
Audit-Related Fees	$-0-		$-0-		$-0-
Tax Fees	$-0-		$-0-	(2)	-0-	(2)
All Other Fees	$-0-			$(3)	3,500	(3)
TOTAL	$165,000		$44,840		$61,160
(1)	Includes fees associated with quarterly reviews of financial statements included in Generex’s Form 10-Q filings.
(2)	MNP LLP did not provide or bill for any tax services.
(3)	Represents fees associated with review of the Company’s registration statements on Form S-1 and Form S-8.

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that Generex’s independent auditor is permitted to perform for Generex under applicable federal securities regulations. As permitted by the applicable regulations, the Audit Committee’s policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Audit Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

The pre-approval policy was implemented effective as of October 30, 2003. All engagements of the independent auditor to perform any audit services and non-audit services since that date have been pre-approved by the Audit Committee in accordance with the pre-approval policy. The policy has not been waived in any instance. All engagements of the independent auditor to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance with its normal functions

Report of the Audit Committee

The Audit Committee reviewed and discussed Generex's audited financial statements for the fiscal year ended July 31, 2016 with management. The Audit Committee discussed with MNP LLP, Generex's independent public accountants for the fiscal year ended July 31, 2016, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received the written disclosures and the letter from MNP LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with MNP LLP its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Generex's Annual Report on Form 10-K for the fiscal year ended July 31, 2016 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Brian T. McGee (Chairman)

The foregoing Report of the Audit Committee shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of Generex's previous or future filings with the SEC, except as otherwise explicitly specified by Generex in any such filing.

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OTHER MATTERS

The Generex Board of Directors is not aware of any other business that may be brought before the annual meeting.

Security Ownership of Certain Beneficial Owners and Management

The table on the following pages sets forth information regarding the beneficial ownership of the common stock by our directors and named executive officers (including persons who served as principal executive officer and principal financial officer during a portion of the fiscal year ended July 31, 2016) and all the named executives and directors as a group. We are not aware of any person or group that beneficially owns more than five percent of our outstanding shares of common stock.

The information contained in this table is as of September 28, 2017. At that date, we had 1,065,093 shares of common stock outstanding.

A person is deemed to be a beneficial owner of shares if he has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options or warrants that are presently exercisable or that will become exercisable within sixty (60) days.

Beneficial Ownership

Name of Beneficial Owner	Number of Shares	Percent of Class
Named Executives, Directors and Nominees

Joseph Moscato(1)	156,400	12.2%
Mark Fletcher (2)	15,906	1%
Brian T. McGee (3)	3,726	*
Andrew Greene(4)	240,000	17.5%
James Anderson(5)	3,564	*
Lawrence Salvo(9)	159,745	13%

Named Executives and Directors as a group 9 persons)	579,341	35.2%
Other Holders
Pharma Trials, LLC(6)	1,200,000	51.5%
Alpha Capital Anstalt(7)	98,801	8.4%
Stephen Berkman(8)	283,191	21.0%

* Less than 1%.

(1)	Consists of 156,400 shares of common stock issuable upon the conversion of 391 shares of Series I Preferred Stock
(2)	Includes 15,606 shares and 300 options which were granted on March 8, 2010 under 2006 Plan.
(3)	Includes 286 shares, 100 options which were granted on March 8, 2010 under the 2006 Plan, 200 options issued March 25, 2011 under the 2001 Stock Option Plan, 508 options issued June 19, 2012 under the 2006 Plan, 1,413 options issued April 1, 2013 under the 2006 Plan, 328 options issued June 6, 2013 under the 2006 Plan and 891 options issued October 31, 2013 under the 2001 (400) and 2006 Plans (491).

(4)	Consists of shares of common stock issuable upon the conversation of Series H Preferred Stock held by Pharma Trials, LLC. Pharma Trials, LLC owns 3,000 shares of Series H Preferred Stock, which are convertible into an aggregate 1,200,000 shares of Common Stock. Mr. Greene owns an indirect 20% interest in Pharma Trials, LLC.

(5)	Consists of 3,726 options issued under stock option plans.

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(6)	Consists of 1,200,000 shares of common stock issuable upon the conversion of 3,000 shares of Series H Preferred Stock.

(7)	Incudes 1,000,000 shares of common stock and shares issuable under a Right to Shares Agreement with the between the Company and Alpha Capital Anstalt pursuant to which that holder converted 100% of preferred shares held by it and exercise 100% of the common stock purchase warrants held by it. The Company initially delivered 1,000,000 shares pursuant to The Right to Shares Agreement Those remaining shares will be delivered to the holder from time to time based on draw down notices submitted to the Company by that holder.

(8)	Includes 53,191 shares of common stock (on a post-reverse split basis) issued to Mr. Berkman and 230,000 shares to which he is entitled pursuant to the agreement for the acquisition of the controlling interest in Hema Diagnostic Systems. Does not include warrants exercisable for 15,000,000 shares of common stock, which have not been issued but to which he is entitled.

(9)	Consists of 159,745 shares of common stock issuable upon the conversion of 399 shares of Series I Preferred Stock

CERTAIN TRANSACTIONS

Changes in Control

The transactions described below under “Related Transactions” may be deemed a potential change in control of the Generex.

Review of Related Party Transactions

We presently have a policy requiring approval by stockholders or by a majority of disinterested directors of transactions in which one of our directors has a material interest apart from such director's interest in Generex. We also have a policy requiring the approval by the Audit Committee for any transactions in which a director or an executive officer has a material interest apart from such director's or officer’s interest in Generex.

Related Transactions

Brooks, Houghton & Company Engagement

In May, 2017, the Company entered into a letter agreement with Brooks, Houghton & Company, Inc. for Brooks, Houghton to serve as the Company’s exclusive financial advisor in connection with acquisitions by the Company as well as joint ventures, partnerships, strategic alliances and similar transactions. Kevin Centofanti, a nominee for election as a director of Generex at the snnusl meeting, is the President of Brooks, Houghton.

Under the letter agreement, the Company will pay a monthly fee of $15,000, as well as a fee on completion of any acquisition, joint venture, partnership, strategic alliance or similar transaction based on the “transaction amount,” defined as the enterprise value attributed to the Company in the transaction, as follows:

•	3% of the transaction amount below $50 million
•	2.5% of the transaction amount above $50 million up to $100 million
•	2% of the transaction amount over $100 million.

The letter agreement can be terminated on 180 days’ notice.

Pharma Trials Investment

An aggregate of 1,2000,000 shares of the Company’s common stock are issuable upon conversion of the Series H Preferred Stock sold at the initial closing.

The following describes a Securities Purchase Agreement between Pharm Trails, LLC and the Company, as well as the initial issuance of 3,000 shares of Series H Preferred Stock to that investor.

On March 28, 2017, the Company entered into a securities purchase agreement with Pharma Trials, LLC pursuant to which the Company agreed to sell an aggregate of 109,000 shares of its newly designated non-voting Series H Preferred Stock (“Series H Preferred Stock”) and 6,000 shares of its newly designated Series I Preferred Stock (“Series I Preferred Stock”). Andrew Greene, a director of the Company and formerly its Chief Operating Officer, holds a 20% interest in Pharma Trails, LLC. Mr. Greene did not participate in the deliberations of the Company’s Board of Directors with respect to approval of the transactions contemplated by the securities purchase agreement.

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The Series H Preferred Stock was scheduled to be sold in four tranches. At closing of the first tranche, the Company issued 3,000 shares of Series H Preferred Stock for a purchase price of $3,000,000. The proceeds of this sale were paid directly on the Company’s behalf to Emmaus Life Sciences, Inc., as an additional deposit under the Company’s letter of intent with Emmaus. The letter of intent with Emmaus was later terminated.

The closing of the sale of 6,000 shares of Series I Preferred Stock ($6,000,000) was to occur on April 17, 2017. Pharma Trials failed to close that sale, despite the Company being ready, willing and able to proceed. Under the securities purchase agreement, in the event Pharma Trails failed to purchase 100% of the shares of preferred stock at any given Closing, it lost its rights to purchase any other preferred stock. Our management made the determination that it was in the Company’s best interest to terminate Pharma Trial’s rights and on April 23, 2017 the Company notified Pharma Trials in writing that its rights to purchase additional shares were forfeit

Issuance of Series I Preferred Stock Exchange for Debt owed to Officers

As previous reported, Joseph Moscato, the Company’s President & CEO and a Director, and Lawrence Salvo, a Director, made personal unsecured cash advances to Company to permit it to pay the initial $500,000 deposit to Emmaus Life Sciences, Inc. under our Letter of Intent with Emmaus. Mr. Salvo and Mr. Moscato have made other advances to permit the Company to pay certain third party expenses in connection with the implementation of the Company’s repurposed business plan, including legal, accounting, transfer agent, Edgarization, and press release fees.

On April 26, 2017, our Board of Directors determined it appropriate to retire the Company’s indebtedness to Messrs. Moscato and Salvo by applying a 20% original issue discount to the aggregate amounts thereof and issuing shares of our Series I Convertible Preferred Stock in full and final satisfaction thereof.  The Board considered the 20% original issue discount a reasonable term as it is the same as original issue discount negotiated at arm’s length with an independent investor in March, 2017. The 20% original issue discount means that the actual funds advanced by Messrs. Moscato and Salvo were 80% of the debt recognized and converted into Series I Preferred Stock. Following the Board’s decision, we issued the following shares:

a.	391 shares of Series I Preferred Stock to Mr. Moscato to retire indebtedness of $390,983.52; and

b.	399 shares of Series I Preferred Stock to Mr. Salvo to retire indebtedness of $399,363.22.

The $1,000 per share conversion ratio was based on the $1,000 per share cash price under the securities purchase agreement with Pharma Trails.

The Series I Preferred Stock issued to Mr. Salvo and Mr. Moscato will have a special one-time voting right exercisable at the next meeting of the Company’s stockholders. The Series I Preferred Stock, as a class, will be entitled to cast a number of votes on such proposal equal to fifty percent (50%) of the total number of votes entitled to be cast at such meeting (determined as of the record date for such meeting) by all other outstanding shares of the Company’s capital stock

Conversion and other Terms of the Series H and Series I Preferred Stock

The Series H and Series I Preferred Stock are convertible at the option of the holder at any time into shares of the Company’s common stock at an effective conversion price of $2.50 per share. An aggregate of 1,2000,000 shares of the Company’s common stock are issuable upon conversion of the Series H Preferred Stock sold to Pharma Trials. An aggregate 316,000 shares of the Company’s common stock would be issuable upon conversion of the Series I and Preferred Stock issued to Mr. Moscato and Mr. Salvo.

Neither the Series H Preferred Stock nor the Series I Preferred Stock have special dividend rights. If the Company pays dividends on its common stock, the holders of the preferred stock will receive dividends in the amount they would have received had they converted the preferred stock to common stock.

40

The conversion price of the preferred stock will be subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the holders of convertible preferred stock will be entitled to receive, upon conversion of their shares, any securities or other consideration received by the holders of the Company’s common stock pursuant to the fundamental transaction.

The securities purchase agreement and the certificates of designation authorizing the Series H and Series I Preferred Stock include certain agreements and covenants for the benefit of the holders of the convertible preferred stock, including restrictions on the Company’s ability to amend its certificate of incorporation and bylaws in any manner that materially and adversely affects any rights of a preferred holder, prohibition on the Company’s authorizing or issuing any class of capital stock senior to the Series H or Series I Preferred Stock in liquidation, and prohibition on the Company repurchasing more than a de minimis number of shares of its common stock or other junior securities.

The Series I Preferred Stock, when issued, shall have a special one-time voting right. At the first meeting of the Company’s stockholders following the initial issuance of the Series I Preferred Stock, the Series I Preferred Stock shall be entitled to vote on (i) the election of individuals to serve as members of the Board of Directors, and (ii) any proposal to increase the authorized number of shares of the Company’s common stock. The Series I Preferred Stock, as a class, shall be entitled to cast a number of votes on such proposal equal to fifty percent (50%) of the total number of votes entitled to be cast at such meeting (determined as of the record date for such meeting) by all other outstanding shares of the Company’s capital stock.

The investor has agreed in the securities purchase agreement to exercise the above rights in favor of (a) the election of Company management’s slate of directors, and (b) the Company’s proposal to increase the authorized number of shares of common stock, both as set forth in Company management’s proxy statement in respect of the first meeting of the Company’s stockholders to be held after the date hereof.

During the period commencing on the date upon which the Company’s stockholders have approved an increase in the authorized number of shares of common stock and ending on December 31, 2018, the holders of any shares issued upon conversion of the preferred stock have agreed to vote such shares in favor of Company management’s slate of directors.

The securities purchase agreement contains representations and warranties and covenants for each party, which must be true and have been performed at each closing. The Company has agreed to indemnify and hold the investor harmless against certain liabilities in connection with the issuance and sale of the convertible preferred stock and warrants under the securities purchase agreement.

CFO Squad

CFO Squad, provides accounting and financial services to the Company. Our CFO, Mark Corrao, is a principal of CFO Squad. CFO Squad was paid $37,500 for accounting and financial services provided to the Company in Fiscal 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that Generex's directors and executive officers, and any persons who own more than ten percent (10%) of Generex's common stock, file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Generex. Such persons are required by SEC regulations to furnish Generex with copies of all such reports that they file. To the knowledge of Generex, based upon its review of these reports, all Section 16 reports required to be filed by its directors and executive officers during the fiscal year ended July 31, 2017 were filed on a timely basis except that Mr. Moscato did not timely file of Form 3 upon becoming an officer and director.

41

OTHER INFORMATION

Stockholder Proposals for the Next Annual Meeting

Any proposals of stockholders intended to be presented at the 2018 annual meeting of stockholders must be received by Generex at 4145 North Service Road, Suite 200, Burlington, Ontario, Canada L7L 6A3, no later than a reasonable time before Generex begins to print and distribute its proxy materials in order to be included in the proxy materials and form of proxy relating to such meeting. It is suggested that stockholders submit any proposals by an internationally recognized overnight delivery service to the Secretary of Generex at its principal executive offices located at 4145 North Service Road, Suite 200, Burlington, Ontario, Canada L7L 6A3. Such proposal must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials for such meeting. .

For business to be properly brought before the 2018 annual meeting by a stockholder in a form other than a stockholder proposal requested to be included in Generex’s proxy materials, any stockholder who wishes to nominate a person for election as director or bring another item of business before the annual meeting of stockholders must give notice of such intention to nominate or other business item in writing to the Secretary of Generex not less than 60 nor more than 90 days prior to the annual meeting. In the event that less than 70 days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, notice of such nomination or business to be timely must be received by the Secretary of Generex not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder's notice of such nomination or business must provide information about the nominee, the nature of the other business and the stockholder proposing such nomination or business, as required by Generex's bylaws. A copy of these bylaw requirements will be provided upon request in writing to David Brusegard, Secretary, at the principal offices of Generex.

If there should be any change in the foregoing submission deadlines, Generex intends to publicly disseminate information concerning the change.

42

Appendix A

AUDIT COMMITTEE CHARTER

The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in monitoring (1) the integrity of the Company's financial statements and reports and (2) the independence and performance of the Company's auditors. The Committee shall be solely responsible for the appointment, compensation, retention and oversight of the work of any independent auditors employed by the Company for the purpose of preparing or issuing an audit report or related work. The independent auditor so employed shall report directly to the Committee.

The Committee shall pre-approve all auditing and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that such delegation is in compliance with Section 10A(i)(3) of the Exchange Act and the rules thereunder and decisions of such subcommittees to grant pre-approvals shall be presented to the Committee at its next scheduled meeting. The Committee shall not delegate its responsibilities to pre-approve services performed by the independent auditors to management.

The Committee shall have the authority to retain independent legal, accounting or other consultants or advisors to advise it. The Committee shall have the authority to request any officer or employee of the Company or the Company's outside counsel, auditor or other consultant or advisor to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee. The Company shall provide sufficient funds to the Committee for the retention, use or employment of any legal, accounting or other consultant or advisor by the Committee that is necessary for the Committee to carry out its duties under this Charter.

The Committee shall:

1.	Review and reassess the adequacy of this Charter from time to time and recommend any proposed changes to the Board for approval.

2.	Review the Company's annual audited financial statements with management and the Company's independent auditor, including major issues regarding accounting and auditing principles and practices.

3.	Review with management and the Company's independent auditor any significant financial reporting issues and judgments observed by or brought to the attention of the Committee relative to the preparation of the Company's financial statements.

4.	Review the Company's quarterly financial statements prior to the filing of its Form 10-Q.

5.	Review any proposed major changes to the Company's auditing and accounting principles prior to their adoption.

6.	Receive periodic reports from the Company's independent auditor regarding the auditor's independence, discuss such reports with the auditor, and recommend any Board action deemed necessary and appropriate by the Committee to assure the independence of the auditor.

7.	Ensure the rotation of the audit partners of the independent auditor to the extent required by law.

8.	Recommend to the Board policies for the Company's hiring of employees, or former employees, of the Company's independent auditor who participated in any capacity in the audit of the Company, prior to the Company's hiring any such persons.

A-1

9.	Review and discuss reports from the independent auditor on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material communications between the independent auditor and management.

10.	Discuss with the independent auditor the matters required to be discussed with the Committee by the independent auditor under Statement on Auditing Standards No. 61 relating to the conduct of the audit of the Company's financial statements.

11.	Review with the Company's independent auditor any problems or difficulties the auditor may have encountered, as well as any management letter provided by the auditor and the Company's response to that letter.

12.	Review and discuss with management, the independent auditor and the Controller: (a) the adequacy and effectiveness of the Company's internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the independent auditor or management); (b) the Company's internal audit procedures; and (c) the adequacy and effectiveness of the Company's disclosures controls and procedures, and management reports thereon.

13.	Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

14.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

15.	Review with the Company's attorneys such legal matters as the Committee determines may have a material impact on the Company's financial statements.

16.	Evaluate together with the Board the performance of the Company's independent auditor.

17.	Review the appointment and any replacements of the Company's principal accounting officer.

18.	Establish procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Committee shall consist of no fewer than three members. Each member of the Committee shall be independent and shall have the ability to read and understand financial statements, including the Company's balance sheet, income statement and cash flow statement. For purposes of this Charter, to be considered "independent" a Committee member: (1) must meet the independence requirements of the NASDAQ Stock Market, Inc. and any U.S. Securities and Exchange Commission regulation applicable to the Company; and (2) may not, other than in his or her capacity as a member of the Committee, (a) accept any consulting, advisory or other compensatory fee from the Company or any subsidiary thereof, or (b) be an affiliated person of the Company or any subsidiary thereof.

Committee members shall be members of the Board of the Company and shall be nominated and elected by the full Board annually. The full Board shall promptly fill vacancies that may occur on the Committee. At least one member of the Committee shall have past employment experience in finance or accounting, or comparable experience or background (including, for example, being or having been a chief executive officer, chief financial officer or other senior corporate officer with financial oversight responsibilities) which results in such member having financial sophistication. The qualifications of Committee members shall be determined by the full Board.

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Meetings of the Committee may be called from time to time by the Chairman or any two members of the Committee upon not less than seventy-two (72) hours prior notice (which may but need not state the business intended to be conducted at the meeting), provided that a meeting may be held without such notice if all members are present or, if absent, waive notice of the meeting. A majority of the members of the Committee shall constitute a quorum for the purpose of taking any action upon any matter than may come before it, and the Committee may take any action which it is authorized to take as a committee without the necessity of a meeting if all members of the Committee consent in writing in accordance with Section 141(f) of the Delaware General Corporation Law. The Chairman of the Committee shall promulgate such other rules or procedures as he or she deems necessary or appropriate for the proper and efficient conduct of the business of the Committee.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure the Company's compliance with laws and regulations relating to financial disclosure or any other area.

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Appendix B

FORM OF CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

GENEREX BIOTECHNOLOGY CORPORATION

Generex Biotechnology Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: That, in accordance with Section 242 of the DGCL, the Board of Directors of Generex Biotechnology Corporation (the “Corporation”), by unanimous written consent filed with the minutes of the Board of Directors, duly adopted by resolution the amendment (the “Amendment”) to the Corporation’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and directed that said Amendment be submitted to the stockholders of the Corporation for consideration.

SECOND: That thereafter, the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon approved the Amendment at an anual meeting of the Corporation’s stockholders in accordance with Section 242 of the DGCL.

THIRD: Effective upon the filing of this Certificate of Amendment with the Delaware Secretary of State, the Certificate of Incorporation is hereby amended by deleting Article FOURTH in its entirety and replacing it with the following:

“FOURTH: The aggregate number of shares of all classes of stock that this Corporation shall have the authority to issue is 751,00,000 shares, consisting of 750,000,000 shares of common stock, par value $.001 per share, and (b) 1,000,000 shares of preferred stock, par value $.001 per share. The preferred stock may be issued in one or more series and may have preferences as to dividends and to liquidation of the Corporation. The Board of Directors of the Corporation shall establish the specific rights, preferences, voting privileges and restrictions of such preferred stock or any series thereof.

FOURTH: Effective upon the filing of this Certificate of Amendment with the Delaware Secretary of State, the Certificate of Incorporation is hereby amended by deleting Article FIRST in its entirety and replacing it with the following:

FIRST: The Name of the Corporation is NuGenerex Biotechnology Holdings, Inc.

FIFTH: This Certificate of Amendment will be effective upon filing.

IN WITNESS WHEREOF, Generex Biotechnology Corporation has caused this Certificate of Amendment to the Restated Certificate of Amendment to be signed by Joseph Moscato, its President & Chief Executive Officer, this      day of June, 2017.

GENEREX BIOTECHNOLOGY CORPORATION

By:
Joseph Moscato President & Chief Executive Officer

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Appendix C-1

HEMA DIAGNOSTIC SYSTEMS, LLC

FINANCIAL STATEMENTS

C-1-1

HEMA DIAGNOSTIC SYSTEMS, LLC and ASSOCIATES

CONDENSED COMBINED Unaudited Financial Statements

C-1-2

HEMA DIAGNOSTIC SYSTEMS, LLC and ASSOCIATES

Condensed Combined Balance Sheets

	September 30,	December 31,
	2016 (unaudited)	2015
ASSETS
CURRENT ASSETS:
Cash	$25,441	$29,928
Accounts receivable, net	7,571	5,604
Inventory, net	33,524	29,303
Advances and loan receivables	113,128	928,174
TOTAL CURRENT ASSETS	179,664	993,009

PROPERTY AND EQUIPMENT, NET	6,640	12,936
OTHER ASSETS, NET	36,343	38,265

TOTAL ASSETS	$222,647	$1,044,210

LIABILITIES AND OWNERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$425,128	$368,618
Accrued interest	158,788	81,924
Customer deposits	59,775	59,775
Loan payables - shareholder	13,260,472	14,144,391
Due to affiliates	80,504	81,054
Other current liabilities	25,994	21,689
TOTAL CURRENT LIABILITIES	14,010,661	14,757,451

COMMITMENTS AND CONTINGENCIES

OWNERS' DEFICIT:
Owners equity	6,740,829	5,856,329
Accumulated deficit	(20,528,843)	(19,569,570)
TOTAL OWNERS' DEFICIT	(13,788,014)	(13,713,241)

TOTAL LIABILITIES AND OWNERS' DEFICIT	$222,647	$1,044,210

See accompanying notes to the condensed combined unaudited financial statements

C-1-3

HEMA DIAGNOSTIC SYSTEMS, LLC and ASSOCIATES

Condensed Combined Statements of Operations

(Unaudited)

	For the Nine Months Ended September 30,
	2016	2015
REVENUES, NET	$16,963	$4,828

COST OF REVENUES	12,414	2,788

GROSS PROFIT	4,549	2,040

OPERATING EXPENSES
Selling and Marketing Expenses	32,197	57,029
Research and Development	407,609	384,100
General and Administrative Expenses:
Personnel expense	212,920	193,220
Professional fees	147,787	6,428
Facilities	52,222	53,166
Other general and administrative expenses	36,613	32,272
TOTAL OPERATING EXPENSES	889,348	726,215

LOSS FROM OPERATIONS	(884,799)	(724,175)

OTHER INCOME (EXPENSE)
Interest income (expense), net	(79,572)	(24,874)
Other income (expense), net	5,098	2,445
TOTAL OTHER INCOME (EXPENSE)	(74,474)	(22,428)

NET LOSS	$(959,273)	$(746,603)

See accompanying notes to the condensed combined unaudited financial statements

C-1-4

HEMA DIAGNOSTIC SYSTEMS, LLC and ASSOCIATES

Condensed Combined Statements of Owners’ Deficit

For The Nine months ended September 30, 2016

(Unaudited)

	Common Stock
	Shares	Amount	Owners’ Equity	Accumulated Deficit	Total Owners’ Deficit
BALANCE AT JANUARY 1, 2016	100	0	$5,856,329	$(19,569,570)	$(13,713,241)
Capital contribution	—	—	884,500	—	884,500
Net Loss	—	—	—	(959,273)	(959,273)
BALANCE AT SEPTEMBER 30, 2016	100	0	$6,740,829	$(20,528,844)	$(13,788,014)

See accompanying notes to the condensed combined unaudited financial statements

C-1-5

HEMA DIAGNOSTIC SYSTEMS, LLC and ASSOCIATES

Condensed Combined Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
	2016	2015
CASH FLOW FROM OPERATING ACTIVITIES:
NET LOSS	$(959,273)	$(746,603)
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED
IN OPERATING ACTIVITIES:
Depreciation and amortization	8,218	8,832
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable, net	(1,967)	(4,017)
(Increase) decrease in inventory	(4,221)	(3,469)
Increase in accounts payable and accrued expenses	56,511	6,926
Increase in customer deposits	76,863	24,520
Decrease in other current liabilities	4,305	3,199
Net cash used in operating activities	(819,564)	(710,612)

CASH FLOWS FROM INVESTING ACTIVITIES:
Employee advances	815,046	(105,592)
Decrease (increase) in other assets	—	(5,151)
Due to affiliates	(550)	—
Net cash used in investing activities	814,496	(110,742)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution	884,500	793,400
Proceeds from shareholder loans	(883,919)	236
Net cash provided by financing activities	581	793,636

NET CHANGE IN CASH	(4,487)	(27,718)

CASH AT THE BEGINNING OF THE PERIOD	29,928	40,499
CASH AT THE END OF THE PERIOD	$25,441	$12,781

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$—	$—
Interest	$—	$—

See accompanying notes to the condensed combined unaudited financial statements

C-1-6

HEMA DIAGNOSTIC SYSTEMS, LLC and ASSOCIATES

Notes to Condensed Combined Unaudited Financial Statements

For the Nine months ended September 30, 2016 and 2015 (unaudited)

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

The Combined Financial Statements of Hema Diagnostic Systems, LLC and Associates (collectively the “Company”) include the accounts of Hema Diagnostic Systems, LLC; Hema Diagnostics Systems Panama, PTY and Rapid Medical Diagnostics, Corp. as the entities are under common control and management. All transactions and accounts between and among the entities have been eliminated. The Company has evaluated subsequent events through November 17, 2016, which is the date the Combined Financial Statements were available to be issued.

HEMA DIAGNOSTIC SYSTEMS, LLC (“HDS”), was founded to market and distribute certain third party medical testing device technology. When new and innovative medical device testing technology became available that was both proprietary from and competitive to the previous third party technology, the principals decided to pursue the commercialization of the new technologies. HDS, a Florida limited liability corporation founded December 14, 2000 and began operations in 2002 to perform product research and development, create distribution channels and sales and marketing and administration functions and is currently commercializing the new proprietary medical testing device patents and technology. HDS has not yet begun to generate significant revenues and is still in the process of perfecting production techniques and obtaining the appropriate certifications for a series of medical devices that will be able to detect certain diseases quickly and cost effectively.

HEMA DIAGNOSTICS SYSTEMS PANAMA, PTY (“HDP”) was established to distribute HDS products in Central and South America. HDS operates as the administration and disbursing arm for HDP. HDS is affiliated with HDP through common ownership and operates under a Management Services Agreements (“MSA”) that provides for the reimbursement of expenses incurred by HDS on behalf of its affiliates. HDS receives a service fee for performing these administration services as specified in the MSA agreements. The affiliate’s ability to repay HDS for funds advanced on their behalf, is entirely dependent on the successful commercialization of Rapid Medical Diagnostics technology and the resulting royalty payments generated there from.

RAPID MEDICAL DIAGNOSTICS, CORP. (“RMD”) was established to develop products and hold patents for HDS and is affiliated with HDS through common ownership and management. HDS operates as the administration and disbursing arm of RMD in accordance with a Management Services Agreements (“MSA”) between the parties that provides HDS a service fee for performing these administrative and disbursing services. Consequently, HDS records substantial amounts due from RMD as a result of transactions disbursed by HDS on RMD’s behalf. RMD’s ability to repay HDS for funds advanced on its behalf, is entirely dependent on the successful commercialization of RMD patents and technologies by HDS and the resulting royalty payments generated there from. RMD has licensed its patents and technologies exclusively to HDS, which will entitle RMD to receive royalties from HDS once those technologies achieve commercial viability. To date there has been no royalty paid to or earned by RMD. Correspondingly, HDS has waived its right to receive service fees under the MSA until HDS successfully commercializes RMD’s licensed technologies.

C-1-7

NOTE 2. GOING CONCERN

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of approximately $959,000 for the nine months ended September 30, 2016. The net loss incurred in 2016 has resulted in an accumulated deficit of approximately $20,529,000 and a total Owners’ deficit of approximately $13,788,000 at September 30, 2016.

In response to the losses incurred in 2016, the Company continues to constantly evaluate and monitor its cash needs and existing cash burn rate, in order to make adjustments to its operating expenses. Cash on hand was approximately $25,000 at September 30, 2016.

No assurances can be given that the Company will achieve success in obtaining sufficient levels of end user sell-through necessary to fully sustain its operations, without seeking additional financing. The Company intends to pursue the equity transaction discussed in Note 14, seek additional lending, equity or joint venture partners. However, there can be no assurances that additional financing, if required, can be obtained, or obtained on reasonable terms acceptable to the Company.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the unaudited condensed combined financial position of Hema Diagnostic Systems, LLC and Associates as of September 30, 2016 and the unaudited condensed combined results of its operations and cash flows for the nine months ended September 30, 2016. The unaudited condensed combined results of operations for the nine months ended September 30, 2016 are not necessarily indicative of the operating results for the full year. It is recommended that these unaudited condensed combined financial statements be read in conjunction with the audited financial statements and related disclosures of the Company for the years ended December 31, 2015 and 2014.

Use of estimates

The preparation of combined financial statements in accordance with accounting principles generally accepted in the United States of America (“US-GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. Estimates which are particularly significant to the financial statements include estimates relating to the determination of impairment of assets, the useful life of property and equipment and the recoverability of advances.

C-1-8

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and cash equivalents

The Company considers short-term interest bearing investments with initial maturities of three months or less to be cash equivalents. The Company has no cash equivalents at September 30, 2016 and December 31, 2015.

Inventory

Inventory is stated at the lower of cost or net realizable value. Cost is determined using the Weighted Average method. The Company periodically evaluates its inventory for any obsolete or slow moving items based on production lot# and advances in production design or technology. Any inventory determined to be obsolete or slow moving is removed from inventory and disposed or a provision is made to reduce slow moving inventory to its net realizable value. At September 30, 2016 and December 31, 2015, the Company recorded a reserve for obsolescence of $7,750 and $7,750, respectively.

Property and equipment

Property and equipment consists of furniture and office equipment, and is stated at cost less accumulated depreciation. Depreciation is determined by using the 200% double declining method for equipment and the straight- line method for leasehold improvements, over the estimated useful lives of the related assets, generally five to fifteen years.

Expenditures for repairs and maintenance of equipment are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the related assets.

Intangible assets, net

The Company’s intangible assets consist of patent patented technology. Amortization is computed by applying the straight line method based on the remaining patent life. The primary patent expires in 2024.

Impairment of Long-Lived Assets

The Company evaluates long-lived assets for impairment, including property, plant and equipment and intangible assets, when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable or the assets are being held for sale. Upon the occurrence of a triggering event, the asset is reviewed to assess whether the estimated undiscounted cash flows expected from the use of the asset plus the residual value from the ultimate disposal exceeds the carrying value of the asset. If the carrying value exceeds the estimated recoverable amounts, the asset is written down to the estimated fair value. Any resulting impairment loss is reflected on the Combined Statements of Operations.

C-1-9

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition

The Company has yet to fully commercialize its products and secure appropriate permits and licenses necessary to begin full worldwide distribution. The Company has had negligible sales to date, primarily related to trial samples and evaluation of the efficacy and suitability of the products to specific target markets.

Sales and the related cost of sales are recognized primarily upon shipment of products (normally when title passes). The Company’s revenue recognition policies are in compliance with ASC Topic 605, which establishes criteria that must be satisfied before revenue is realized or realizable and earned.

The Company recognizes revenue when all of the following four criteria are met:

•	persuasive evidence of a sales arrangement exists,
•	delivery has occurred,
•	the sales price is fixed or determinable and
•	collectability is probable.

Income taxes

Hema Diagnostic Systems, LLC is a limited liability corporation. Rapid Medical Diagnostic Corp. is a Subchapter S corporation. Federal and state income tax regulations do not require a limited liability corporation or a Subchapter S corporation to pay income taxes. Rather each member’s allocable share of the profit or loss is reported in each member’s individual income tax return. Hema Diagnostics Systems Panama, PTY is a Panamanian company. Due to its operational losses, no taxes are required. Accordingly, no provision or liability for income taxes is reflected for this reporting entity in the accompanying financial statements. The Company’s 2012 – 2015 tax returns remain subject to examination by federal, state or foreign tax authorities.

Stock-Based payments

The Company accounts for transactions in which services are received in exchange for stock based on the fair value of such services received from non-employees, in accordance with ASC 505-50, "Equity Based Payments to Non-employees."

The Company follows ASC 718, "Compensation — Stock Compensation", in accounting for its stock based payments. This standard states that compensation cost or the value of stock issued for services are measured at the grant date based on the value of the stock granted and is recognized over the vesting or service period.

Risks and uncertainties

The Company’s business could be impacted by continuing price pressure on its product manufacturing, acceptance of its products in the market place, new competitors, changing federal and/or state legislation, new technologies and other factors. Adverse changes in these areas could negatively impact the Company’s financial position, results of operations and cash flows.

C-1-10

NOTE 4. RECENTLY ISSUED ACCOUNTING STANDARDS AND DEVELOPMENTS

Accounting standards promulgated by the FASB are subject to change.  Changes in such standards may have an impact on the Company’s future consolidated financial statements.  The following are a summary of recent accounting developments.

In February 2015, the FASB issued ASU 2015-02, Consolidation (Topic 810)—Amendments to the Consolidation Analysis (“ASU 2015-02”), which provides guidance on evaluating whether a reporting entity should consolidate certain legal entities. Specifically, the amendments modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (“VIEs”) or voting interest entities. Further, the amendments eliminate the presumption that a general partner should consolidate a limited partnership, as well as affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships. ASU 2015-02 is effective for interim and annual reporting periods beginning after December 15, 2016, with early adoption permitted. A reporting entity may apply the amendments using a modified retrospective approach or a full retrospective application. The Company is currently evaluating the impact, if any, that adopting ASU 2015-02 will have on its combined financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases, which will amend current lease accounting to require lessees to recognize (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 does not significantly change lease accounting requirements applicable to lessors; however, certain changes were made to align, where necessary, lessor accounting with the lessee accounting model. This standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In March 2016, the FASB issued ASU 2016-09, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting, which relates to the accounting for employee share-based payments. This standard addresses several aspects of the accounting for share-based payment award transactions, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. This standard will be effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

There were various other accounting standards and interpretations issued in 2015 and 2016, none of which are expected to have a material impact on the Company’s financial position, operations or cash flows.

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NOTE 5. INVENTORY

Inventory at September 30, 2016 and December 31, 2015 consisted of the following:

Inventory
	2016	2015
Production materials	$33,964	$30,281
Sub-assemblies	4,031	5,001
Finished goods	3,279	1,771
	41,274	37,053
Less: Obsolescence reserve	(7,750)	(7,750)
	$33,524	$29,303

Production materials - Consists of certain subcomponents fabricated by outside third parties as well as other components purchased in bulk quantities. The carrying value of these units reflects their direct acquisition cost along with associated transportation costs to the Company’s assembly and packaging facilities.

Sub-assemblies - Consists of units partially completed on the assembly line or by outside third parties. The carrying value of these units includes all direct material and labor costs involved to complete the associated assembly.

Finished goods - Consists of completed units in market ready packaging. The carrying value of these units include the cost of components, materials and labor necessary to assemble them.

Obsolescence reserve - Management evaluated the inventory at September 30, 2016 and December 31, 2015 and provided an allowance for obsolescence of $7,750 and $7,750, respectively, primarily associated with production materials and sub-assemblies. Management’s evaluation for obsolescence includes identifying materials and components that are not currently or likely to be used in production in the near future as well as tracking certain components by lot number and expiry date.

NOTE 6. ADVANCES and LOANS RECEIVABLE

Advances and Loans Receivable as of September 30, 2016 and December 31, 2015 consisted of the following:

Other Current Assets
	2016	2015
Loan to officer	$78,331	$893,372
Employee advances	16,013	20,635
Loan to employees	18,784	14,167
	$113,128	$928,174

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NOTE 6. ADVANCES and LOANS RECEIVABLE (continued)

Advance to officer - Consists of funds advanced to the Company’s President and CEO, board member and shareholder. During September 2016, the CEO repaid $897,000.

Advances to management - Consists of funds advanced to the Director of Latin American Sales, board member and shareholder. During October 2016, $14,735 was repaid.

Loans to employees - Consists of funds loaned primarily to one employee. That employee has arranged a payback schedule and commencing in August 2016 began making agreed payments of approximately $950 per month.

NOTE 7. PROPERTY AND EQUIPMENT

Property and equipment as of September 30, 2016 and December 31, 2015 consisted of the following:

Fixed Assets
	Estimated Useful Lives	2016	2015
Computer Equipment & Software	5 yrs 200DDB	$10,244	$10,244
Equipment	5 yrs 200DDB	47,148	47,148
Furniture	7 yrs 200DDB	1,402	1,402
Lab Equipment	5 yrs 200DDB	23,220	23,220
Leasehold Improvements	15 yrs SL	40,445	40,445
Office Equipment	5 yrs 200DDB	1,990	1,990
Tools	5 yrs 200DDB	12,191	12,191
Total		136,640	136,640
Less Accumulated Depreciation		(130,000)	(123,704)
Property and Equipment, net		$6,640	$12,936

Depreciation expense for the nine months ended September 30, 2016 and 2015 totaled $6,296 and $6,910, respectively.

NOTE 8. OTHER ASSETS

Other assets as of September 30, 2016 and December 31, 2015 consisted of the following:

Other Assets
	2016	2015
Deposits	$8,362	$8,362
Patents	51,274	51,274
Less Amortization	(23,294)	(21,371)
	—	—
	$36,343	$38,266

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NOTE 8. OTHER ASSETS (continued)

Amortization expense for the nine months ended September 30, 2016 and 2015 totaled $1,922 and $1,922, respectively. The Company has several patents most of which are dormant as the Company lacks the funds to properly commercialize them. The current products and planned future products rely on the “Express” patent, the costs of which are reflected above. This patent expires in 2027.

NOTE 9. LOAN PAYABLE - SHAREHOLDER

The Company received substantially all of its funding from its primary shareholder, who owns 98.9% of the Company as of September 30, 2016. The Company borrowed no funds during the period from January 1, 2016 through September 30, 2016. However, the Company repaid $883,919 in September 2016. The loan is unsecured, payable on demand and earns interest for 2016 at 0.75%, which was increased from 0.21% for 2015. Accordingly, the Company recorded interest expense of $76,863 and $24,874 during the nine months ended September 30, 2016 and 2015, respectively..

NOTE 10. TRANSACTIONS with AFFILIATES

Transactions with affiliates as of September 30, 2016 and December 31, 2015 consisted of the following:

DTFAffiliates
	2016	2015
Due from HDS Panama	$—	$—
Due from IDMS	(2,500)	(2,500)
Due from RMD	(550)	—
Loan CWW	83,554	83,554
	80,504	81,054
Less: Allowance	—	—
	$80,504	$81,054

China World Wide (CWW) - was established 25 years ago to distribute certain third party products that are not competing with HDS products. HDS is affiliated with CWW through common ownership. From inception through 2007, CWW provided supplemental funding to HDS on a non-interest basis. At December 31, 2015 HDS had an unpaid balance to CWW of $83,554. CWW has also assisted HDS in the development of its distribution and sourcing in China.

International Diagnostics and Medical Supply Corp. (IDMS) - was established 2 years ago to create hemodialysis facilities on a global scale. These services will not compete with HDS products. HDS is affiliated with IDMS through common ownership. Do to the high initial cost of establishing a hemodialysis facility, IDMS has not yet secured satisfactory funding to execute its business plan. Consequently, it has only engaged in minimal organizational activities. At September 30, 2016 HDS had an unpaid balance due from IDMS of $2,500 advanced to IDMS for legal fees incurred.

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NOTE 11. LICENSES and PATENTS

All patents and licenses are held by Rapid Medical Diagnostics Corporation, an affiliate company through common owners. HDS licenses the rights to certain technologies used in the development, manufacture and commercialization of its products from RMD. Agreements covering these license arrangements were entered into on January 1, 2005 for a term of five years and may be automatically renewed annually, unless either party gives notice 60 days prior to the renewal date. To date the agreements have been renewed annually and are currently in effect. These agreements provide for royalties between the parties, once a commercialized product is marketed and begins distribution.

NOTE 12. COMMITMENTS and CONTINGENCIES

Legal contingencies

From time to time, the Company may be a defendant in pending or threatened legal proceeding arising in the normal course of its business. Management is not aware of any pending, threatened or asserted claims.

Operating lease commitments

Leases
	2016	2017	2018	2019	2020 and beyond	Total
HDS Office Lease	$20,938	$41,876	$—	$—	$—	$62,814
Auto Lease	2,947	11,788	11,788	5,892		32,415
Computer Equipment						—
Lease #1	823	823				1,645
Lease #2	416	1,663	139			2,218
Office Copier	1,469	4,406	4,406	4,406	4,682	19,369
	$26,592	$60,556	$16,333	$10,298	$4,682	$118,461

HDS Office Lease – Business lease for 5,627 square feet of office and storage space located at 10102 USA Today Way, Miramar FL 33025. The lease term is from May 12, 2012 through June 30, 2017. Having previously been extended, the lease provides no further renewal option. The above payment commitments reflect base rent, estimated common are maintenance costs and applicable sales tax.

Auto Lease – Closed end vehicle lease which called for 39 monthly payments of $1,099 for our CEO and President which expires in April of 2016 was replaced with a similar closed end vehicle lease which calls for 36 monthly payments of $982 expires April 7, 2019. The above payment commitments reflect both vehicle leases.

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NOTE 12. COMMITMENTS and CONTINGENCIES (continued)

Computer Lease – Two leases were originated with the same supplier to provide office computer equipment. Lease #1 calls for 36 monthly payments of $274 commencing April 1, 2014 and expiring on March 31, 2017. Lease #2 calls for 36 monthly payments of $139 commencing February 19, 2015 and expiring on February 18, 2018.

Copier Lease – The lease was originated to provide office copier equipment. The lease calls for 60 monthly payments of $367 commencing June 3, 2016 and expiring on May 3, 2021.

NOTE 13. CUSTOMER and SUPPLIER CONCENTRATION

Customer concentration – The Company is currently in the process of commercializing its products and as of September 30, 2016 has not begun any substantial sales or marketing efforts. Accordingly, the Company has recorded only marginal sales to date, which were not of sufficient size to classify the customer as significant to the Company’s revenue. Those marginal sales primarily reflect instances where samples and trial products were shipped at a billable value.

Supplier concentration – As the Company is in the process of commercializing its products, the bulk of its purchasing activities are focused on regulatory, legal and consulting services rather than production or branding activities. As to production activities, alternate suppliers of components and raw materials are readily available should the need arise. Legal and consulting services generally relate to intellectual property, regulatory matters and financial consulting. There are a range of alternate consultants available to the Company should the need arise.

NOTE 14. SUBSEQUENT EVENTS

Advances from shareholder - During the period from October 1, 2016 through November 17, 2016, the Company has received an additional capital contribution of $192,500 from its principal shareholder. The Company repaid $14,735 of its outstanding loan balance due to its principal shareholder, bringing the total balance outstanding to $13,245,737. The loan bears interest at 0.75% during 2016 and is payable on demand.

Letter of intent to be acquired (LOI) - On August 26, 2016 the Company received a Letter of Intent (“LOI”) from Generex Biotechnology Corporation (“Generex”) to acquire the Company.  Generex is a registrant under the Securities and Exchange Act of 1934.  Its common stock is traded over the counter under the symbol “GNBT”.  The terms of the agreement provide that:

•	HDS will –

°	issue a dedicated class of first ranking voting preferred securities representing 51% of the outstanding equity of the Company to Generex

°	deliver Stephen Berkman’s full and final release of all indebtedness owed by HDS and its affiliates to Generex

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NOTE 14. SUBSEQUENT EVENTS (continued)

•	Generex will –

°	issue $250,000 worth of Generex restricted common stock plus 250,000 of restricted common shares to Stephen Berkman

°	also issue a warrant to acquire up to 15,000,000 shares of Generex common stock to Stephen Berkman

°	grant Stephen Berkman one seat on the Generex Board of Directors

°	If at any time during 36 months following the closing date, the aggregate value of the stock consideration is equal to or exceeds $15,000,000, be entitled to acquire 100% of the outstanding equity securities of HDS for $1.00.

This LOI expires on November 30, 2016.

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GENEREX BIOTECHNOLOGY CORPORATION
UNAUDITED PROFORMA COMBINED STATEMENT OF OPEREATIONS
FOR THE YEAR ENDED JULY 31, 2016

	10-K Historical
	Generex Biotechnology Corporation	Hema Diagnostics Systems, LLC	Pro Forma Adjustments	Notes	Pro Forma Combined
	12 Months Ended July 31, 2016	12 Months Ended June 30, 2016			12 Months
Net revenue	$—	$18,698	$—		$18,698

Cost of goods sold	—	11,537	—		11,537

Gross profit	—	7,161	—		7,161

Operating expenses
Research and development	467,382	527,696	—		995,078
General and administrative	1,435,186	560,674	—		1,995,860
Total operating expenses	1,902,568	1,088,370	—		2,990,938

Operating Loss	(1,902,568)	(1,081,209)	—		(2,983,777)

Other Income (Expense):
Impairment of patents	(1,165,864)	—	—		(1,165,864)
Interest income	—	5,910	—		5,910
Interest expense	(418,500)	(32,905)	—		(451,405)
Impairment of goodwill	—	—	(14,335,822)	(B)	(14,335,822)
Other income (expense)	—	(630)	—		(630)
Change in fair value of derivative liabilities	263,823	—	—		263,823

Net (Loss)	(3,223,109)	(1,108,835)	(14,335,822)		(18,667,766)

Net (loss) attributable to noncontrolling interests	—	—	(543,329)	(D)	(543,329)

Net (Loss) Available to Common Stockholders	$(3,223,109)	$(1,108,835)	$(13,792,493)		$(18,124,437)

Net (Loss) per Common Share / Unit
Basic	$(3.66)	$(107.65)	$(14.76)		$(19.40)
Diluted	(3.66)	(107.65)	(14.76)		(19.40)

Shares / Units Used to Compute (Loss) per Share / Unit
Basic	880,941	10,300	934,152		934,152
Diluted	880,941	10,300	934,152		934,152

Other Comprehensive Income:
Net (Loss)	(3,223,109)	(1,108,835)	(13,792,493)		(18,124,437)
Change in foreign currency translation adjustments	(9,865)	—	—		(9,865)
Comprehensive Income (Loss) and Comprehensive Income (Loss) Available to Common Stockholders	$(3,232,974)	$(1,108,835)	$(13,792,493)		$(18,134,302)

C-1-18

GENEREX BIOTECHNOLOGY CORPORATION
UNAUDITED PROFORMA COMBINED STATEMENT OF OPEREATIONS
FOR THE SIX MONTHS ENDED JANUARY 31, 2017

	Historical
	Generex Biotechnology Corporation	Hema Diagnostics Systems, LLC	Pro Forma Adjustments	Notes	Pro Forma Combined
	6 Months Ended January 31, 2017	6 Months Ended December 31, 2016			12 Months

Net revenue	$—	$3,395	$—		$3,395

Cost of goods sold	—	7,162	—		7,162

Gross profit	—	(3,766)	—		(3,766)

Operating expenses
Research and development	75,640	315,945	(20,472)	(A)	371,113
General and administrative	242,905	420,685	(32,630)	(A)	630,960
Total operating expenses	318,545	736,630	(53,102)		1,002,073

Operating Loss	(318,545)	(740,396)	53,102		(1,005,839)

Other Income (Expense):
Interest expense	(243,508)	(103,654)	—		(347,162)
Impairment of goodwill	(14,335,822)	—	—		(14,335,822)
Other income (expense)	—	219,368	2,577	(A)	221,945
Change in fair value of derivative liabilities	(325,074)	—	—		(325,074)

Net (Loss)	(15,222,949)	(624,682)	55,679		(15,791,952)

Net (loss) attributable to noncontrolling interests	(27,283)	—	(278,811)	(A)(C)	(306,094)
Net (Loss) Available to Common Stockholders	$(15,195,666)	$(624,682)	$334,490		$(15,485,858)

Net (Loss) per Common Share / Units
Basic	$(16.63)	$(60.65)	$0.35		$(16.07)
Diluted	(16.63)	(60.65)	0.35		(16.07)

Shares / Units Used to Compute (Loss) per Share / Unit
Basic	913,479	10,300	963,361		963,361
Diluted	913,479	10,300	963,361		963,361

Other Comprehensive Income:
Net (Loss)	(15,195,666)	(624,682)	334,490		(15,485,858)
Change in foreign currency translation adjustments	8,513	—	—		8,513
Comprehensive Income (Loss) and Comprehensive Income (Loss) Available to Common Stockholders	$(15,187,153)	$(624,682)	$334,490		$(15,477,345)

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Generex Biotechnology Corporation and

Hema Diagnostics Systems, LLC

Notes to the unaudited pro forma combined financial information

1. Basis of pro forma presentation

The accompanying unaudited pro forma combined financial information is derived from the historical financial statements of Generex and HDS. The unaudited pro forma combined financial information is prepared using the purchase method of accounting, as defined by Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, Business Combinations, with Generex treated as the acquirer.

Generex, with a year ends on July 31st , acquired HDS, with a year that ends on December 31st. The pro forma statement of operations for the year ended July 31, 2016 includes (1) Generex’s year ended July 31, 2016 and (2) HDS’s twelve months ended June 30, 2016. The pro forma statement of operations for the six months ended January 31, 2017 includes (1) Generex’s six months ended January 31, 2017 (the “Generex’s Six Month Results”) and (2) HDS’s six months ended December 31, 2016. Generex’s Six Month Results were issued subsequent to the acquisition of HDS by Generex and include the operating results of HDS for the period January 19, 2017 through January 31, 2017 (the “HDS Post Closing Results”). Unaudited pro forma adjustments, and the assumptions on which they are based, are described in the accompanying Notes to the Unaudited Pro Forma Combined financial information.

The Unaudited Pro Forma Combined Statements of Operations for the year ended July 31, 2016 and for the six months ended January 31, 2017 are presented as if the Acquisition occurred on August 1, 2015 and August 1, 2016, respectively.

The unaudited pro forma combined financial information has been compiled in a manner consistent with the accounting policies adopted by Generex. These accounting policies are similar in most material respects to those of HDS. Generex is currently performing a more detailed review of HDS’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.

The unaudited pro forma combined financial information is presented for informational purposes only and is not intended to represent the consolidated financial position or consolidated results of operations of Generex that would have been reported had the Acquisition been completed as of the dates described above, and should not be taken as indicative of any future consolidated financial position or consolidated results of operations. The Unaudited Pro Forma Combined Statements of Operations do not reflect any sales or cost savings from synergies that may be achieved with respect to the combined companies, or the impact of non-recurring items, including restructuring liabilities, directly related to the Acquisition.

The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Generex and HDS.

2. Purchase price

The Acquisition closed on January 18, 2017.

The net purchase price of HDS was determined to be as follows:

	Stock Price at Closing	Shares	Fair Value
Purchase price:
Common Stock at closing	$4.77	53,191	$253,721
Common Stock after closing	$4.77	20	95
Common Stock post reverse stock split	$4.77	230,000	1,097,100
Net purchase price			$1,350,916

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As of January 18, 2017, the issue of the warrant to acquire 15,000,000 additional common shares of Generex was contingent upon shareholder approval of an increase in the Company’s authorized capital stock. No warrant has been issued by the Company and terms of the warrant have not been finalized. Management is not of the opinion that it is more likely than not that the warrant will be issued and accordingly no value has been attributed to it.

The preliminary purchase price allocation of HDS was determined to be as follows:

Purchase price allocation:
Net assets of HDS		(13,642,900)
Non-controlling interest		(1,297,939)
In-Process Research & Development		1,955,932
Goodwill		14,335,823
Total Purchase Price	51% Ownership	$1,350,916

Non-controlling interest	49% Ownership	$1,297,939

3. Pro Forma Adjustments

Certain reclassifications have been made to conform HDS’s historical amounts to Generex’s financial statement presentation. The accompanying unaudited pro forma combined statements of operations for the year ended July 31, 2016 and for the six months ended January 31, 2017 have been prepared to reflect the acquisition of HDS by Generex for an aggregate purchase price of $1,351,916 as if the acquisition was completed on August 1, 2015 and August 1, 2016 respectively and reflect the following pro forma adjustments:

(A)	To reflect the elimination of the HDS Post Closing Results and provide HDS results for only six months, including $20,472 of research and development costs, $32,630 of general and administrative costs, $2,577 of interest expense, and $27,283 of net (loss) attributable to non-controlling interests of HDS.

(B)	To record impairment of goodwill that was recorded as a result of the HDS acquisition and the excess of the purchase consideration over the fair value of assets acquired and its full impairment for the acquisition of HDS for the year ended July 31, 2016 as if the acquisition was completed on August 1, 2015.

(C)	To record losses of $306,094 attributable to non-controlling interests of HDS for the 6 months ended January 31, 2017.

(D)	To record losses of $543,329 attributable to non-controlling interests of HDS for the 12 months ended July 31, 2016.

To supplement the consolidated financial results prepared under generally accepted accounting principles (“GAAP”), the Company uses a pro forma measure of net income or loss that consists of GAAP net income or loss adjusted to exclude the impact of amortization of acquisition-related charges and other non-recurring charges and gains.

Pro forma net income gives an indication of the Company’s baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, pro forma net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with or an alternative for GAAP and may be materially different from pro forma non-GAAP measures used by other companies.

C-1-21

Appendix C-2

EXCERPTS FROM

GENEREX BIOTECHNOLOGY CORPORATION

CURRENT REPORT ON FORM 8-K

FILED JANUARY 20, 2017

RELATING TO HEMA DIAGNOSTIC SYSTEMS, LLC

EXPLANATORY NOTE

On January 17, 2016, we entered into and closed Acquisition Agreement (the “Acquisition Agreement”) with the equity owners of Hema Diagnostic Systems, LLC (“Hema”) pursuant to which we acquired a majority of the equity interests in Hema in exchange for our Stock and our obligation to issue Common Stock Purchase Warrants (the “Acquisition”). We have the right to acquire the remainder of the Hema equity interests for nominal consideration provided that the stock and warrants have a specified value and we have registered for resale the Company’s shares issued to the Hema equity owners. The Acquisition is described in detail in Item 2.01 below. We intend to focus Hema’s business going forward, but do not intend to discontinue our pre-Acquisition activities.

Reference’s to Hema include its two wholly owned subsidiaries, Rapid Medical Diagnostics Corp. and Hema Diagnostic Systems Panama, S.A.. Rapid Medical Diagnostics was established to develop products and hold patents used by Hema Diagnostic Systems, LLC. Hema Diagnostic Systems Panama, S.A. was established to distribute Hema Diagnostic Systems, LLC’s products in Central and South America. Prior to the Acquisition, equity interest in Hema Diagnostic Systems Panama, S.A. and Rapid Diagnostic Systems were separately held by the equity owners of Hema, and financial statements of the three companies were prepared on a combined basis, as they were under common control and management. Immediately prior to Closing of the Acquisition, the equity owners contributed to Hema the equity of the other two companies, making them wholly owned subsidiaries of Hema.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

C-2-1

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition Agreement

On January 17, 2017, Generex Biotechnology, Inc., entered into the Acquisition Agreement with the equity owners of Hema Diagnostic Systems, LLC. The disclosures set forth in Item 2.01 below relating to the Acquisition Agreement transactions affected thereby are hereby incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

ACQUISITION AND RELATED TRANSACTIONS

Acquisition Agreement

On January 17, 2017, we entered into and an Acquisition Agreement (the “Acquisition Agreement”) among Generex Biotechnology Corporation, Hema Diagnostic Systems, LLC, a Florida Limited Liability Company (“Hema”) and the equity owners of Hema pursuant to which we acquired a majority of the equity interests in Hema in exchange for our Stock and commitment to issue Common Stock Purchase Warrants (the “Acquisition”). Closing under the Acquisition Agreement occurred January 18.

At Closing, we acquired 4,950 of Hema’s 10,000 previously outstanding limited liability company units in exchange for 53,191,000 shares of Generex common stock, par value $.0001 per share, which had a value of $250,000, based on the closing bid price for our Common Stock on the OTCPINK marketplace on the trading day immediately preceding the Closing Date. Immediately following closing, we contributed 20,000 shares of Generex common stock to Hema, in exchange for 300 newly limited liability company units. Following these two actions, Generex holds 5,250 of Hema’s 10,300 outstanding units, or approximately 51% of Hema’s equity. The remainder of Hema’s outstanding equity will then be held by Stephen Berkman. Prior to closing, Mr. Berkman was Hema’s majority owner.

Following Closing, we intend to engage in a reverse split of our common stock. Pursuant to the Acquisition Agreement, within two trading days following the effectiveness of a planned reverse stock split, we will issue to Mr. Berkman 230,000 shares of common stock and warrants exercisable for 15,000,000 shares of our common stock at an exercise price equal to the volume weighted average price of the Company’s common stock a ten day period beginning on the day after the reverse stock split is effective.

We will have the right to purchase all of the remaining Hema equity interests form Mr. Berkman for an aggregate price of $1.00 if, at any time within three years after Closing

  All of the common stock issued to the Hema equity owners, as well as the common stock for which the warrants may be exercised, have been registered for resale; and
  The aggregate value of all such shares, including the share underlying the Warrants, is at least $15,000,000

In the event the above conditions are not me, Mr. Berkman would retain his approximately 49% interest in Hema unless we negotiated a further arm’s length price with him. Pursuant to a Registration Rights Agreement entered into at Closing, we have agreed file a registration statement with respect to all of the shares, including the shares underlying the warrants, within sixty days after effectiveness of the reverse stock split.

Hema is currently indebted to Mr. Berkman in the amount of $13,260,462 for loans, advances and other consideration. This debt was secured by a security interest in Hema’s assets. At Closing. Berkman terminated his security interest on the Company’s assets. At such time as the condition set forth in Section 1.1(e), above, is satisfied, the loan payable from Acquiree to Berkman shall be deemed satisfied in full.

The Acquisition Agreement contains customary representations, warranties, and covenants of the Generex, Hema and Hema’s equity. Breaches of representations and warranties are secured by customary indemnification provisions.

C-2-2

Hema operates both directly and through two subsidiaries. Prior to closing under the Acquisition Agreement, the two subsidiaries were separately owned by Hema’s equity owners. Immediately prior to Closing, the equity owners assigned the ownership of these two companies to Hema. One of these companies. Hema Diagnostic Systems Panama, S.A., which was organized to distributed Hema’s products in Central and South America, is organized under the laws of Panama. Record transfer of the ownership of this entity requires the consent of the Panamanian agency with authority over business organizations. We have applied for this consent and consider it to be a purely administrative issue.

DESCRIPTION OF BUSINESS

Description of Hema’s Business

As used in the remainder of this Item 2.01, “Company,” “we,” “us,” “our” and HDS refer to Hema.

OVERVIEW

Hema Diagnostic Systems (referred to as HDS or Hema) was established December 2000 as a Florida Limited Liability Company and is in the business of developing, manufacturing, and distributing of in-vitro medical diagnostics for infectious diseases administered at the point of care level with results as soon as 10-15 minutes. We manufacture and sell rapid diagnostic devices based upon our own proprietary EXPRESS technology as well as cassette devices based on customary designs used generally in the industry.

Hema’s mission is to deliver the highest standard of quality product and solutions that are accurate, reliable, and cost effective for worldwide distribution and deployment.

Since its founding, Hema has been developing and continues to develop an expanding line of Rapid Diagnostic Tests (RDTs) including those for the following infectious diseases such as Human Immunodeficiency Virus (HIV) – ½ w/p24Ab, tuberculosis-XT, malaria, hepatitis, syphilis, typhoid, dengue and other infectious diseases.

Today, we have developed a substantial line of RDT’s known as RAPID 1-2-3 HEMA® ready to “go-to-market.”

Due to the potential infectious character of the whole blood test sample, our Express series of RDTs are designed to perform and deliver test results while sealed within the Express housing, carefully controlling the potentially infectious test sample. This design helps to increase our ability to control the possibility of cross-contamination. Most of our competitors’ products, while inexpensive, are not as user-friendly allowing for increased user-error and requires substantially more training and have greater risk of cross-contamination.

We have been designing and engineering delivery systems that incorporate advanced technologies of rapid test strips for use in our Express series of devices and which yield a rapid response for point-of-care patient testing and treatment.

Each RDT incorporates an accurate test strip that has been striped with specific antigens or antibodies combined in a proprietary cocktail and then incorporated into an easy-to-use and user-friendly delivery system. The HDS delivery systems include our standard “cassette” design, our patented “Express” housing device as well as our new “Express II”.

Each system delivers its own advantages which enhance the use, application and performance of each diagnostic. This ease of use in the Express delivery systems ensure that our RDTs perform efficiently and effectively providing the most accurate and repeatable test results available while, at the same time, minimizing the transference of a potentially infected blood sample.

The Company maintains a Federal Drug Administration (FDA) registered facility in Miramar, Florida and is certified under both ISO9001 and ISO13485 for the Design, Development, Production and Distribution of the in-vitro devices. Approval of our HIV rapid test has been issued by the United States Agency for International Development (USAID). Additionally, some of our products qualified for and carry the European Union “CE” Mark, which allows us to enter into CE Member countries subject to individual country requirements. Currently, we have two malaria rapid tests approved under World Health Organization (WHO) guidelines. We anticipate that a third malaria test will be approved by the end of 2016. Our HDS products have also received registrations and approvals issued by other foreign governments. HDS is currently in the planning phase for entering into the newly announced, WHO “Pre-Qualified Approval” process for other HDS tests. This process allow expedited approval of rapid tests, reducing the current 24-30 month process down to approximately 6-9 months. WHO approval is necessary for our products to be used in those countries which rely upon the expertise of the WHO, as well as for NGO funding for the purchase of diagnostic products.

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We maintain current U.S. Certificates of Exportability that are issued by two FDA divisions-CBER and CDRH. CBER (Center for Biologicals Evaluation and Research) is the FDA regulatory division that oversees biological devices and which include our HIV, Hepatitis B and Hepatitis C. The other division, Center for Devices and Radiological Health (CDRH), is responsible for the oversight of other HDS devices which include Tuberculosis, Syphilis, and the remaining product line. Our HDS facility maintains FDA Establishment Registration status and is in accord with GMP (Good Manufacturing Practice) as confirmed by the FDA.

We do not currently have FDA approval to sell our products in the United States. We intend on submitting our devices to the FDA under a Pre-Market Approval Application (PMA) or through the 510K process. The 510K would require the appropriate regulatory administrative submissions as well as a limited scientific review by the FDA to determine completeness (acceptance and filing reviews); in-depth scientific, regulatory, and Quality System review by appropriate FDA personnel (substantive review); review and recommendation by the appropriate advisory committee (panel review); and final deliberations, documentation, and notification of the FDA decision. The PMA process is more extensive, requiring clinical trials to support the application. We expect to apply to FDA for approval of our first RDT for FDA 510K approval within the next 3 months. We anticipate the FDA process will be completed within 9 months after submission. During this timeline, we will be preparing documentation for additional rapid tests to undergo either the FDA PMA or 510k process including 510k de novo.

OUR PRODUCTS

While we sell “cassette” based diagnostic tests based on standard designs, we expect our success will be tied to development, manufacture and sale of products based on our proprietary Express device platform systems. Recent advances in our device platform technology can be directly applied to individual test strip which is disease specific. line. These technologies further increase the performance capabilities of each test and its’ ability to detect diseases in an efficient and cost-effective manner.

The Rapid 1-2-3 Hema® Express platform is designed to ensure ease of use, accuracy of performance, and cost-effectiveness of production. Test results of each Rapid 1-2-3 Hema Express test device are easy to read under all conditions even while conducting testing in the field. Additionally, the Rapid 1-2-3 Hema Express does not require the use of water or electricity. Testing can be conducted with the patient and test Our Malaria RDTs will be availale in our Express II platform.

The Express platforms are available in the following presentations:

•	Rapid 1-2-3 Hema Express HIV 1/2 w/p24Ab
•	Rapid 1-2-3 Hema Express II HIV 1/2 w/p24Ab
•	Rapid 1-2-3 Hema Express Tuberculosis-XT
•	Rapid 1-2-3 Hema Express II Tuberculosis-XT
•	Rapid 1-2-3 Hema Express II Malaria pF
•	Rapid 1-2-3 Hema Express II Malaria pF/pV
•	Rapid 1-2-3 Hema Express II Malaria pF/Pan
•	Rapid 1-2-3 Hema Express Syphilis
•	Rapid 1-2-3 Hema Express Dengue NS1
•	Rapid 1-2-3 Hema Express Dengue IgG/IgM

HDS is also in the process of developing the platform for the qualitative testing for other infectious diseases including Typhoid, Chikungunya, Zika and other diseases. A new HDS housing, designated as the Rapid 1-2-3 Hema Express III Sepsis, is currently in the design evaluation process phase.

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Our Solution

Due to the potential infectious character of the whole blood test sample, our Express series of RDTs are designed to perform and deliver test results while within the sealed Express housing. This increases our ability to control the possibility of cross-contamination.

The degree of difficulty in using a rapid test is generally determined by the delivery system/housing design itself. One of the most common reasons for rapid test failure is due to user-error which is most commonly attributed to the misuse of a rapid test or of the test sample. The greater the degree of difficulty in performing the RDT, the greater the chance for user error. The Express series of devices substantially reduces the difficulty factor through its user-friendly test process and careful controls the test sample. It should be clear that the easier and more user-friendly a rapid test is to use, the greater success in producing and delivering accurate and repeatable test results.

We believe the Express device has the potential to expand its use to include additional test samples such as urine, fecal matter and oral fluids. We need to perform additional testing to validate the use of our products with these other test media.

To expedite the training in the use of the HDS rapid tests, we have designed each Express series device to operate in the same manner thereby reducing the amount of training needed in the use of other Express series RDTs. Once trained in the use of one Express series RDT, the clinician will know and understand how to run each additional Express device regardless of the diseases being tested.

Over the past 30 years, the most common rapid test delivery systems, known as “cassettes,” has undergone very few changes in their design and operation. While the internal tests strips within the cassette have continued to evolve, the cassette design has remained static.

The popularity of the cassette is basically due to the cost of the cassette device and the fact that for years, test administrators have known of no other test platform. The cassette is considered by many, as not being user-friendly and as such, can be counter-productive to delivering an accurate and repeatable test result.

HDS has moved forward with the design of two patent-protected delivery systems. The Express delivery systems, which include the Express and Express II, are both user-friendly and do, to a very great degree, control the possibility of cross-contamination and loss of control of a potentially infected test sample.

The Express and the Express II both incorporate into their design, a sample take-up system that adsorbs the whole blood, serum or plasma sample directly onto the device test strip. When the test sample meets a predetermined line, sufficient sample size has been achieved. The Express or Express II is then inserted directly into a pre-filled diluent pod which contains the exact amount of diluent, creating a water tight seal. This process helps to eliminate cross-contamination from the point of sample acquisition to that of test processing. Once the test procedure is finished, the device remains sealed and can be disposed of through incineration.

Cassettes

Over the past 30 years, most administrators of RDTs have been trained on the use of cassettes. For this reason, we have maintained a line of rapid cassette tests for a number of diseases.

The cassette is a semi-complicated and low cost delivery system that has been used in the worldwide markets. The cassette is not user-friendly and substantial time is required to train the test administrator in its use.

The configuration and method of use of the cassette has not changed over time and it requires that a blood sample be taken from the fingerstick and then added into the cassette device. This method of sample transfer does not allow for control of the potentially infected test sample, nor does it deliver a consistent and reliably accurate test sample volume to run the cassette device effectively. Once the blood sample has been added into the cassette device, diluent drops are added into the cassette device using a hand held dropper bottle. The dropper bottle delivers an unreliable and a relatively inaccurate volume of diluent. The failure of having too little or too much blood sample and/or too little or too much diluent can deliver inaccurate test results know as a “false-positive” or a “false-negative” as well as in some cases a “non-flow”. Once the test process is completed, the test administrator must dispose of all of the multiple potentially infected components

The process of using a cassette device is prone to misuse -which is the core reason for most cassette test failures. Additionally, cassette test procedure offers a substantial opportunity for cross-contamination. While accepted out of tradition, the cassette is a design that requires substantial care while performing the testing procedure.

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Due to the historical nature of the cassette design, we continue to offer our cassette presentation, two of which have already been approved under the World Health Organization (WHO) List of Approved Malaria Devices, and offered o those markets which require WHO approval.

HDS Express

We believe that the first major competitor to the cassette device is the HDS RAPID 1-2-3 HEMA EXPRESS system. This new technology addresses many of the problems that administrators of rapid test devices have encountered when using a cassette type of device- especially concerning ease-of-use and user-error.

The Express system is designed to substantially reduce, human error, cross-contamination and cross-infection which is achieved through its’ simplicity of design and ease of use. This contributes greatly to the delivery of more repeatable and accurate test results.

During the design phase of each new Express device, a test strip is stripped with carefully selected and specific antigens or antibodies specific to a particular diseases. It is then carefully tested and evaluated to determine its degree of “Specificity” (the ability of the test to correctly identify those without the disease) and “Sensitivity” (the ability of a test to correctly identify those with the disease). HDS strives to meet the highest possible sensitivity and specificity performance levels. Once approved, the test strip is then inserted into the previous validated Express and its performance, with each newly design strip, is evaluated. If the device meets design standards, it is validated.

We believe the EXPRESS represents a substantial improvement over the use of a CASSETTE.

The EXPRESS is very user-friendly. Diluent used to operate the device is premeasured and contained in a sealed plastic pod. This helps to prevent user error thereby increasing test accuracy.

The required amount of blood or serum/plasma needed to be taken-up and into the device is easily determined through the use of a visible line on the sample take-up pad. This also helps to prevent user error. The sample pad quickly and easily absorbs the test sample carefully controlling the flow of a potentially infected blood sample.

Unlike the CASSETTE, there is no external transfer of potentially infected blood/serum and unlike the cassette, there is no guess work when combining diluent with the test sample.

The EXPRESS design incorporates the sample take-up pad which absorbs the blood directly up and into the device.

This unique means of blood acquisition substantially decreases the potential transfer of disease to an uninfected person.

The Express® is a patented delivery system which integrates any HDS test strip into a single, self-contained delivery system. It is very easy to use. Each Express device is individually packaged in a foil pouch validated to withstand damaging humidity.

The process for use is very simple:

1)	Read the instructions on the back of the pouch.
2)	Open pouch and remove the Express device, the lancet and the pre-filled diluent pod.
3)	Clean the finger with alcohol and then, prick the finger with a safety lancet and allow a bead of blood to appear on the fingertip.
4)	Touch the tip of the Express sample take-up pad to the drop of blood.
5)	Immediately the blood sample will flow onto and up the sample take-up pad.
6)	Once the blood sample reached the “sufficient sample” line. Open the pre-filled diluent pod and insert the Express into the pre-filled diluent pod, creating a water-tight seal.

The diluent will immediately mix with the blood sample and flow up and onto the test strip.

7)	Over the next few minutes the “Control” line will appear confirming the test is operational. If the patient is positive for the disease being tested, a second “Test” line.
8)	Once the test is completed, dispose in an appropriate manner.

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HDS Express II®

The newly designed and developed RAPID 1-2-3 HEMA EXPRESS II establishes a common ground between the EXPRESS and the cassette.

This new hybrid design combines the same basic simple, easy to use system of the EXPRESS with the lower production costs of a cassette - all while maintaining same performance standards and repeatability of the EXPRESS.

With fewer components in the EXPRESS II configuration, the cost of assembly was reduced by up to 30% without any loss in performance.

Automated assembly further decreases production costs through the elimination of additional labor and the associated overhead.

MARKET GROWTH

In a recently released report entitled “GLOBAL MARKETS FOR RAPID MEDICAL DIAGNOSTIC KITS” from BCC Research, it stated that the global market for rapid medical diagnostic kits (RDTs) was valued at nearly $18.4 billion in 2012. BCC Research expects the market to reach more than $24.2 billion by 2017 and register a five-year compound annual growth rate (CAGR) of 5.7% for the period 2012 to 2017.

Frost and Sullivan, a multi-national research and consulting organization reported in a June 23, 2016, that the U.S. Point of Care testing market is expected to reach $4.6 billion by 2020, with the largest growth segments in Infectious Diseases, Cardiac and Coagulation PT/NR. Their report further explained that growth is driven, in part, by the following:

  Point of Care Testing (POC/RDT):

“POC tests are expanding into the retail space with large consumers (CVS, Walgreens and Target) building their footprint.” This also translates into patients getting tested at their doctor's office or medical clinic and getting results for immediate diagnosis and treatment. Additionally, “new business models such as expanding into retail clinics, mobile clinics and patient self-testing -testing opens up a wide range of opportunities..."

  Need for Speed in Test Results:

In-vitro diagnostics delivers results faster with minimal invasive diagnostic tools. Additionally, POCs “…reduce turn-around-time from days to minutes”.

  Affordable Pricing:

“Use of cheaper disposable consumables eliminates expensive reagent costs…” The cost in providing accurate test results is always a factor. POCs when combined with accuracy, simplicity of use and a lower cost will create a greater demand, further feeding the expansion of the POC market.

The demand for affordable POCs/RDTs continues to increase driven by cost, reliability and performance. As a POC test can be administered and evaluated in a pharmacy, a clinic or a doctors’ office, the need to incur laboratory costs, including sample transport, are avoided. Cost savings when using a POC/RDT versus a laboratory process is substantial.

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While we do not yet have any products approved for sale in the United States, HDS products are also designed to address the need for testing in the expanding U.S. Point of Care. As such, it is our intention to enter into the appropriate regulatory processes to achieve the sale and use of multiple HDS Express devices in the U.S. some of which are anticipated to enter into the Over-the-Counter (OTC) market.

Internationally, many countries are seeing an expanding use of POC RTDs as new tests and technologies arise to address the detection of new infectious diseases. This is especially true where laboratory testing is difficult to access or non-existent.

Additionally, POCs/RDTs can be developed and validated more easily than lab based tests, allowing for a quicker response to address new and emerging diseases.

Market growth on an international basis targets three primary diseases, Malaria, HIV and Tuberculosis. In the World Malaria Day Report issued by the WHO in April 2016, it was reported that there were 214 million new cases of malaria worldwide in 2015 (range 149–303 million). The African Region accounted for most global cases of malaria (88%), followed by the South-East Asia Region (10%) and the Eastern Mediterranean Region (2%). Excluded were other parts of the world including the key markets of South America, the Caribbean and now, Western Europe. RDT sales in the WHO noted markets was approximately 314 million.

Human Immunodeficiency Virus (HIV) Testing Market

In 2015, the Grand View Research stated that the Global HIV Diagnostics Market is expected to reach $4.48 billion by 2022, growing at an estimated compound annual growth rate of 9.5% from 2015 to 2022.

According to AVERT, there are over 36.9 million people living with HIV worldwide. It is estimated that over 2 million new cases are diagnosed each year.

The illustration below shows that the majority of the people living with HIV are in the Sub-Saharan Africa with 25.8 million people followed by Asia & the Pacific with 5.0 million and Western & Central Europe and North America with 2.4 million people.

By 2018, it is reported that the HIV rapid diagnostic test market is projected to be 162 million tests per year which is an increase from 81 million tests sold or deployed.

Our RTDs would be the first line of defense in diagnosing that would lead to mitigating the spread of the HIV disease.

Tuberculosis (TB) Testing Market

According to the US CDC, Tuberculosis (TB) is the leading infectious cause of death worldwide. TB is an airborne disease and spread by coughing or sneezing, and the most vulnerable are women, children, and those living with HIV/AIDS. It is highly contagious in closed or confined locations.

According to the WHO report reviewed in October 2016. In 2015, the WHO reported that 10.4 million were infected with TB and 1.8 million died from TB including 400,000 who were co-infected with HIV. Additionally, over 95% of TB deaths occur in low and middle-income countries, and it is among the top 5 causes of death for women between the ages of 15 to 44.

The WHO repost also estimated that 1 million children become infected and 170,000 die from TB. This number excludes those with an HIV co-infection. TB is also a leading cause of death of people living with HIV. In 2015, it is reported that 35% of HIV/TB deaths are due to TB.

The World Health Organization (WHO) estimates that two billion people—one third of the world's population—are infected with Mycobacterium tuberculosis (M.tb), the bacteria that causes TB. This includes the three tiered infections of TB: 1) M. Tuberculosis only; 2) M.TB and HIV coinfection; 3) M.TB MDR (multiple drug resistant)

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M.TB MDR refers to the growing resistance of TB to available drugs, which means the disease is becoming more deadly and difficult to treat. It is reported that 480,000 new cases of people who are resistant to existing drugs for TB each year. A contributor to the growth of the drug resistant form of TB is the unnecessary TB treatment given to those patients who were improperly tested with an inaccurate TB test- being deemed to be positive when really being negative.

It is our hope that early detection and identification would lead to a faster treatment and care.

Malaria Testing Market

According to the World Malaria Report 2015 issued by the WHO, malaria transmission occurs in five WHO regions with 214 million cases of malaria globally.

In that same report, it is reported that approximately 3.2 billion people, which is nearly half of the world's population, are at risk of malaria with 88% of malaria cases and 90% of malaria deaths occurring in Sub-Saharan Africa. Children aged under 5 years account for more than two thirds of all deaths. Additionally, in 2015, an estimated 214 million cases were reported.

Countries most affected by malaria in Africa

In the March 14, 2016 report issued by the WHO, it stated that the sale of RTDs in the endemic countries has increased from 46 million units in 2008 to 319 million units in 2013. It is projected that this volume will grow to 400 million units in 2016 and beyond.

It is our desire to be the more cost effective alternative solution.

Other Infectious Disease Test Markets

The Company is developing and engineering in-vitro diagnostics for the following infectious diseases. Our goal is to deliver a diagnostic that is specific for each disease, circumventing the difficulty of cross-reactivity which is especially for Vector Diseases such as Chikungunya and Zika:

  Typhoid
  Chikungunya
  Zika
  Anthrax
  Sepsis, among others

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Sepsis

The Company intends to devote resources to develop and engineer a new and novel rapid diagnostic test for sepsis. Sepsis is a systemic infection of the body primarily found in hospital environments and a major cause of disease and death in the United States and worldwide.

As recently reported by the Global Sepsis Alliance (GSA), it stated “In the U.S., sepsis accounts for far more deaths than the number of deaths from prostate cancer, breast cancer and AIDS combined.” “GSA is a nonprofit organization that support the efforts of more than 1 million caregivers in than 70 countries as they seek to better understand and combat what many experts believe to be the leading cause of death worldwide: Sepsis.

In a recent PR Newswire release dated Sept. 28, 2016, it was reported that “the sepsis diagnostics market is expected to reach USD 564.1 million by 2021, at a CAGR of 8.8% from 2016 to 2021.

The sepsis diagnostics market is primarily driven by the rising prevalence of sepsis in the neonate and adult population across the globe. In addition, rising geriatric population, growing number of surgical procedures, high incidence of hospital-acquired infections, and increasing number of product approvals are supporting the growth of this market. On the other hand, lack of standard protocols and awareness as well as shortage of skilled staff are the major challenges in this market.

The Company is developing a quantitative, multiplex, rapid point-of-care diagnostic assay for direct bedside as well as for E.R. use by physicians and medical personnel to either rule in infectious sepsis or rule it out. The assay is to be configured for use with a simple volume of blood and the results will be available in 15-20 minutes.

The multiplex assay will be a rapid triage or screening tool but it will also allow the physician to monitor the progress of the patient after a definitive diagnosis has been made. As such, it is a multi-purpose diagnostic and monitoring assay.

This assay will be based on the detection of biomarkers, usually proteins, which are normally produced in the body under sepsis conditions. The detection of multiple biomarkers in sepsis patients and their quantitation will also allow the physician to closely monitor the development of the sepsis syndrome in real-time and to aid in determining the overall effects of treatment choices and to alter treatment, if necessary

PATENTS AND INTELLECTUAL PROPERTY

We hold a U.S. Patent for our sample delivery system which expires in 2026. This is the basis for our Express system platforms, as follows:

U.S. Patent No.	Issued	Expires	Nature	Type	Description
7,749,771	7/6/2010	//2026	test device	utility	Device and methods for detecting analyte in a sample

We also have received or applied for patent protection in Brazil.

We two US registered trademarks for the names Rapid 1-2-3 Hema Express® and Rapid 1-2-3®.

We believe our long-term success will substantially depend upon our ability to obtain patent protection for our technology and our ability to protect our technology from infringement, misappropriation, discovery and duplication. We cannot be sure that any future patents will be granted, or that any patents which we now own or obtain in the future will fully protect our position. Our patent rights and the patent rights of medical device companies in general, are uncertain and con include complex legal and factual issues. We believe that our existing technology and the patents which we hold or for which we have applied do not infringe anyone else's patent rights. We believe our patent rights will provide meaningful protection against others duplicating our proprietary technologies. We cannot be sure of this, however, because of the complexity of the legal and scientific issues that could arise in litigation over these issues.

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REGULATORY PROCESS AND APPROVAL

Governmental Regulation

The manufacturing and marketing of the our existing and proposed diagnostic products are regulated by the United States Food and Drug Administration ( “FDA" ) and comparable regulatory bodies in other countries. Our products are also regulated by, subject to approval by, or must meet standards set by, of certain non-governmental organizations involved in the purchase and distribution of products like ours.   These regulations and standards govern almost all aspects of development, production and marketing, including product testing, authorizations to market, labeling, promotion, manufacturing and record keeping.

The Company's FDA regulated products require some form of action by that agency before they can be marketed in the United States, and, after approval or clearance, the Company must continue to comply with other FDA requirements applicable to marketed products, e.g. Quality Systems (for medical devices).  Failure to comply with the FDA ' s requirements can lead to significant penalties, both before and after approval or clearance.

There are two review procedures by which medical devices can receive FDA clearance or approval.  Some products may qualify for clearance under Section 510(k) of the Federal Food, Drug and Cosmetic Act, in which the manufacturer provides a pre-market notification that it intends to begin marketing the product, and shows that the product is substantially equivalent to another legally marketed product (i.e., that it has the same intended use and is as safe and effective as a legally marketed device and does not raise different questions of safety and effectiveness).  In some cases, the submission must include data from human clinical studies.  Marketing may commence when the FDA issues a clearance letter finding such substantial equivalence.

If the medical device does not qualify for the 510(k) procedure (either because it is not substantially equivalent to a legally marketed device or because it is required by statute and the FDA ' s implementing regulations have an approved application), the FDA must approve a Pre-Marketing Application ( " PMA " ) before marketing can begin.  PMA ' s must demonstrate, among other matters, that the medical device provides a reasonable assurance of safety and effectiveness.  A PMA application is typically a complex submission, including the results of non-clinical and clinical studies.  Preparing a PMA application is a much more expensive, detailed and time-consuming process as compared with a 510(K) pre-market notification.

In addition, the FDA regulates the export of medical devices that have not been approved for marketing in the United States.  The Federal Food, Drug and Cosmetic Act contains general requirements for any medical device that may not be sold in the United States and is intended for export.  Specifically, a medical device intended for export is not deemed to be adulterated or misbranded if the product: (1) complies with the specifications of the foreign purchaser; (2) is not in conflict with the laws of the country to which it is intended for export; (3) is prominently labeled on the outside of the shipping package that it is intended for export; and (4) is not sold or offered for sale in the United States.  However, the Federal Food, Drug and Cosmetic Act does permit the export of devices to any country in the world, if the device complies with the laws of the importing country and has valid marketing authorization in one of several " listed " countries under the theory that these listed countries have sophisticated mechanisms for the review of medical devices for safety and effectiveness.

The Company is also subject to regulations in foreign countries governing products, human clinical trials and marketing, and may need to obtain approval or evaluations by international public health agencies, such as the World Health Organization, in order to sell diagnostic products in certain countries.  Approval processes vary from country to country, and the length of time required for approval or to obtain other clearances may in some cases be longer than that required for United States governmental approvals.  On the other hand, the fact that our HIV diagnostic tests are of value in the AIDS epidemic may lead to some government process being expedited.  The extent of potentially adverse governmental regulation affecting HDS that might arise from future legislative or administrative action cannot be predicted.

Our products rely on international regulatory approvals for sale into markets outside of the USA, and, domestically, our devices would require US FDA approval and in some cases, WHO approvals. These approvals allow for passage to the Global Fund funding process.

It is our intent to focus on both the domestic and international regulatory approvals.

Domestically, we intend on submitting our devices to the FDA under a Pre-Market Approval Application (PMA) or through the 510K process. The 510K would require the appropriate regulatory administrative submissions as well as a limited scientific review by the FDA to determine completeness (acceptance and filing reviews); in-depth scientific, regulatory, and Quality System review by appropriate FDA personnel (substantive review); review and recommendation by the appropriate advisory committee (panel review); and final deliberations, documentation, and notification of the FDA decision. The PMA process is more extensive, requiring clinical trials to support the application. We expect to apply to FDA for approval of our first RDT to be submitted to the FDA for 510K approval within the next 3 months. We anticipate the FDA process will be completed within 9-12 months after submission. During this timeline we will be preparing documentation for additional rapid tests to undergo either the FDA PMA or 510k process. We have not yet competed an assessment of whether our products will qualify for approval under the 5010K process or we will be required to engage in the more cumbersome Pre-Market Approval Application.

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Internationally, we intend on submitting our Express devices and cassettes to the World Health Organization (WHO) process which requires a full regulatory and quality documentation dossier, produced and compiled by the Company. WHO process requires laboratory testing and evaluation and then clinical trials for public deployment and documentation throughout the whole process.

Once the WHO process is complete and documented, there is a submission into the Global Fund, which is a partnership between governments, civil society, the private sector and people affected by infectious diseases specifically HIV/AIDs, tuberculosis, and malaria.

The Global Fund raises and invests nearly $4 billion a year to support programs run by local experts in countries that are most in need.

It is our intent to submit all of our RTDs and cassettes and Express to the FDA, WHO and the Global Fund for regulatory review and approval for HIV, TB and malaria.

Currently, both our cassette malaria pF and malaria pF/pV have been approved under the WHO process. The cassette malaria pF/Pan was submitted to the WHO in February 2015, and we anticipate final review and approval before the end of the year.

PRODUCT STRATEGY

Our product strategy is to offer RTDs and other medical devices and tests that are consistent with simplicity in design; that are cost effective; that are easy to use; deliver fast and accurate results with a substantially reduced possibility of user error.

All product components required to operate the RDT are contained in each individual RDT foil pouch based upon options selected by the buyer. Each pouch has written and pictorial instructions clearly illustrating product use on the back. Each is color coded for each specific diagnostic thereby making test administering easy. This minimizes cross-contamination.

Our product mix was achieved by incorporating our Express or Express II housing/delivery system with a validated test strip. This allows us to accommodate our current and future test strips into either delivery system.

COMPETITIVE ADVANTAGE

We believe our unique and simple EXPRESS product design delivers significant advantages over our competition.

Due to the potential infectious character of the whole blood test sample, our Express series of RDTs are designed to perform and deliver test results while sealed within the Express housing, carefully controlling the potentially infectious test sample. This design helps to increase our ability to control the possibility of cross-contamination. Most of our competitors’ products, while inexpensive, are not as user-friendly, require substantially more training and have greater risk of cross- contamination.

Our products are more intuitive and self-explanatory than our competitors making it easier and safer to use. Our products require less training and education. Each Express is configured to operate in the same way regardless of the type of disease being tested.

With ease of use, simple design and faster results, our products allow for more tests administered at the patient point of care level.

We will compete on the basis these advantages. Most of our competitors’ products, while inexpensive, are not as user-friendly, require substantially more training and have greater risk of cross- contamination.

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COMPETITION

The diagnostics industry is a multi-billion dollar international industry and is intensely competitive.  Many of our competitors are substantially larger and have greater financial, research, manufacturing and marketing resources.  Industry competition in general is based on the following:

•	Scientific and technological capability;

•	Proprietary know-how;

•	The ability to develop and market products and processes;

•	The ability to obtain FDA or other required regulatory approvals;

•	The ability to manufacture products that meet applicable governmental and NGO requirements;
•	The ability to manufacture products cost-effectively;

•	Access to adequate capital;

•	The ability to attract and retain qualified personnel; and

•	The availability of patent protection.

We believe our scientific and technological capabilities as well as our proprietary technology and know-how relating to our rapid tests, particularly for the development and manufacture of tests for the detection of antibodies to infectious diseases, are very strong.

Alere Inc.

Alere is our main competitor and one of the major player in RTDs for infectious diseases. Alere markets the Alere HIV Combo Ag/Ab test, which uses the lateral flow technology patent. Alere acquired the patent from Abbott over a decade ago. Alere subsequently acquired Standard Diagnostics of Korea and Accon of China.

In early 2016, Abbot Laboratories agreed to acquire Alere for $5.8 billion. However, Abbot recently started litigation to terminate the agreement. In the event Abbot does acquire Alere, Alere would lose the strength of Abbott, becoming as formidable competitor as it currently is.

Standard Diagnostics

Standard Diagnostics was a state funded entity in South Korea established to build and expand into the international markets under its own brand until it was acquired by Inverness, the predecessor to Alere, in 2006.

With funding from Inverness for regulatory registrations and a previously established cassette product line, Standard was able to capture a strong market share of purchased for use in Africa with funding from WHO and the Global Fund. Currently, Standard is the strongest competitor on an international basis, incorporating a cassette design into each of their products.

Chembio Diagnostic Systems, Inc.

Chembio Diagnostic Systems is a publicly traded diagnostic company that develops, manufactures and commercializes diagnostic solutions. Chembio uses its patented Next Generation DPP (Dual Path Platform) technology that makes claims of significant advantages over the Alere’s lateral-flow technology.

It has continued building its product line and entered into US FDA approval for a rapid HIV test approved for professional use only in the United States.

Other Competition

As infectious diseases are epidemic and in the minds of the public, there will be more competitors coming into the market place. However, competition will be based upon the implementation of a cassette or a “dipstick” format.

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FACILITIES

The Company’s corporate office for product development and regulatory affairs is an FDA Registered Facility with a fully staffed laboratory and assembly facility in Miramar, Florida.

Based on order size, delivery requirements and current orders in process, our Miramar facility can handle up to 4 million RTD devices, all of which are currently hand assembled. We have long-standing relationships with subcontractors to handle additional production requirements. Currently, shipments have been made to agencies for regulatory approvals and for initial market entry and we are in process to apply for a US. FDA, and newly announced WHO approvals which will reduce the WHO process form 24-30 months down to approximately 6-9 months.

Cassette production is conducted through subcontractors in India and China. Each site operates under GMP (Good Manufacturing Practice) as well as being compliant with ISO 9001 and ISO13485. All HDS cassettes are included in our U.S. Certificate of Exportability and European Union CE Mark registrations. Additionally, two of our cassette malaria tests are approved by the WHO with a third approval due to be announced before the end of 2016.

We have established Quality and Assembly Agreements as well as Confidentiality Agreements with our subcontractors. All are subject to our inspection at a moment’s notice.

The quality of final assembly of each of our products is maintained under the strict guidelines of our internal Quality System, which forms the basis for the Company’s ISO13485 rating.

Full quality oversight is mandatory and final batch release testing is conducted on each lot of products assembled prior to shipment release.

With full automation, the Company anticipates to produce up to 10 million Express devices annually. Expanded production would allow for additional expansion beyond this volume. Additionally, subcontractors would provide approximately 60 million cassette tests per year.

SALES DEVELOPMENT

Our sales will be dependent on regulatory approvals issued by such agencies as the WHO, FDA and registration with the Global Fund. These approvals are a key element in the sales and marketing effort on an international basis.

WHO Approved

Following the successful fulfillment of previous PFSCM (Partnership for Supply Chain Management) and WHO shipments, HDS continues to participate in requests for proposals from PFSCM for our currently WHO-approved HDS Malaria test.

The Company is now awaiting the approval of an additional Malaria RDT which the WHO has stated will be announced by December 15, 2016 pending test results. This will then be the third HDS Malaria test that is approved under the WHO program.

The Company will also participate in the newly designed and recently announced WHO Pre-Qualification Program for Malaria RDTs. It is our intention to present the new Malaria Express II devices for Pf, Pf/Pv and Pf/Pan for this Pre-Qualification Program. The WHO will also extend the expedited approval process to include other diseases including HIV.

Long Term WHO Agreement

In February 2016, HDS signed a Long Term Two Year Agreement with the WHO for the supply of the first HDS Malaria tests.

Offering a highly competitive rate in close cooperation with our subcontractor, we expect to see increased sales for these products during the life of that agreement. However, the agreement with WHO allows us to compete for WHO funded projects, but does not guarantee any specific sales.

USAID

USAID has submitted to the Company a request for participation in a Long Term Agreement for the HDS Malaria Tests. The prerequisite will be the same as those requirements satisfied during the WHO evaluation process and which qualified our tests for purchase by the WHO. In FY2105, USAID purchased $24.5 million in malaria tests. USAID is the lead U.S. Government agency that works to end extreme global poverty and enable resilient, democratic societies to realize their potential and which supports the sale of RDTs to those same countries.

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European Union

The European Union has also initiated the preliminary purchase process of our Express devices for Typhoid, Hepatitis-C, Hepatitis-B, Tuberculosis, Syphilis, Malaria and Dengue.

The requirement was made by established NGOs in Greece in cooperation with other international funding agencies.

Purchases of EXPRESS devices for Malaria and Tuberculosis ordered are to be financed by the Internal Security Fund of the European Union and details in the RFQ specifies the advanced performance specifications of the “HEMA RAPID” device.

The current requirement is for 300,000 total tests at an average of $2.10/test and is pending confirmation of funds and a renegotiation on ship schedule. Currently, due to difficulties within Greece, this requirement has been held up pending resolution.

Concurrent to this requirement is a pending order for approximately 250,000 HDS Express HIV tests. This order is being coordinated by a Netherlands NGO that has and continues to act as supply-chain management. This organization has committed to including HDS products in their current inventories and has additional requirements that span beyond the initial 250,000 devices. This includes several other RFP opportunities for other HDS testing approved products.

We have received a commitment from an NGO in Paris with sustaining ties to the country of Nigeria. The commitment signals a storing intent on the part of this NGO, but is not a binding order for products. The issuance of the order depends greatly upon the exchange rate of the target country and the US dollar. As of this date, the rate of exchange has delayed the issuance of a purchase order.

LEGAL PROCEEDINGS

Hema is not a party to any pending legal proceedings. Pursuant to the terms of the Acquisition Agreement, responsibility for any Hema liability emerging from Hema’s business prior to closing relies wholly with the pre-transaction Hema shareholders but there is no assurance they would have the assets available to pay any liability resulting from litigation.

RISK FACTORS RELATING TO HEMA’S BUSINESS

In addition to the other information included in this Current Report on Form 8-K, you should carefully review and consider the factors discussed in Part I, Item 1A - Risk Factors of our Annual Report on Form 10-K for the year ended July 31, 2016 and our subsequent Quarterly Reports on Form 10-Q. These factors materially affect our business, financial condition or future results of operations. The risks, uncertainties and other factors described in our Annual Report on Form 10-K, our Reports on Form 10-Q and below are not the only ones facing our company. Additional risks, uncertainties and other factors not presently known to us or that we currently deem immaterial may also impair our business operations, financial condition or operating results. Any of the risks, uncertainties and other factors could cause the trading price of our common stock to decline substantially.

..

Risks related to our industry, business and strategy

Because we may not be able to obtain or maintain the necessary regulatory approvals for some of our products, we may not generate revenues in the amounts we expect, or in the amounts necessary to continue our business. Our existing products as well as our manufacturing facility must meet quality standards and are subject to inspection by a number of domestic regulatory and other governmental and non-governmental agencies.

All of Hema’s proposed and existing products are subject to regulation in the U.S. by the U.S. Food and Drug Administration, the U.S. Department of Agriculture and/or other domestic and international governmental, public health agencies, regulatory bodies or non-governmental organizations. In particular, we are subject to strict governmental controls on the development, manufacturing, labeling, distribution and marketing of our products. The process of obtaining required approvals or clearances varies according to the nature of, and uses for, a specific product. These processes can involve lengthy and detailed laboratory testing, human or animal clinical trials, sampling activities, and other costly, time-consuming procedures. The submission of an application to a regulatory authority does not guarantee that the authority will grant an approval or clearance for that product. Each authority may impose its own requirements and can delay or refuse to grant approval or clearance, even though a product has been approved in another country.

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The time taken to obtain approval or clearance varies depending on the nature of the application and may result in the passage of a significant period of time from the date of submission of the application. Delays in the approval or clearance processes increase the risk that we will not succeed in introducing or selling the subject products, and we may determine to devote our resources to different products.

Changes in government regulations could increase our costs and could require us to undergo additional trials or procedures, or could make it impractical or impossible for us to market our products for certain uses, in certain markets, or at all.

Changes in government regulations may adversely affect our financial condition and results of operations because we may have to incur additional expenses if we are required to change or implement new testing, manufacturing and control procedures. If we are required to devote resources to develop such new procedures, we may not have sufficient resources to devote to research and development, marketing, or other activities that are critical to our business.

We can manufacture and sell our products only if we comply with regulations and quality standards established by government agencies such as the FDA and the U.S. Department of Agriculture (“USDA”) as well as by non-governmental organizations such as the International Organization for Standardization (“ISO”) and WHO. We have implemented a quality control system that is intended to comply with applicable regulations. Although FDA approval is not required for the export of our products, there are export regulations promulgated by the FDA that specifically relate to the export of our products that require compliance with FDA quality system regulation and that also require meeting certain documentary requirements regarding the approval of the product in export markets. Although we believe that we meet the regulatory standards required for the export of our products, these regulations could change in a manner that could adversely impact our ability to export our products.

Our products may not be able to compete with new diagnostic products or existing products developed by well-established competitors, which would negatively affect our business.

The diagnostic industry is focused on the testing of biological specimens in a laboratory or at the point-of-care and is highly competitive and rapidly changing.  Some of our principal competitors may have considerably greater financial, technical and marketing resources than we do.  Several companies produce diagnostic tests that compete directly with our testing product line, including but not limited to, Chembio Diagnostics and Abbot Laboratories. Furthermore these and/or other companies have or may have products incorporating molecular and/or other advanced technologies that over time could directly compete with our testing product line. As new products incorporating new technologies enter the market, our products may become obsolete or a competitor's products may be more effective or more effectively marketed and sold.

There are competing products that could significantly reduce our U.S. sales of rapid HIV tests.

In 2006 Alere, Inc. acquired a division from Abbott Diagnostic located in Japan that manufactured and marketed a rapid HIV test product line called Determine®.  The Determine® format was developed for the developing world and remote settings and, central to the needs of that market. The format is essentially a test strip that is integrated into a thin foil wrapper. When opened, the underside of the wrapper serves as the test surface for applying the blood sample and performing the test.  This design reduces costs and shipping weights and volumes and provides an advantage for the developing world markets it serves.  Some of the disadvantages of the platform are the amount of blood sample that is needed (50 microliters versus 2.5, 5 and 10 for our lateral flow barrel, lateral flow cassette, and DPP® products respectively),  the open nature of the test surface, and the absence of a true control that differentiates biological from other kinds of samples.

The so-called "3rd generation" version of this product has been marketed for many years and is the leading rapid HIV test that is used in a large majority of the national algorithms of countries funded by PEPFAR and the Global Fund, as well as many other countries in the world.  That product is not FDA-approved though it is CE marked. The newest Determine® HIV version, which was developed and manufactured by Alere's subsidiary in Israel, Orgenics, is the so-called "4th Generation" version Determine® test. According to its claims, this product detects HIV antibodies and P24 HIV antigens. Because the P24 antigen is known to occur in HIV-positive individuals' blood samples before antibodies do, the 4th generation Determine® test is designed to detect HIV infection earlier than tests that solely rely on antibody detection. HDS’ tests, as well as all of the other currently FDA-approved rapid HIV tests, only detect antibodies.

The  initial "4th generation" Alere Determine® rapid test product that was also CE marked and that Alere launched internationally some years ago has not been successfully commercialized to the best of our knowledge and at  least certain published studies were not favorable for this product.  However the 4th generation product that is now FDA-approved was apparently modified as compared to the initial international version, and it may perform more satisfactorily.  Alere received FDA approval of this modified product in August 2013 and CLIA waiver for it in December 2014. Alere is also aggressively pursuing development of the market for this product.  Moreover there is support by a number of key opinion leaders for the public health value of such 4th generation tests, and this product represents a significant competitive threat to Chembio as well as to each of the other rapid HIV test manufacturers (OraSure and Trinity primarily).

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During 2011, Biolytical, Inc. of Vancouver, Canada received FDA approval and in 2012 received CLIA waiver of a flow-through rapid HIV test called "INSTI".  The flow-through technology used in the INSTI test is older than lateral flow, and requires handling of multiple components (3 vials of solution) to perform the test in multiple steps.  However, these steps can be accomplished in less than ten minutes, and the actual test results occur in only one minute after those steps are completed.  Therefore sample-to-result time is shorter than any of the competitive products.  The product also has good performance claims.  There are settings where that reduced total test time, despite the multiple steps required, may be a distinct advantage, and we believe Biolytical has made some progress in penetrating certain public health markets.

Therefore, even though our lateral flow products currently enjoy a substantial market share in the U.S. rapid HIV test market, and we have an additional rapid HIV test, the DPP® HIV 1/2 Assay, there a number of risks and uncertainties concerning current and anticipated developments in this market.  Although we have no specific knowledge of any other new product that is a significant competitive threat to our products, or that will render our products obsolete, if we fail to maintain and enhance our competitive position or fail to introduce new products and product features, our customers may decide to use products developed by our competitors, which could result in a loss of revenues and cash flow.

More generally, the point-of-care diagnostics industry is undergoing rapid technological changes, with frequent introductions of new technology-driven products and services.  As new technologies become introduced into the point-of-care diagnostic testing market, we may be required to commit considerable additional efforts, time and resources to enhance our current product portfolio or develop new products.  We may not have the available time and resources to accomplish this, and many of our competitors have substantially greater financial and other resources to invest in technological improvements.  We may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers, which would materially harm our operating results.

Our use of third-party suppliers, some of which may constitute our sole supply source, for certain important product components presents a risk that could have negative consequences for other business.

A number of our components and critical raw materials are provided by third-party suppliers, some of which may be sole-source suppliers, which impacts our ability to manufacture or sell product if our suppliers cannot or will not deliver those materials in a timely fashion, or at all, due to an interruption in their supply, quality or technical issues, or any other reason. If this occurs, we could incur substantial expense and time to be able to reestablish the appropriate quality, cost, regulatory and market-acceptance circumstances needed for commercial success.  Even with the needed expense and time, we may not be able to reestablish any or all of these factors.  The absence of any one or more of these factors could prevent us from being able to commercially produce and market the affected product or products.

New developments in health treatments or new non-diagnostic products may reduce or eliminate the demand for our products.

The development and commercialization of products outside of the diagnostics industry could adversely affect sales of our products. For example, the development of a safe and effective vaccine to HIV or treatments for other diseases or conditions that our products are designed to detect, could reduce or eventually eliminate the demand for our HIV or other diagnostic products and result in a loss of revenues.

We may not have sufficient resources to effectively introduce and market our products, which could materially harm our operating results.

Introducing and achieving market acceptance for our products will require substantial marketing efforts and will require us and/or our contract partners, sales agents, and/or distributors to make significant expenditures of time and money. In some instances we will be significantly or totally reliant on the marketing efforts and expenditures of our contract partners, sales agents, and/or distributors. If they do not have or commit the expertise and resources to effectively market the products that we manufacture, our operating results will be materially harmed.

The success of our business depends on, in addition to the market success of our products, our ability to raise additional capital through the sale of debt or equity or through borrowing, and we may not be able to raise capital or borrow funds on attractive terms and/or in amounts necessary to continue our business, or at all.

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Our liquidity and cash requirements will depend on several factors. These factors include, among others, (1) the level of revenues; (2) the extent to which, if any, that revenue level improves operating cash flows; (3) our investments in research and development, facilities, marketing, regulatory approvals, and other investments we may determine to make; and (4) our investment in capital equipment and the extent to which it improves cash flow through operating efficiencies. We do not expect to generate positive cash flow in next twelve months, and we cannot be sure that we will be successful in raising sufficient capital to fund our needs. If we are not able to raise additional capital from another source, we will be required to substantially reduce our operating costs, including the possibilities of suspending our unfunded research and development activities, and quickly curtailing any cash flow negative product initiatives.

Our near term sales are difficult to predict in the uncertain status of pending orders and certain regulatory approvals, and the uncertain time until we have approval to sell in the US. We believe that underlying demand for HIV rapid testing in the United States remains strong, and that the restoration of some of the funding cutbacks from sequestration and the implementation of the Affordable Care Act and of the United States Preventive Services Task Force recommendations will have a positive impact on the development of the market.

However, development of new customers with this product is costly and time-consuming.

Currently, we are dependent on international sales of our products, since we have no products approved by the FDA for US sales. The nature of international business is such that it can be volatile from period to period, depending on ordering patterns of donor-funded programs.

A number of factors can slow or prevent international sales increases or cause sales decreases, or substantially increase the cost of achieving sales assuming they are achieved. These factors include:

•	economic conditions and the absence of or reduction in available funding sources;

•	regulatory requirements and customs regulations;

•	cultural and political differences;

•	foreign exchange rates, currency fluctuations and tariffs;
•	dependence on and difficulties in managing international distributors or representatives;

•	the creditworthiness of foreign entities;

•	difficulties in foreign accounts receivable collection;

•	competition;

•	pricing; and

•	any inability we may have in maintaining or increasing revenues.

If we are unable to increase our revenues from domestic and/or international customers, our operating results will be materially harmed.

Although we have an ethics and anti-corruption policy in place, and have no knowledge or reason to know of any practices by our employees, agents or distributors that could be construed as in violation of such policies, our business includes sales of products to countries where there is or may be widespread corruption.

HDS has a policy in place prohibiting its employees, distributors and agents from engaging in corrupt business practices, including activities prohibited by the United States Foreign Corrupt Practices Act (the “FCPA”). Nevertheless, because we work through independent sales agents and distributors outside the United States, we do not have control over the day-to-day activities of such independent agents and distributors. In addition, in the donor-funded markets in Africa where we sell our products, there is significant oversight from PEPFAR, the Global Fund, and advisory committees comprised of technical experts concerning the development and establishment of national testing protocols. This is a process that includes an overall assessment of a product which includes extensive product performance evaluations including five active collaborations and manufacturer’s quality systems, as well as price and delivery. In Brazil, where we have had a total of six product collaborations with FIOCRUZ, the programs through which our products may be deployed are all funded by the Brazilian Ministry of Health. Although FIOCRUZ is affiliated with the Brazilian Ministry of Health, and is its sole customer. We have no knowledge or reason to know of any activities by our employees, distributors or sales agents of any actions which could be in violation of the FCPA, although there can be no assurance of this.

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To the extent that we are unable to collect our outstanding accounts receivable, our operating results could be materially harmed.

 There may be circumstances and timing that require us to accept payment terms, including delayed payment terms, from distributors or customers, which, if not satisfied, could cause financial losses.

 We generally accept payment terms which require us to ship product before the contract price has been paid fully, and there also are circumstances pursuant to which we may accept further delayed payment terms pursuant to which we may continue to deliver product.  To the extent that these circumstances result in significant accounts receivables and those accounts receivables are not paid on a timely basis, or are not paid at all, especially if concentrated in one or two customers, we could suffer financial losses.

Item 3 Properties.

Hema’s corporate offices, product development facilities, regulatory affairs offices, and laboratory and assembly facilities are contained in a 5,627 square foot facility in Mirama, Florida. The facility is leased through June 30, 2017, with a current monthly rent of $4,134. Our facility is an FDA Registered Facility. Based on order size, delivery requirements and current orders in process, our Miramar facility can handle up to 4 million RTD devices, all of which are currently hand assembled. We have relationships with subcontractors to handle additional production requirements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF HEMA.

The following discussion and analysis by management provides information with respect to Hema’s financial condition and results of operations for the fiscal years ended December 31, 2015 and 2014, as well as the nine month periods ended September 30, 2016 and 2015. This discussion should be read in conjunction with the information in the consolidated financial statements and the notes pertaining thereto contained in Item 9.01 - Financial Statements of Business Acquired of this Current Report on Form 8-K and the information discussed in , Item 1A - Risk Factors. This discussion includes forward-looking statements that involve risk and uncertainties. As a result of many factors, such as those set forth above under “Risk Factors,” actual results may differ materially from those anticipated in these forward-looking statements.

The Hema financial statements included in this Report are were prepared on a combined basis with Rapid Medical Diagnostics Corp. and Hema Diagnostic Systems, S.A.. During the periods represented by the financial statements, these two companies were separately owned by Hema’s equity owners. Immediately prior to the Acquisition, these two companies became wholly owned subsidiaries of Hema, and our financial statements for periods after the Acquisition will be presented on a consolidated basis. Since all transactions and accounts between and among the three entities have been eliminated in the combined financial statements, we do not believe the combined financial statements differ materially from financial statements presented on a consolidated basis.

Overview of Business

Hema Diagnostic Systems was established in December, 2000 to market and distribute rapid test devices for infectious diseases. Since 2002, we have been developing an expanding line of rapid diagnostic tests (RDTs) including such diseases as Human Immunodeficiency Virus (HIV) – 1/2, tuberculosis, malaria, hepatitis, syphilis, typhoid, dengue as well as other infectious diseases. We distribute our own products and manufacture our devices in-house as well as through contract manufacturers. Some sub-components, made to our specifications, are produced in China, India and Germany. Our products are rapid immunochromatographic medical diagnostics that are administered at the point of care (POC) level and which can produce results as in as little as 10-15 minutes.

Due to the potential infectious character of the whole blood test sample, our Express series of RDTs are designed to perform and deliver test results while within the sealed Express housing, carefully controlling the potentially infectious test sample. This design helps to increase our ability to control the possibility of cross-contamination. Most of our competitors’ products, while inexpensive, are not as user-friendly, require substantially more training and have greater risk of cross- contamination.

We have two subsidiaries which are integral parts of our primary business. Rapid Medical Diagnostics Corp. has historically been the reserve for our research and development and holds the patent(s) on our technology. Hema Diagnostic Systems, S.A. was established to distribute our products in Central and South America.

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Our products are subject to extensive regulatory oversight by government and other organizations and rely on international regulatory approvals for sale into markets outside of the USA. Domestically, our devices would require US FDA approval and in some cases, international sales require World Health Organization (WHO) approval.

We maintain a Federal Drug Administration (FDA) registered facility in Miramar, Florida and are certified under both ISO9001 and ISO13485 for the “Design, Development, Production and Distribution” of the in-vitro devices. Approval of our HIV rapid test has been issued by the United States Agency for International Development (USAID). USAID approval allows us to offer our product to those countries where USAID provides such funding. Some of our products have qualified for and use the European Union issued “CE” Mark, which allows us to enter into CE Member countries subject to individual country documentation and approval. Currently, two malaria rapid tests are approved under World Health Organization (WHO) guidelines with a third awaiting approval in December 2016 pending test results. WHO approval is necessary for those countries who rely upon the expertise of the WHO, as well as for NGO funding. HDS products have also received registrations and approvals issued by other foreign governments. HDS is currently in the planning phase for entering into the newly announced, WHO “Pre-Qualified Approval” process for other HDS tests. This process allows expedited approval of rapid tests, reducing the current 24-30 month process time down to approximately 6-9 months. HDS products are also listed and offered internationally through the UNICEF and UNDP. On February 2016, we entered into a Long Term Agreement with the WHO for the approved rapid tests. While receiving small orders resulting from this Agreement, we anticipate larger orders from the WHO as our relationship expands.

We maintain current U.S. Certificates of Exportability that are issued by two FDA divisions-CBER and CDRH. CBER (Center for Biologicals Evaluation and Research) is the FDA regulatory division that oversees biological devices and which include our HIV, Hepatitis B and Hepatitis C. The other division, Center for Devices and Radiological Health (CDRH), is responsible for the oversight of other HDS devices which include Tuberculosis, Syphilis, and the remaining product line. Certificates of Exportability are issued to Hema Diagnostic Systems. Our HDS facility maintains FDA Establishment Registration status and is in accord with GMP (Good Manufacturing Practice) as confirmed by the FDA.

We do not currently have FDA approval to sell any of our products in the United States. We intend on submitting our devices to the FDA under a Pre-Market Approval Application (PMA) or through the 510K process. The 510K would require the appropriate regulatory administrative submissions as well as a limited scientific review by the FDA to determine completeness (acceptance and filing reviews); in-depth scientific, regulatory, and Quality System review by appropriate FDA personnel (substantive review); review and recommendation by the appropriate advisory committee (panel review); and final deliberations, documentation, and notification of the FDA decision. The PMA process is more extensive, requiring clinical trials to support the application. We expect to apply to FDA for approval of our first RDT to be submitted to the FDA for 510K approval within the next 3 months. We anticipate the FDA process will be completed within 9 months after submission. During this timeline we will be preparing documentation for additional rapid tests to undergo either the FDA PMA or 510k process.

Our target markets include domestic sales within the USA as well as internationally. The US FDA approval will serve to expedite international approvals as well as allow us to enter into the domestic market.

We have a limited history of operations, and our revenues have been insignificant compared to our expenses. We have not been profitable and our owners deficit was $13,788,014 at September 30, 2016. As of September 30, 2016, our current cash position is not sufficient to meet our working capital needs for the next twelve months. To continue operations, we will require additional funds to support our working capital requirements and any development activities, or will need to suspend operations. Our past activities have been primarily financed by loans and capital contributions from our former primary. We entered into the Acquisition with the expectation that the existence of a public market for Generex’s stock would enable us to access financing from various sources. We cannot provide any assurance that we will obtain the required funding. Our inability to obtain required funding in the near future or our inability to obtain funding on favorable terms will have a material adverse effect on our operations and our strategic development plan for future growth. If we cannot successfully raise additional capital and implement our strategic development plan, our liquidity, financial condition and business prospects will be materially and adversely affected and we may have to cease operations.

Hema operates in only one segment: in-vitro medical diagnostic devices (RDTs) administered at the point of care level.

Accounting for Research and Development Projects

In the fiscal years ended December 31. 2015 and 2014, research and development expenses were more than 50% of our total expense. In the nine months ended September 30, 2015, research and development continued to be our largest expense category. Most of research and development activities to date have involved developing the platform technologies for our in-vitro point of care level rapid response diagnostics. As a result, we have not made significant distinctions in the accounting for research and development expenses among products, as a significant portion of all research has involved improvements to the platform technologies which benefits all of our products.

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Because of various uncertainties, including the requirements for governmental regulatory approvals, WHO approvals and the issuance of purchase orders by governmental and non-governmental agencies who are the primary purchasers of our products, we cannot predict when any products may begin to produce net cash inflows.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements which have been prepared in conformity with accounting principles generally accepted in the United States of America. It requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

We consider certain accounting policies related to impairment of long-lived assets, intangible assets and accrued liabilities to be critical to our business operations and the understanding of our results of operations:

Going Concern. As shown in the accompanying financial statements, we have not been profitable and have reported recurring losses from operations.  These factors raise substantial doubt about our ability to continue to operate in the normal course of business.  The accompanying consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. Estimates which are particularly significant to our financial statements include estimates relating to the determination of impairment of assets, the useful life of property and equipment and the recoverability of advances.

Inventory. Our inventory is stated at the lower of cost or net realizable value. Cost is determined using the Weighted Average method. We periodically evaluates our inventory for any obsolete or slow moving items based on production lots and advances in production design or technology. Any inventory determined to be obsolete or slow moving is removed from inventory and disposed or a provision is made to reduce slow moving inventory to its net realizable value. At December 31, 2015 and 2014, we recorded a reserve for obsolescence of $7,750 and $0, respectively.

Revenue Recognition. We have yet to fully commercialize its products and secure appropriate permits, approvals and licenses necessary to begin full worldwide distribution. We have had minimal sales to date. The revenue we have received primarily are related to trial samples and evaluation of the efficacy and suitability of the products to specific target markets. Sales and the related cost of sales are recognized primarily upon shipment of products (normally when title passes). Our revenue recognition policies are in compliance with ASC Topic 605, which establishes criteria that must be satisfied before revenue is realized or realizable and earned.

We recognize revenue when all of the following four criteria are met:

  persuasive evidence of a sales arrangement exists,
  delivery has occurred,
  the sales price is fixed or determinable and
  collectability is probable.

Impairment of Long-Lived Assets. We evaluate long-lived assets for impairment, including property, plant and equipment and intangible assets, when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable or the assets are being held for sale. Upon the occurrence of a triggering event, the asset is reviewed to assess whether the estimated undiscounted cash flows expected from the use of the asset plus the residual value from the ultimate disposal exceeds the carrying value of the asset. If the carrying value exceeds the estimated recoverable amounts, the asset is written down to the estimated fair value. Any resulting impairment loss is reflected on the Combined Statements of Operations..

Intangible Assets. Our intangible assets consist of patent patented technology and trademarks. The determination of the related estimated useful lives and whether or not these assets are impaired involves significant judgments. Amortization is computed by applying the straight line method based on the remaining patent life. Our primary patent expires in 2026.

Income Taxes. Hema Diagnostic Systems, LLC is a limited liability corporation. Prior to the Acquisition, Rapid Medical Diagnostic Corp. was a Subchapter S corporation. Federal and state income tax regulations do not require a limited liability corporation or a Subchapter S corporation to pay income taxes. Rather each member’s allocable share of the profit or loss is reported in each member’s individual income tax return. Hema Diagnostics Systems Panama, S.A. is a Panamanian company. Due to its operational losses, no taxes are required. Accordingly, no provision or liability for income taxes is reflected for this reporting entity in the financial statements filed with tis Current Report. Following the Acquisition, all of these entities will be wholly owned subsidiary’s consolidated in Generex’s US federal income tax returns.

C-2-21

Results of Operations

Year ended December 31, 2015 Compared to Year ended December 31, 2014

We had a net loss for the fiscal year ended December 31, 2015 $1,041,889 versus a net loss of $999,529 in the prior fiscal year. The net loss in both years resulted from operating losses in of $985,939 in 2015 and $982,150 in 2014. Our major categories of expenses were materially consistent over both years Our revenues decreased from $18,023 in 2014 to $5,703 in 2015, primarily due to a decrease in available funds to purchase our products.

Our accrued interest expense, net of interest income in fiscal 2015 was $24,778 compared to the previous year’s fiscal period at $23,616.   Interest expense arose primarily from loans payable to Stephen Berkman, Hema’s founder and former primary shareholder

Nine Months ended September 30, 2016 Compared to Nine Months ended September 30, 2015

Our net loss for the nine months ended September 30, 2016 was $959,273, an increase from our net loss of $724,175 for the comparable nine month period in 2015. The increase in net loss is attributable to an increase in operating expenses, which were $889,348 in the 2016 period and $724,173 in the 2015 period. An increase in interest expense net of interest income, which was $79,572 in the nine months ended September 30, 2016, an increase from $24,874 in the comparable 2015 period, also contributed to the increased net loss. The increase in operating expenses is primarily attributable to an increase in professional fees, which were $147,787 in the 2016 period versus $5,428 in the 2015 period. The increase in professional fees is primarily attributable to audit fees, accounting and increase in as well as an increase in fund raising and business development fees. The variation in interest expense is attributable to an increase in the interest rate from .21% to .75%.

Our revenues increased from $4,828 in the none months ended September 30, 2015 to $16,953 in the comparable 2016 period primarily due to expanded purchases from Supply Chain Management organizations. As additional products are approved by such agencies as the FDA and the WHO, we expect to see increased revenue. These approvals will allow easier access to international acceptance and registrations on a country by country basis allowing an increase in revenue.

Financial Condition, Liquidity and Resources

Sources of Liquidity

To date we have financed our development stage activities primarily from capital contributions and loans from Hema’s previous primary owner.

In the 9 months ended September 30, 2016, the former primary owner contributed $884,500 to the capital of the Company. Additional cash was generated in this period by the repayment in full of an $897,000 loan to Lawrence Salvo, Hema’s President and CEO and now a member of our board of directors. During the year ended December 31, 2015, Hema’s former principal owner made capital contributions of $1,111,000.

While Hema did not receive any loans from it former principal owner in 2015 or 2016, as of the date of this Current Report, Hema owed this individual $13,260,472 for previous loans. The loans bear interest at .75% per annum and by their terms are payable on demand. In connection with the acquisition, the former principal owner has agreed to forgive these loans if the value of our stock owned by him achieves a specific level and the stock is registered for resale. See Item 1 – Acquisition, above.

As of September 31, 2016 and the date of this Current report, our current cash position is not sufficient to meet our working capital needs for the next twelve months. Therefore, we will require additional funds to support our working capital requirements and any development or other activities, or will need to curtail our research and development and other planned activities or suspend operations.

We will no longer be able to rely on Hema’s former primary owner for necessary financing. Going forward, we expect to finance our activities date primarily through private placements of Generex common stock, or preferred stock or debt securities convertible into common stock. These transactions will likely require us to register the privately sold securities for resale. We have no commitments for any such financing, however, and we do not know if we will be able to obtain the required financing.

C-2-22

Unforeseen problems with the conduct or results of Phase III clinical trials for Oral-lyn™ or further negative developments in general economic conditions could interfere with our ability to raise additional capital as needed, or materially adversely affect the terms upon which such capital is available. We cannot provide any assurance that we will obtain the required funding. Our inability to obtain required funding in the near future or our inability to obtain funding on favorable terms will have a material adverse effect on our operations and our strategic development plan for future growth. If we cannot successfully raise additional capital and implement our strategic development plan, our liquidity, financial condition and business prospects will be materially and adversely affected and we may have to cease operations.

Funding Requirements and Commitments

If we obtain necessary financing, we expect to devote substantial resources to obtaining WHO approval for additional products, obtaining FDA approval to sell our products in the United States, further developing our existing products and developing applications of our products for new diseases and conditions, as well as producing the necessary molds for the production of our delivery platforms and in the purchase of automated assembly equipment necessary to establish and maintain a competitive price in the world markets.

Our future funding requirements and commitments and our ability to raise additional capital will depend on factors that include:

•	the timing and amount of expense incurred to complete research and development;

•	the costs and timing of the regulatory process as we seek approval of our existing and new products in development;

•	our ability to generate new relationships with industry partners throughout the world that will provide us with long-term commercialization opportunities;

•	the timing, receipt and amount of sales, if any, from our products which are currently approved by WHO;

•	the cost of manufacturing of our products as well as component costs from our qualified sub-contractors, and the cost of marketing and sales activities of those products;

•	the costs of prosecuting, maintaining, and enforcing patent claims, if any claims are made;

•	our ability to obtain the necessary financing to fund our operations and effect our strategic development plan; and

•	the receptivity of the financial market to medical device and diagnostics companies.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors, and we do not have any non-consolidated special purpose entities.

Tabular Disclosure of Contractual Obligations

Hema is, and both before and after the Acquisition, Generex is, a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information required under this item.

Recently Adopted Accounting Pronouncements

In February 2015, the FASB issued ASU 2015-02, Consolidation (Topic 810)—Amendments to the Consolidation Analysis (“ASU 2015-02”), which provides guidance on evaluating whether a reporting entity should consolidate certain legal entities. Specifically, the amendments modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (“VIEs”) or voting interest entities. Further, the amendments eliminate the presumption that a general partner should consolidate a limited partnership, as well as affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships. ASU 2015-02 is effective for interim and annual reporting periods beginning after December 15, 2016, with early adoption permitted. A reporting entity may apply the amendments using a modified retrospective approach or a full retrospective application. We are currently evaluating the impact, if any, that adopting ASU 2015-02 will have on Hema’s financial statements.

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In February 2016, the FASB issued ASU 2016-02, Leases, which will amend current lease accounting to require lessees to recognize (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 does not significantly change lease accounting requirements applicable to lessors; however, certain changes were made to align, where necessary, lessor accounting with the lessee accounting model. This standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In March 2016, the FASB issued ASU 2016-09, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting, which relates to the accounting for employee share-based payments. This standard addresses several aspects of the accounting for share-based payment award transactions, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. This standard will be effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

CERTAIN TRANSACTIONS

Changes in Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in the change in control of Generex.

Review of Related Party Transactions

We presently have a policy requiring approval by stockholders or by a majority of disinterested directors of transactions in which one of our directors has a material interest apart from such director's interest in Generex. We also have a policy requiring the approval by the Audit Committee for any transactions in which a director or an executive officer has a material interest apart from such director's or officer’s interest in Generex.

Related Transactions

Prior to January 1, 2016, Hema advanced an aggregate of $893,372 to the Lawrence Salvo, Hema’s President and CEO, and since the closing of the Acquisition an officer and director Generex. These advances bore interest at .21% during 2015 and until paid in September, 2016. During September, 2016, the advances were repaid in full.

Hema is currently indebted to Stephen Berkman, the former principal equity owner of HDS, in the amount of $13,260,462 for loans, advances and other consideration. This debt was secured by a security interest in Hema’s assets. At Closing. Berkman terminated his security interest on the Company’s assets. At such time as certain conditions relating to the value of Generex securities owned by Mr. Berkman are satisfied, the loan payable from to Mr. Berkman will be deemed satisfied in full. See “Acquisition and Related Transactions,” above.

The debt to Mr. Berkman accrued prior to 2015. HDS did not receive any loans from Mr. Berkman in 2015 or 2016. The loans bear interest at .75% per annum and by their terms are payable on demand.

Hema historically made advances to Luis Agudelo, Hema’s Director of Latin American Sales and board member. As of December 31, 2015, net advances were $20,635. As of September 30, 206, net advances werer$16,013. During October 2016, an additional $14,735 was repaid. Mr. Agudelo is not an officer or director of Generex.

HDS has historically engaged in commercial and financial transactions with companies owned by one or more of its equity owners. From inception through 2007, China World Wide, a company owned by Mr. Salvo and Mr. Berkman provided supplemental funding to HDS on a non-interest basis. At September 30, 2016, HDS had an unpaid balance to China World Wide of $83,554. China World Wide has also assisted HDS in the development of its distribution and sourcing in China.

C-2-24

International Diagnostics and Medical Supply Corp. (IDMS) was established to create hemodialysis facilities on a global scale. IDMS is owned by Mr. Salvo, Mr. Agudelo and Mr. Berkman. Due to the high initial cost of establishing a hemodialysis facility, IDMS has not yet secured satisfactory funding to execute its business plan. Consequently, it has only engaged in minimal organizational activities. At September 30, 2016 HDS had an unpaid balance due from IDMS of $2,500 advanced to IDMS for legal fees incurred

Section 16(a) Beneficial Ownership Reporting Compliance

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 3.02. The securities issued in connection with the Acquisition Agreement are restricted securities issued in reliance on the exemption provided in Section 4(a)(2) of the Securities Act of 1933.

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 Appendix D

2017 EQUITY INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT, PURPOSE, EFFECTIVE DATE, EXPIRATION DATE

•                      ESTABLISHMENT. NuGenerex Biotechnology Holdings, Inc. (f/k/a Generex Biotechnology Corporation), a Delaware corporation (the “Company”), hereby establishes the NuGenerex Biotechnology Holdings, Inc. 2017 Equity Incentive Plan (the “Plan”).

•                      PURPOSE. The purpose of the Plan is to advance the interests of the Company and its shareholders by enhancing the Company’s ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company’s economic objectives. To further these objectives, the Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Grants, Stock Units, Performance Shares and Performance Share Units. The Plan also permits the grant of Awards that qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Code. At the same time, the Plan permits the Committee, in the exercise of its discretion, to grant Awards to Covered Employees that do not qualify for the “performance-based compensation” exception.

•                      EFFECTIVE DATE. The Plan will become effective on the date it is approved by the shareholders at the Company’s 2017 Annual Meeting of Stockholders (the “Effective Date”).

1.4       EXPIRATION DATE. The Plan will expire on, and no Award may be granted under the Plan after, the tenth (10th) anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 2

GLOSSARY; CONSTRUCTION

2.1                  GLOSSARY. When a word or phrase appears in this Plan document with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in Article 1 or in the attached Glossary, which is incorporated into and is part of the Plan. All of these key terms are listed in the Glossary. Whenever these key terms are used, they will be given the defined meaning unless a clearly different meaning is required by the context.

2.2               CONSTRUCTION. The masculine gender, where appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect.

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ARTICLE 3

ELIGIBILITY AND PARTICIPATION

1.                       GENERAL ELIGIBILITY. Persons eligible to participate in this Plan include all employees, officers, Non-Employee Directors of, and Consultants to, the Company or any Affiliate. Awards may also be granted to prospective employees or Non-Employee Directors but no portion of any such Award will vest, become exercisable, be issued, or become effective prior to the date on which such individual begins to provide services to the Company or its Affiliates.

2.                       ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award.

ARTICLE 4

ADMINISTRATION

4.1               GENERAL. The Plan shall be administered by the Committee or, with respect to individuals who are Non-Employee Directors, the Board. All references in the Plan to the “Committee” shall refer to the Committee or Board, as applicable. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations as it may deem necessary or advisable to administer the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes of the Plan.

4.2               COMMITTEE RESPONSIBILITIES. Subject to the provisions of the Plan, the Committee shall have the authority to: (a) designate the Participants who are entitled to receive Awards under the Plan; (b) determine the types of Awards and the times when Awards will be granted; (c) determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate; (d) determine the terms and conditions of any Award, including, but not limited to, the purchase price or exercise price or base value, the grant price, the period(s) during which such Awards shall be exercisable (whether in whole or in part); (e) any restrictions or limitations on the Award, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Committee determines; provided, however, that except in the case of a Change in Control, the Committee shall not have the authority to accelerate the vesting or waive the forfeiture restrictions on any Performance-Based Award; (f) determine whether, to what extent, and in what circumstances an Award may be settled in, or the exercise price or purchase price of an Award may be paid in cash, Stock, or other Awards, or other property, or whether an Award may be canceled, forfeited, exchanged or surrendered; (g) prescribe the form of each Award Agreement, which need not be the same for each Participant; (h) decide all other matters that must be determined in connection with an Award; (i) interpret the terms of, and determine any matter arising pursuant to, the Plan or any Award Agreement; and (j) make all other decisions or determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable to administer the Plan. The Committee shall also have the authority to modify existing Awards to the extent that such modification is within the power and authority of the Committee as set forth in the Plan.

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4.3       DECISIONS FINAL. The Committee shall have the authority to interpret the Plan and subject to the provisions of the Plan, any Award Agreement, and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

ARTICLE 5

SHARES AVAILABLE FOR GRANT

5.1               NUMBER OF SHARES. Subject to adjustment as provided in Section 5.4, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be 240,000,000. The shares of Stock delivered pursuant to any Award may consist, in whole or in part, of authorized by unissued Stock, treasury Stock not reserved for any other purposes, or Stock purchased on the open market.

5.2               SHARE COUNTING. The following rules shall apply solely for purposes of determining the number of shares of Stock available for grant under the Plan at any given time:

(a)                In the event any Award granted under the Plan, or any award outstanding under the Prior Plan after the Effective Date is terminated, expired, forfeited, or canceled for any reason, the number of shares of Stock subject to such Award will again be available for grant under the Plan (i.e., any prior charge against the limit set forth in Section 5.1 shall be reversed).

(b)                If shares of Stock are not delivered in connection with an Award because the Award may only be settled in cash rather than in Stock, no shares of Stock shall be counted against the limit set forth in Section 5.1. If any Award may be settled in cash or Stock, the rules set forth in Section 5.2(a) shall apply until the Award is settled, at which time the underlying shares of Stock will be added back to the shares available for grant pursuant to Section 5.1 but only if the Award is settled in cash.

(c)                The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) will reduce the number of shares available for grant under Section 5.1 by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise.

(d)                Shares of Stock tendered to pay the exercise price of an Option or tendered, withheld or otherwise relinquished by a Participant to satisfy a tax withholding obligation arising in connection with an Award will not again become Stock available for grant under the Plan. Moreover, shares of Stock purchased on the open market with cash proceeds generated by the exercise of an Option will not increase or replenish the number of shares available for grant under Section 5.1.

(e)                If the provisions of this Section 5.2 are inconsistent with the requirements of any regulations issued pursuant to Section 422 of the Code, the provisions of such regulations shall control over the provisions of this Section 5.2, but only as this Section 5.2 relates to Incentive Stock Options.

(f)                 The Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for determining the number of shares of Stock that are available for grant under Section 5.1.

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5.3               AWARD LIMITS. Notwithstanding any other provision in the Plan, and subject to adjustment as provided in Section 5.4:

(a)                The maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be the same numeric limit set forth in Section 5.1.

(b)                The maximum number of shares of Stock that may be granted to any one Participant during any 12-month period with respect to one or more Awards shall be 1,000,000

(c)                The aggregate Grant Date Fair Market Value of Awards granted to any one Participant who is a Non-Employee Director during any one 12-month period with respect to one or more Awards shall be $1,000,000.

5.4        ADJUSTMENT IN CAPITALIZATION. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change, the Committee shall make a proportionate adjustment in: (a) the number and class of shares of Stock made available for grant pursuant to Section 5.1; (b) the number of shares of Stock set forth in Section 5.3, 11.9, and any other similar numeric limit expressed in the Plan; (c) the number and class of and/or price of shares of Stock subject to then outstanding Awards; (d) subject to the limitations imposed on Performance-Based Awards, the performance targets or other goals applicable to any outstanding Awards; or (e) any other terms of an Award that are affected by the event. Moreover, in the event of such transaction or event, the Committee, in its discretion may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any action taken pursuant to this Section 5.4 shall be taken in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in accordance with the requirements of Section 424(a) of the Code.

5.5               REPLACEMENT AWARDS. In the event of any corporate transaction in which the Company or an Affiliate acquires a corporate entity which, at the time of such transaction, maintains an equity compensation plan pursuant to which awards of stock options, stock appreciation rights, restricted stock, or any other form of equity based compensation are then outstanding (the “Acquired Plan”), the Committee may make Awards to assume, substitute or convert such outstanding awards in such manner as may be determined to be appropriate and equitable by the Committee; provided, however, that the number of shares of Stock subject to any Award shall always be a whole number by rounding any fractional share to the nearest whole share. Options or SARs issued pursuant to this Section 5.5 shall not be subject to the requirement that the exercise price of such Award not be less than the Fair Market Value of Stock on the date the Award is granted. Shares used in connection with an Award granted in substitution for an award outstanding under an Acquired Plan under this Section 5.5 shall not be counted against the number of shares of Stock available for grant under Section 5.1. Any shares of Stock authorized and available for issuance under the Acquired Plan shall, subject to adjustment as described in Section 5.4, be available for use in making Awards under this Plan with respect to persons eligible under such Acquired Plan, by virtue of the Company’s assumption of such Acquired Plan, consistent with Nasdaq Rules (or rules of any other exchange upon which the Stock is then traded), as such Rules may be amended or replaced from time to time.

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5.6               FRACTIONAL SHARES. No fractional shares of Stock shall be issued pursuant to the Plan. Unless the Committee specifies otherwise in the Award Agreement, or pursuant to any policy adopted by the Committee, cash will be given in lieu of fractional shares. In the event of adjustment as provided in Section 5.4 or the issuance of replacement awards as provided in Section 5.5, the total number of shares of Stock subject to any affected Award shall always be a whole number by rounding any fractional share to the nearest whole share.

ARTICLE 6

STOCK OPTIONS

6.1               OPTIONS. Subject to the terms and provisions of the Plan the Committee, at any time and from time to time, may grant Options to one or more Participants upon such terms and conditions and in such amounts, as shall be determined by the Committee. Options are also subject to the following additional terms and conditions:

(a)                Exercise Price. No Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Grant Date.

(b)                Exercise of Option. Options shall be exercisable at such times and in such manner, and shall be subject to such restrictions or conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

(c)                Term of Option. Each Option shall expire at such time as determined by the Committee; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary the Grant Date.

(d)                Payment. The exercise price for any Option shall be paid in cash or shares of Stock held for longer than six (6) months (through actual tender or by attestation). In the Award Agreement, the Committee also may prescribe other methods by which the exercise price of an Option may be paid and the form of payment including, without limitation, any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. The Committee, in consideration of applicable accounting standards and applicable law, may waive the six (6) month share holding period described in the first sentence of this paragraph (d) in the event payment of an Option is made through the tendering of shares.

(e)                RESERVED.

(f)                 Nontransferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of an Option to a Family Member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Participant with respect to such transfer.

6.2               INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to Participants who are employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 6.2:

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(a)                Exercise Price. Subject to Section 6.2(e), the exercise price per share of Stock pursuant to any Incentive Stock Option shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value of one share of Stock as of the Grant Date.

(b)                Term of Incentive Stock Option. In no event may any Incentive Stock Option be exercisable for more than ten (10) years from the Grant Date.

(c)        Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:

(1)                The Incentive Stock Option shall lapse ten (10) years from the Grant Date, unless an earlier time is set in the Award Agreement;

(2)                The Incentive Stock Option shall lapse upon a Termination of Employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement; and

(3)                If the Participant incurs a Termination of Employment on account of Disability or death before the Option lapses pursuant to paragraph (i) or (ii) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of: (a) the scheduled termination date of the Option; or (b) twelve months after the date of the Participant’s Termination of Employment on account of death or Disability. Upon the Participant’s death or Disability, any Incentive Stock Options exercisable at the Participant’s death or Disability may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(d)                Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(e)                Ten Percent Owners. An Incentive Stock Option may be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Grant Date and the Option is exercisable for no more than five (5) years from the Grant Date.

(f)                 Right to Exercise. Except as provided in Section 6.2(c)(iii), an Incentive Stock Option may be exercised only by the Participant during the Participant’s lifetime.

(g)                Limitation on Number of Shares Subject to Awards. In accordance with Section 5.3(a), but subject to adjustment as provided in Section 5.4, the maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be the same numeric limit set forth in Section 5.1.

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ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1               STOCK APPRECIATION RIGHTS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to one or more Participants upon such terms and conditions and in such amounts, as shall be determined by the Committee. SARs may be granted in connection with the grant of an Option, in which case the exercise of such SARs will result in the surrender of the right to purchase the shares under the Option as to which the SARs were exercised. When SARs are granted in connection an Incentive Stock Option, the SARs shall have such terms and conditions as shall be required by Section 422 of the Code. Alternatively, SARs may be granted independently of Options. SARs are also subject to the following additional terms and conditions:

(a)                Base Value. No SAR shall be granted at a base value that is less than the Fair Market Value of one share of Stock on the Grant Date.

(b)                Exercise of SARs. SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall, in each instance approve, which need not be the same for all Participants.

(c)                Term of SARs. Each SAR shall expire at such time as determined by the Committee; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary the Grant Date.

(d)                Payment of SAR Amount. Upon the exercise of a SAR, the Participant shall be entitled to receive the payment of an amount determined by multiplying: (i) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise, over the base value fixed by the Committee on the Grant Date; by (ii) the number of shares with respect to which the SAR is exercised. Payment for SARs shall be made in manner and at the time specified by the Committee in the Award Agreement. At the discretion of the Committee, the Award Agreement may provide for payment of SARs in cash, shares of Stock of equivalent value, or in a combination thereof.

(e)                RESERVED.

(f)                 Nontransferability of SARs. No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of a SAR to a Family Member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Participant with respect to such transfer.

ARTICLE 8

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1               RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Restricted Stock Awards are also subject to the following additional terms and conditions:

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(a)                Issuance and Restrictions. Restricted Stock shall be subject to such conditions and/or restrictions as the Committee may impose (including, without limitation, limitations on transferability, the right to receive dividends, or the right to vote the Restricted Stock), which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as determined by the Committee. Except as otherwise provided in the Award Agreement, Participants holding shares of Restricted Stock may not exercise voting rights with respect to the shares of Restricted Stock during the period of restriction.

(b)                Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service in the case of a Consultant or Non-Employee Director) during the applicable period of restriction, Restricted Stock that is at that time subject to restrictions shall be forfeited.

(c)                Evidence of Ownership for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine, which may include an appropriate book entry credit on the books of the Company or a duly authorized transfer agent of the Company. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

8.2               RESTRICTED STOCK UNITS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Restricted Stock Unit Awards are also subject to the following additional terms and conditions:

(a)                Issuance and Restrictions. Restricted Stock Unit Awards grant a Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to such conditions and/or restrictions as the Committee may impose, which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.

(b)                Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service in the case of a Consultant or Non-Employee Director) during the applicable period of restriction, Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

(c)                Form and Timing of Payment. Payment for vested Restricted Stock Units shall be made in the manner and at the time designated by the Committee in the Award Agreement. In the Award Agreement, the Committee may provide that payment will be made in cash or Stock, or in a combination thereof.

ARTICLE 9

STOCK GRANT AND STOCK UNITS

9.1               STOCK GRANTS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Awards to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Subject to Section 5.3(e), a Stock Grant Award grants the Participant the right to receive (or purchase at such price as determined by the Committee) a designated number of shares of Stock free of any vesting restrictions. The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

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9.2               STOCK UNITS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Unit Awards to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Subject to Section 5.3(e), a Stock Unit Award grants the Participant the right to receive a designated number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a designated number of shares of Stock, in the future free of any vesting restrictions. A Stock Unit Award may be granted as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

ARTICLE 10

PERFORMANCE SHARES, AND PERFORMANCE SHARE UNITS

10.1            PERFORMANCE SHARES. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. A Performance Share grants the Participant the right to receive a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. Unless otherwise provided in the Award Agreement, payment for vested Performance Shares shall be made in Stock.

10.2            PERFORMANCE SHARE UNITS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Share Units to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. A Performance Share Unit grants the Participant the right to receive a specified number of shares of Stock or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. At the discretion of the Committee, the Award Agreement may provide for payment for vested Performance Share Units in cash, shares of Stock of equivalent cash value, or in a combination thereof.

10.4        PERFORMANCE GOALS. The Performance Goal or Goals applicable to any Performance Share or Performance Share Unit Award shall be based on the Performance Criteria selected by the Committee and designated in the Award Agreement. The Performance Criteria applicable to any Performance Share or Performance Share Unit Award granted to a Covered Employee that is designated as, or deemed to be, a Performance-Based Award pursuant to Section 11 shall be limited to the Performance Criteria specifically listed in the Glossary. The Performance Criteria applicable to any other Performance Share or Performance Share Unit Award shall include the Performance Criteria specifically listed in the Glossary and such other criteria or factors as may be determined by the Committee and specified in the Award Agreement. Except as otherwise provided in Section 11 with respect to Performance- Based Awards to Covered Employees, the Committee shall retain the power to adjust the Performance Goals, the level of attainment of the Performance Goals or otherwise increase or decrease the amount payable with respect to any Award made pursuant to this Section 10.

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ARTICLE 11

PERFORMANCE-BASED AWARDS

11.1            PURPOSE. Section 162(m) of the Code limits the amount of the Company’s deductions for compensation payable to Covered Employees to $1,000,000 per year. “Performance-based compensation” that meets the requirements set forth in Section 162(m) of the Code is not subject to this limitation. The purpose of this Section 11 is to enable the Committee to qualify some or all of the Awards granted pursuant to Sections 8 and 10 as “performance-based compensation” pursuant to Section 162(m) of the Code. If the Committee decides that a particular Award to a Covered Employee should qualify as “performance-based compensation,” the Committee will provide in the Award Agreement or otherwise that the Award is intended to be a Performance-Based Award.

11.2            APPLICABILITY. This Section 11 shall apply only to Performance-Based Awards. If this Section 11 applies, its provisions control over any contrary provision contained in any other section of this Plan or any Award Agreement. The provisions of this Section 11 and any Award Agreement for a Performance-Based Award shall be interpreted in a manner consistent with the requirements of Section 162(m) of the Code. If any provision of this Plan or any Award Agreement for a Performance-Based Award does not comply with or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

11.3            COMMITTEE DISCRETION WITH RESPECT TO PERFORMANCE-BASED AWARDS. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of the Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal or Goals and whether the Performance Goal or Goals apply to the Company or an Affiliate or any division or business unit thereof or the Participant or any group of Participants. Depending on the Performance Criteria used to establish the Performance Goals, the Performance Goals may be stated in terms of absolute levels or relative to another company or to an index or indices.

11.4            ESTABLISHMENT OF PERFORMANCE GOALS. A Performance-Based Award shall provide for payment only upon the attainment of one or more pre-established, objective Performance Goals. The Performance Goals, and the process by which they are established, shall satisfy all of the requirements of Section 162(m) of the Code. By way of illustration, but not limitation, the following requirements must be satisfied:

(a)                The Performance Goals shall be based solely on the Performance Criteria specifically identified in the Glossary;

(b)                The Performance Goals shall be considered to be pre-established only if the Performance Goals are established by the Committee in writing not later than 90 days after the commencement of the Performance Period for such Award provided that: (i) the outcome must be substantially uncertain at the time the Committee establishes the Performance Goals; and (ii) in no event may the Committee establish the Performance Goals for any Performance-Based Award after 25% of the Performance Period for such Award has elapsed;

(c)                A Performance Goal will be considered to be objective only if a third party having knowledge of the relevant facts could determine whether the Performance Goal has been met;

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(d)                The Performance Goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Covered Employee if the Goal is attained. For this purpose, the formula will be considered to be objective only if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Covered Employee; and

(e)                The objective formula or standard must preclude discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the Performance Goal.

11.5            PERFORMANCE EVALUATION; ADJUSTMENT OF GOALS. At the time a Performance-Based Award is first issued, the Committee, in the Award Agreement or in another written document, shall specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Period, as the Committee deems appropriate: (a) judgments entered or settlements reached in litigation or regulator proceedings; (b) the write down or sale of assets; (c) the impact of any reorganization or restructuring; (d) the impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results; (e) items that are unusual in nature or infrequently occurring as described in Accounting Standards Update 2015-01 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders or Annual Report on Form 10-K, as the case may be, for the applicable year; (f) the impact of any mergers, acquisitions, spin-offs or other divestitures; and (g) foreign exchange gains and losses.

The inclusion or exclusion of these items shall be expressed in a form that satisfies the requirements of Section 162(m) of the Code. The Committee, in its discretion, also may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants: (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

11.6            ADJUSTMENT OF PERFORMANCE-BASED AWARDS. Notwithstanding any provision herein to the contrary, the Committee may not make any adjustment or take any other action with respect to any Performance-Based Award that will increase the amount payable under any such Award. The Committee shall retain the sole discretion to adjust Performance-Based Awards downward or to otherwise reduce the amount payable with respect to any Performance-Based Award.

11.7            CONTINUED EMPLOYMENT REQUIRED. Unless otherwise provided in the relevant Award Agreement or in the case of a Change in Control, a Participant must be an employee of the Company or an Affiliate on the day a Performance-Based Award for such Performance Period is paid to the Participant.

11.8            CERTIFICATION BY COMMITTEE. Notwithstanding any provisions to the contrary, the payment of a Performance-Based Award shall not occur until the Committee certifies, in writing, that the pre- established Performance Goals and any other material terms and conditions precedent to such payment have been satisfied. Committee certification is not required for compensation that is attributable solely to the increase in the value of the Company’s Stock.

11.9           MAXIMUM AWARD PAYABLE. In accordance with Section 5.3, but subject to adjustment as provided in Section 5.4, the maximum Performance-Based Award payable to any one participant for any 12-month Performance Period is 1,000,000 shares of Stock or the equivalent cash value. If the Performance Period exceeds 12 months, the dollar and share limits expressed in the preceding sentences shall be reduced or increased proportionately, as the case may be. For example, if the Performance Period is three (3) years, the limit shall be increased by multiplying it by three.

11.10        MISCELLANEOUS. The designation of a Covered Employee as a Participant for any Performance Period shall not in any manner entitle the Participant to receive a Performance-Based Award for such Performance Period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant for any subsequent Performance Period.

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ARTICLE 12

CHANGE IN CONTROL

12.1            DOUBLE TRIGGER VESTING. Notwithstanding any other provision in the Plan to the contrary, and except as otherwise provided in the applicable Change in Control transaction documents, in the event that an employee Participant incurs a Termination of Employment without Cause or for Good Reason within 12 months following a Change in Control, any Awards that are still outstanding following such Change in Control shall become fully vested and exercisable and all restrictions on such Awards shall lapse as of the date of the Participant’s Termination of Employment without Cause or Termination of Employment for Good Reason. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 422(d) of the Code or any successor provision, the excess Options shall be deemed to be Non-Qualified Stock Options.

12.2            PARTICIPANT CONSENT NOT REQUIRED. Nothing in this Section 12 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change in Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Section 12 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Board or Committee in connection with a Change in Control transaction.

ARTICLE 13

OTHER PROVISIONS APPLICABLE TO AWARDS

13.1            AWARD AGREEMENTS. All Awards shall be evidenced by an Award Agreement. The Award Agreement shall include such terms and provisions as the Committee determines appropriate. The terms of the Award Agreement may vary depending on the type of Award, the employee or classification of the employee to whom the Award is made and such other factors as the Committee deems appropriate.

13.2            TERMINATION OF EMPLOYMENT OR SERVICE. Subject to the provisions of this Plan, the Committee shall determine and set forth in the applicable Award Agreement the extent to which a Participant shall have the right to retain and/or exercise an Award following a Termination of Employment or (Termination of Service in the context of a Consultant or Non-Employee Director). Such provisions need not be uniform among all types of Awards and may reflect distinctions based on the reasons for such terminations, including, but not limited to, death, Disability, a termination for Cause or reasons relating to the breach or threatened breach of restrictive covenants.

13.3            FORM OF PAYMENT. Subject to the provisions of this Plan, the Award Agreement and any applicable law, payments or transfers to be made by the Company or any Affiliate on the grant, exercise, or settlement of any Award made be made in such form as determined by the Committee including, without limitation, cash, Stock, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or any combination thereof, in each case determined by rules adopted by the Committee.

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13.4       LIMITS ON TRANSFER.

(a)                General. Except as provided in Section 6.1(f), Section 7.1(f), Section 13.4(b) or Section 13.5, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award) in favor of a spouse or, if applicable, until the expiration of any period during which any restrictions are applicable or any Performance Period as determined by the Committee.

(b)                Transfer to Family Members. The Committee shall have the authority to adopt a written policy that is applicable to existing Awards, new Awards, or both, which permits a Participant to transfer Awards during his or her lifetime to any Family Member. In the event an Award is transferred as permitted by such policy, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions set forth in the policy) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place.

13.5            BENEFICIARIES. Notwithstanding Section 13.4(a), a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and in accordance with Section 6.2(c)(iii), upon the Participant’s Disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.

13.6            EVIDENCE OF OWNERSHIP. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates, make any book entry credits, or take any other action to evidence shares of Stock pursuant to the exercise of any Award, unless and until the Company has determined, with advice of counsel, that the issuance and delivery of such certificates, book entry credits, or other evidence of ownership is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates, book entry credits, or other evidence of ownership delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Company deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Company may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Company may require that a Participant make such reasonable covenants, agreements, and representations as the Company, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

13.7            CLAWBACK. Every Award issued pursuant to this Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including, without limitation, any clawback policy adopted to comply with the final rules issued by the Securities and Exchange Commission and the final listing standards to be adopted by the Nasdaq pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. By accepting an Award, each Participant consents to the potential forfeiture or recovery of his or her Awards pursuant to applicable law, listing standard, and/or Company clawback policy, and agrees to be bound by and comply with the clawback policy and to return the full amount required by the clawback policy. As a condition to the receipt of any Award, a Participant may be required to execute any requested additional documents consenting to and agreeing to abide by the Company clawback policy as it may be amended from time to time.

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ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1       AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board may at any time, and from time to time, terminate, amend or modify the Plan; provided however, that any such action of the Board shall be subject to approval of the shareholders to the extent required by law, regulation or any stock exchange rule for any exchange on which shares of Stock are listed. Notwithstanding the above, to the extent permitted by law, the Board may delegate to the Committee or the CEO the authority to approve non-substantive amendments to the Plan. Except as provided in Section 5.4, neither the Board, the CEO, nor the Committee may, without the approval of the shareholders: (a) reduce the exercise price or base value of any outstanding Award, including any Option or SAR; (b) increase the number of shares available under the Plan; (c) grant Options or SARs with an exercise price or base value that is below Fair Market Value on the Grant Date; (d) reprice previously granted Options or SARs or take any action relative to any Options or SARs that would be treated as a repricing under applicable NYSE Listing Rules (or the rules of any exchange on which the Stock is then listed); (e) cancel any Option or SARs in exchange for cash or any other Award or in exchange for any Option or SAR with an exercise price or base value that is less than the exercise price or base value for the original Option or SAR; (f) extend the exercise period or term of any Option or SAR beyond 10 years from the Grant Date; (g) expand the types of Award available for grant under the Plan; or (h) expand the class of individuals eligible to participant in the Plan.

14.2           AWARDS PREVIOUSLY GRANTED. No amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect in any material way the rights of the holder under any Award previously granted pursuant to the Plan without the prior written consent of the holder of the Award. Such consent shall not be required if the change: (a) is required by law or regulation; (b) does not adversely affect in any material way the rights of the holder; (c) is required to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code or to comply with the requirements of Section 409A of the Code; or (d) is made pursuant to any adjustment described in Section 5.4.

14.3            PERFORMANCE-BASED AWARDS. Except in the case of a Change in Control, the Committee shall not have the authority to amend an Award Agreement to accelerate the vesting or waive the forfeiture restrictions of any Performance-Based Award. In addition, the Committee shall not take any other action that would cause a Performance-Based Award to fail to satisfy the requirements of the performance-based compensation exception to the deduction limitations imposed by Section 162(m) of the Code unless the Committee concludes that the deduction limitations will not become applicable or that the amendment is appropriate despite the deduction limitations imposed by Section 162(m) of the Code.

ARTICLE 15

TAX WITHHOLDING

The Company shall have the power to withhold, or require a Participant to remit to the Company, the minimum amount necessary to satisfy federal, state, and local withholding tax requirements on any Award under the Plan. The Company may permit the Participant to satisfy a tax withholding obligation by: (a) directing the Company to withhold shares of Stock to which the Participant is entitled pursuant to the Award in an amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant; (b) tendering previously-owned shares of Stock held by the Participant for six (6) months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant (which holding period may be waived in accordance with Section 6.1(d)); (c) a broker-assisted “cashless” transaction; or (d) personal check or other cash equivalent acceptable to the Company.

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ARTICLE 16

INDEMNIFICATION

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his or her behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise.

ARTICLE 17

GENERAL PROVISIONS

17.1           NO RIGHTS TO AWARDS. No Participant or other person shall have any claim to be granted any Award and neither the Company nor the Committee is obligated to treat Participants and other persons uniformly.

17.2            CONTINUED EMPLOYMENT. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

17.3            FUNDING. The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Company.

17.4       EXPENSES. The expenses of administering the Plan shall be borne by the Company.

17.5            NO SHAREHOLDERS RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

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17.6            TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.7            SUCCESSORS AND ASSIGNS. The Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase, or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company’s obligations under the Plan.

17.8            SURVIVAL OF PROVISIONS. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Plan, any Agreement, and any other notices or agreements in connection therewith, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock.

17.9            REQUIREMENTS OF LAW. The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall impose such restrictions on any Award as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of Nasdaq (or any other exchange upon which the Stock is then traded), and under any other blue sky or state securities law applicable to such Award.

17.10        GOVERNING LAW. The place of administration of the Plan shall be conclusively deemed to be within the State of Delaware, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or any Award Agreement shall be governed by and construed exclusively and solely in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Delaware with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party. The Plan is an unfunded performance-based bonus plan for a select group of management or highly compensated employees and is not intended to be either an employee pension or welfare benefit plan subject to ERISA.

17.11        SECURITIES LAW COMPLIANCE. With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

17.12    SECTION 409A OF THE CODE.

(a)                General Compliance. Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Units Awards, Performance Share Awards, Performance Share Unit Awards and Stock Unit Awards) may be considered to be “non- qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto.

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(b)                Delay for Specified Employees. If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six (6) months after the Participant’s Separation from Service (or the date of the Participant’s death if earlier than the end of the six (6) month period). Any amounts that would have been distributed during such six month period will be distributed on the day following the expiration of the six (6) month period.

(c)       Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the specified time period. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.

NUGENREX BIOTECHNOLOGY HOLDINGS, INC.

By:

Its:

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GLOSSARY

1.                       “Affiliate” means any member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3).

2.                   “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Grant, Stock Unit, Performance Share or Performance Share Unit granted to a Participant under the Plan.

3.                   “Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic agreement or document, evidencing an Award.

4.               “Board” means the Company’s Board of Directors, as constituted from time to time.

5.               “Cause” means any of the following:

5.1       Participant’s commission of, or assistance to or conspiracy with others to commit, fraud, misrepresentation, theft or embezzlement of Company assets;

5.2       Participant’s material intentional violations of law or of material Company policies;

5.3       Participant’s repeated insubordination or willful failure to substantially perform his or her employment duties or duties as a Non-Employee Director; or

5.4       Participant’s willful engagement in conduct that is demonstrably and materially injurious to the Company or any Affiliate.

6.               “CEO” means the Chief Executive Officer of the Company.

7.               “Change in Control” means any of the following:

7.1       The sale, lease, exchange or other transfer of all or substantially all of the Company’s assets in one transaction or in a series of related transactions;

7.2       any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act) becoming directly or indirectly the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities representing 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at the elections of directors; or

7.3       individuals who constitute the Board as of the Effective Date cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors comprising or deemed pursuant hereto to comprise the Board as of the Effective Date (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director) shall be, for purposes of this clause, considered as though such person were a member of the Board as of the Effective Date of the Plan.

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For sake of clarity, a “Change in Control” will not be deemed to have occurred for purposes of the Plan until the transaction (or services of transactions) that would otherwise be considered a “Change in Control” closes. The transfer of Stock or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a “Change in Control” for purposes of this Plan. Notwithstanding the foregoing a “Change in Control” shall not occur for purposes of this Plan in the case of Awards that are subject to the requirements of Section 409A of the Code unless such “Change in Control” constitutes a “change in control event” as defined in Section 409A of the Code and the regulations thereunder.

8.                       “Code” means the Internal Revenue Code of 1986, as amended. All references to the Code shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Code.

9.                   “Committee” except as set forth in Section 4.1, means the Compensation Committee of the Board. At all times the Committee shall consist of at least two (2) or more individuals, each of whom qualifies as:

2.               a “non-employee director” as defined in Rule 16b-3(b)(3) of the Exchange Act; (ii) an “outside director” as defined in Section 162(m) of the Code; and (iii) as “independent” for purposes of the applicable NYSE Listing Rules. In the event no properly constituted Compensation Committee exists, “Committee” shall mean the Board.

10.       “Company” means NuGenerex Biotechnology Holdings, Inc..

11.       “Consultant” means a consultant or adviser that provides bona fide services to the Company or an Affiliate as an independent contractor and not as an employee; provided, however that such person may become a Participant in the Plan only if the Consultant: (i) is a natural person; and (ii) does not provide services in connection with the offer or sale of the Company’s securities in a capital-raising transaction and do not promote or maintain a market for the Company’s securities.

12.       “Covered Employee” means an Employee who is or could be a “covered employee” within the meaning of Section 162(m) of the Code.

13.       “Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of impairment shall be supported by medical evidence. For purposes of an Incentive Stock Option, “Disability” shall have the meaning ascribed to it in Section 22(e)(3) of the Code.

14.       “Effective Date” means the date the Plan is approved by the shareholders at the Company’s 2016 Annual Meeting.

15.       “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. All references to a section of ERISA shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of ERISA.

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16.       “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. All references to the Exchange Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Exchange Act.

17.       “Expiration Date” means the tenth (10th) anniversary of the Effective Date.

18.       “Fair Market Value” means, as of any date, the closing price for the Stock as reported on the NYSE MKT (or any other exchange on which the Stock is than listed) for that date or, if no prices are reported for that date, the closing price on the last day on which such prices were reported.

19.       “Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest.

20.       “Good Reason” means any of the following:

20.1 A material reduction of Participant’s duties, authority or responsibilities, in effect immediately prior to such reduction;

20.2 A material reduction of Participant’s then-existing base salary; or

20.3 The Company’s decision to relocate a Participant’s principal place of work by more than 50 miles.

21.       “Grant Date” means the date the Committee approves the Award or a date in the future on which the Committee determines the Award will become effective.

22.       “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

23.       “Non-Employee Director” means a member of the Company’s Board who is not a common-law employee of the Company.

24.       “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

25.       “Option” means a right granted to a Participant under Section 7. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

26.       “Participant” means a person who has been granted an Award under the Plan.

27.       “Performance-Based Awards” means an Award intended to satisfy the requirements of the performance-based compensation exception to the limitations imposed by Section 162(m) of the Code on the tax deductibility of compensation payable to Covered Employees.

28. “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net operating income before taxes and extraordinary charges against income; earnings before interest, and taxes; earnings before interest, taxes, depreciation, and amortization; pre- or after-tax net earnings; sales growth; production levels; unit costs; operating earnings; operating cash flow; return on net assets; return on shareholders’ equity; return on assets; return on capital; Stock price growth; shareholder returns; gross or net profit margin; earnings per share; price per share of Stock; market share; revenue; income; safety objectives; environmental objectives; and completion of major projects. The Performance Criteria that will be used to establish Performance Goals with respect to any Award other than a Performance-Based Award that is subject to Article 11 will include the above-listed Performance Criteria and such other criteria as may be set forth in the applicable Award Agreement. Any of the Performance Criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, or any other basket of companies. Financial Performance Criteria may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for a particular Performance Period for a particular Participant.

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29.       Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending “on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, subsidiary,business unit or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

30.       “Performance Period” means the one or more periods of time (but not less than 12 months), which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

31.       “Performance Share” means a right granted to a Participant under Section 10.

32.       “Performance Share Unit” means a right granted to a Participant under Section 10.

33.       “Plan” means this NuGenerex Biotechnology Holdings, Inc. Equity Incentive Plan, as amended from time

34.       “Restricted Stock” means Stock granted to a Participant under Section 9.

35.       “Restricted Stock Unit” means a right granted to a Participant under Section 9.

36.       “Securities Act” means the Securities Act of 1933, as amended from time to time. All references to the Securities Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Securities Act.

37.       “Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code. In that limited context, the term “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Affiliates due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Affiliates to an amount that is less than 50% of the average level of bona fide services the Participant provided to the Company and all Affiliates in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A-1(h)(1)(ii). Solely for purposes of determining whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, medical or sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant’s right to reemployment with the Company or a Affiliate is provided either by statute or contract). If the Participant’s period of leave exceeds six (6) months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six (6) month period. Whether a Termination of Employment has occurred will be determined based on all of the facts and circumstances and in accordance with Section 409A of the Code.

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37.1       In the case of a Non-Employee Director, Separation from Service means that such member has ceased to be a member of the Board. Whether an independent contractor consultant has incurred a Separation from Service will be determined in accordance with Treasury Regulation Section 1.409A-1(h).

38.       “Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treasury Regulation Section 1.409A-1(i). The identification date for determining whether any employee is a Specified Employee during any calendar year shall be the September 1 preceding the commencement of such calendar year.

39.       ”Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Section 5.

40.       “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 7.

41.       “Stock Grant Award” means a right granted to a Participant under Section 9.

42.       “Stock Unit” means a right granted to a Participant under Section 9.

43.       “Termination of Employment” or Termination of Service” means the cessation of performance of services for the Company. For this purpose, the transfer of a Participant among the Company and any Affiliate, or transfer from a position as a member of the Board to Employee, shall not be considered a Termination of Service or a Termination of Employment with the Company. In the context of an Award that is subject to the Code, the terms “Termination of Service” and “Termination of Employment” mean a Separation from Service.

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